AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2008

REGISTRATION NO. 333-149459

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

YUKON GOLD CORPORATION, INC.
(name of small business issuer in its charter)

DELAWARE (State of incorporation)	1000 (Primary Standard Industrial Classification Code Number)	52-2243048 (I.R.S. Employer Identification No.)

YUKON GOLD CORPORATION, INC.
55 York Street
Suite 401
Toronto, ON M5J 1R7
Telephone: 416-865-9790
Facsimile: 416-865-1250
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jonathan H. Gardner
Kavinoky Cook LLP
726 Exchange Street; Suite 800
Buffalo, New York 14210

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If  this  Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities Act, check the following box  and  list the Securities Act Registration Statement  number of the earlier effective Registration Statement for the  same offering.     ☐

If  this  Form is a post-effective amendment filed pursuant to Rule 462(d) under the  Securities Act, check the following  box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

This registration statement constitutes a Pre-Effective Amendment to Registration No. 333-149459 and a Post-Effective Amendment to Registration No. 333-140674, Registration Statement No. 333-142276, and Registration Statement No. 333-137039. Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus and relates to an aggregate of 32,417,919 shares of common stock, including (a) 3,801,688 shares of common stock, including common stock underlying warrants, that were previously registered for resale in a registration statement on Form SB-2, Registration No. 333-140674, (b) 373,598 shares of common stock, including common stock underlying warrants that were previously registered for resale in a registration statement on Form SB-2, Registration No. 333-142276 and (c) 9,543,364  shares of common stock, including common stock underlying warrants, previously registered for resale in a registration statement on Form SB-2, Registration No. 333-137039.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered*	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, Par Value $0.0001 per Share (1)	5,970,939	$0.25	$1,492,735	$ 58.66

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Flow-through Warrants of the Company (2)	807,692	$0.70	$ 565,384	$ 22.22

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Unit Warrants of the Company (3)	2,177,775	$0.60	$1,306,665	$ 51.35

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Flow-through Compensation Options (4)	129,230	$0.52	$ 67,200	$ 2.64

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Unit Compensation Options (5)	348,444	$0.45	$ 156,800	$ 6.16

Common Stock Par Value $0.0001 per Share, issuable upon exercise of Unit Compensation Warrants (6)	174,221	$0.60	$ 104,533	$ 4.11

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Flow-through Compensation Warrants (6)	64,614	$0.70	$ 45,230	$ 1.78

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Warrants (7)	500,000	$0.24	$ 120,000	$ 4.72

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Stock Options (8)	1,837,500	$0.30	$550,782	$ 21.65

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Flow-through Special Warrants of the Company [previously covered by Registration Statement No. 333-140674] (9)	2,823,049	$0.90	$2,540,744	Previously Paid

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Unit Special Warrants of the Company [previously covered by Registration Statement No. 333-140674] (10)	334,218	$0.77	$ 257,348	Previously Paid

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Warrants issuable upon exercise of Unit Special Warrants [previously covered by Registration Statement No. 333-140674] (10)	334,218	$0.90	$ 300,796	Previously Paid

Common Stock, Par Value $0.0001 per Share issuable upon exercise of Flow-through Compensation Warrants [previously covered by Registration Statement No. 333-140674] (11)	197,613	$0.90	$ 177,851	Previously Paid

Common Stock Par Value $0.0001 per Share issuable upon exercise of Unit Compensation Warrants [previously covered by Registration Statement No. 333-140674] (12)	56,295	$0.81	$ 45,599	Previously Paid

Common Stock Par Value $0.0001 per Share issuable upon exercise of Common Share Purchase Warrants issuable upon exercise of Unit Compensation Warrants [previously covered by Registration Statement No. 333-140674] (12)	56,295	$0.90	$ 50,666	Previously Paid

Common Stock Par Value $0.0001 per Share, issuable upon exercise of Flow-through Special Warrants of the Company [previously covered by Registration Statement No. 333-142276] (13)	282,309	$0.90	$254,078	Previously Paid

Common Stock Par Value $0.0001 per Share, issuable upon exercise of Unit Special Warrants of the Company [previously covered by Registration Statement No. 333-142276] (14)	33,423	$0.77	$ 25,736	Previously Paid

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Warrants issuable upon exercise of Unit Special Warrants [previously covered by Registration Statement No. 333-142276] (14)	33,423	$0.90	$ 30,081	Previously Paid

Common Stock Par Value $0.0001 per Share issuable upon exercise of Flow-through Compensation Warrants [previously covered by Registration Statement No. 333-142276] (15)	19,763	$0.90	$ 17,787	Previously Paid

Common Stock Par Value $0.0001 per Share issuable upon exercise of Unit Compensation Warrants [previously covered by Registration Statement No. 333-142276] (16)	2,340	$0.81	$ 1,895	Previously Paid

Common Stock Par Value $0.0001 per Share issuable upon exercise of Common Share Purchase Warrants issuable upon exercise of Unit Compensation Warrants [previously covered by Registration Statement No. 333-142276] (16)	2,340	$0.90	$ 2,106	Previously Paid

Common Stock, Par Value $0.0001 per Share [previously covered by Registration Statement No. 333-137039] (17)	9,543,364	$0.95	$9, 066,196	Previously Paid

Common Stock, Par Value $0.0001 per Share issuable upon exercise of Warrants of the Company (18)	245,455	$1.00	$245,455	$ 9.65

Common Stock, Par Value $0.0001 per Share issuable upon exercise of Warrants of the Company (19)	950,000	$2.00	$1,900,000	$ 74.67

Common Stock, Par Value $0.0001 per Share issuable upon exercise of Warrants of the Company (20)	2,665,669	$0.90	$2,399,102	$94.28

Common Stock, Par Value $0.0001 per Share issuable upon exercise of Broker Warrants of the Company (21)	533,133	$0.60	$319,880	$12.57

Common Stock, Par Value $0.0001 per Share issuable upon exercise of warrants underlying Broker Warrants of the Company (22)	266,567	$0.90	$239,910	$9.43

Common Stock, Par Value $0.0001 per Share (23)	400,000	$0.75	$300,000	$11.79

Common Stock, Par Value $0.0001 per Share (24)	369,215	$0.545	$201,222	$7.91

Common Stock, Par Value $0.0001 per Share (25)	36,504	$0.55	$20,077	$0.79

Common Stock, Par Value $0.0001 per Share (26)	150,000	$0.87	$130,500	$5.13

Common Stock, Par Value $0.0001 per Share (27)	490,909	$0.545	$270,000	$10.61

Common Stock, Par Value $0.0001 per Share (28)	149,867	$0.545	$82,427	$3.24

Common Stock, Par Value $0.0001 per Share (29)	150,000	$1.00	$150,000	$5.90

Common Stock, Par Value $0.0001 per Share (30)	10,000	$0.55	$5,500	$0.27

Common Stock, Par Value $0.0001 per Share (31)	61,171	$0.88	$53,824	$2.12

Common Stock, Par Value $0.0001 per Share (32)	24,000	$0.75	$18,000	$0.71

Common Stock, Par Value $0.0001 per Share (33)	50,000	$0.75	$37,500	$1.47

Common Stock, Par Value $0.0001 per Share (34)	136,364	$0.42	$57,252	$2.25

Total	32,417,919		$23,610,861	$426.08(35)

* This registration statement also includes an indeterminate amount of securities which may be issued in the event of a stock split, stock dividend or other recapitalization of the Company's capital stock.

(1)  Represents shares of common stock issued by the Company on August 16, 2007 and November 16, 2007 as part of its Flow Through Units and Units placed with investors.

(2)  Represents shares of common stock issuable by the Company upon exercise of Flow-through Warrants.  Each Flow-through Warrant has a two-year term that ends on August 16, 2009 or November 16, 2009, as the case may be, and is exercisable at a price of $0.70 (CDN$0.70) per share.

(3)  Represents shares of common stock issuable by the Company upon exercise of Unit Warrants.  Each Unit Warrant has a two-year term that ends on August 16, 2009 or November 16, 2009, as the case may be, and is exercisable at a price of $0.60 (CDN$0.60) per share.

(4)  Represents shares of common stock underlying Flow-through Compensation Options issued to the placement agent for private placements completed on August 16, 2007 and November 16, 2007.  Each Flow-through Compensation Option is exercisable for a two-year period at a price of $0.52 (CDN$0.52) per share.  In the case of the Flow-through Compensation Options, exercise of the option entitles the placement agent to one share of flow-through common stock and one-half of one common share purchase warrant exercisable at $0.70 (CDN$0.70) per whole share.  Issuance of shares on a “flow through” basis entitles certain Canadian taxpayers to make use of certain investment tax credits. The shares listed in this row represent shares that are issuable upon exercise of the Flow-through Compensation Options.

(5)  Represents shares of common stock underlying Unit Compensation Options issued to the placement agent for private placements completed on August 16, 2007 and November 16, 2007.  Each Unit Compensation Option is exercisable at a price of $0.45 (CDN$0.45) per share.  The options are exercisable for a two-year period, beginning on the closing dates of the respective private placements.  In the case of the Unit Compensation Options, exercise of the option entitles the placement agent to one share of common stock and one-half of one common share purchase warrant exercisable at $0.60 (CDN$0.60) per whole share.  The shares listed in this row represent shares that are issuable upon exercise of the Unit Compensation Options.

(6)  The placement agent for the private placements completed on August 16, 2007 and November 16, 2007 received Unit Compensation Options exercisable at $0.45 (CDN$0.45) per option and Flow-through Compensation Options exercisable at $0.52 (CDN$0.52) per option.  In both cases, the options are exercisable for a two-year period, beginning on the closing dates of the respective private placements.  In the case of the Unit Compensation Options, exercise of the option entitles the placement agent to one share of common stock and one half-share purchase warrant execrable at $0.60 (CDN$0.60) per whole share.  In the case of the Flow-though Compensation Options, exercise of the option entitles the placement agent to one share of flow-though common stock and one half-share (issued on a flow-though basis) purchase warrant execrable at $0.70 (CDN$0.70) per whole share.  The shares listed in these rows represent shares that are issuable upon exercise of the underlying Unit Compensation Warrants and the underlying Flow-through Compensation Warrants.

(7)  Represents shares of common stock underlying warrants of the Company.  Each warrant is exercisable at $0.24 (CDN$0.24) per share until December 17, 2012.

(8)  Represents shares underlying stock options issued pursuant to the 2006 Stock Option Plan.  The maximum price shown in the table is the average of the exercise prices for such stock options.

(9) This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-140674, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 2,823,049 shares of common stock issuable by the Company upon exercise of Flow-through Special Warrants.

(10)  This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-140674, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 668,436 shares of common stock issuable by the Company upon exercise of Unit Special Warrants.

(11) This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-140674, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 197,613 shares of common stock underlying the Flow-through Compensation Warrants issued to two agents for the Company.

(12)  This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-140674, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 112,590 shares of common stock underlying Unit Compensation Warrants.

(13)  This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-142276, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 282,309 shares of common stock issuable by the Company upon exercise of Flow-through Special Warrants.

(14)  This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-142276, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 66,846 shares of common stock issuable by the Company upon exercise of Unit Special Warrants.

(15)  This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-142276, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 19,763 shares of common stock underlying the Flow-through Compensation Warrants issued to two agents for the Company.

(16)  This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-142276, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 4,680shares of common stock underlying Unit Compensation Warrants.

(17)  This Registration Statement amends our registration statement on Form SB-2, Commission File No 333-137039, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 9,543,364 shares of common stock.

(18) Represents shares of the Company's common stock  issuable upon exercise of Warrants at a price of $1.00 per share, with an expiry date of September 22, 2008.

(19) Represents shares of the Company's common stock issuable upon exercise of Warrants with an expiry date of October 4, 2008 and is exercisable at a price of $2.00 per share.

(20) Represents shares of the Company issuable upon exercise of warrants with an expiry date of March 29, 2008, at an exercise price of $0.90.

(21)  Represents shares of the Company issuable upon exercise of broker warrants with an expiry date of March 29, 2008, at an exercise price of $0.60.

(22)  Represents shares of the Company issuable upon exercise of warrants underlying broker warrants with an expiry date of March 29, 2008, at an exercise price of $0.90.

(23)  Represents shares of the Company issued for three property payments on the Marg Property on March 1, 2005, December 6, 2005 and December 6, 2006.

(24)  Represents shares of the Company issued on August 5, 2005 in settlement of a demand promissory note.

(25)  Represents shares of the Company issued on August 23, 2005 to an outside company and to a former officer for professional services settlement.

(26)  Represents shares of the Company issued on August 25, 2005 to an outside company for professional services settlement.

(27)  Represents shares of the Company issued on August 26, 2005 in a private placement.

(28)  Represents shares of the Company issued on August 29, 2005 in a private placement.

(29)  Represents shares of the Company issued on December 5, 2005 in a private placement.

(30)  Represents shares of the Company issued on April 11, 2006 to a director upon exercising stock options granted under the 2003 Stock Option Plan.

(31)  Represents shares of the Company issued on July 17, 2006 to an accredited investor upon exercise of  warrants.

(32)  Represents shares of the Company issued on September 7, 2006 to an officer upon exercising stock options granted under the 2003 Stock Option Plan.

(33)  Represents shares of the Company issued on December 12, 2006 to a former officer upon exercising stock options granted under the 2003 Stock Option Plan.

(34)  Represents shares of the Company issued on July 7, 2007 in settlement of a property payment on the Mount Hinton property.

(35)  The Company previously paid $970.08 for the shares covered by registration statement number 333-137039, $361.00 for the shares covered by registration statement number 333-140674 and $35.49 for the shares covered by registration statement number 333-142276.  On February 29, 2008 in connection with the filing of registration statement number 333-149459, the Company paid $179.15.  We have added 6,526,354 shares to the current registration statement which results in an additional fee of $ 246.93 which is remitted herewith.

The offering price has been estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon: (i) in the case of common stock, the closing sale price of the Company's common stock on the OTC Bulletin Board® as of February 12, 2008 and (ii) in the case of convertible securities, the price paid by investors in private placements by the Company completed on August 16, 2007 and November 16, 2007.  In the case of shares to be issued upon exercise of warrants, the offering price is based upon the exercise price of the warrants.  U.S. dollar amounts reflected above are based upon the conversion ratio of CDN$1.0038 equals US$1.00 as of January 31, 2008, the date of the last available financials statements of the Company.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may  determine.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

YUKON GOLD CORPORATION, INC.

  32,417,919 SHARES
BY SELLING SHAREHOLDERS

The selling shareholders of Yukon Gold Corporation, Inc., a Delaware corporation (“Yukon Gold” or the “Company”) named in this prospectus are offering up to 32,417,919 shares of Yukon Gold's common stock, par value $0.0001 per share (“Shares”).  Our Shares are traded on the OTC Bulletin Board® (the “OTC”) under the symbol “YGDC.”  In addition, our Shares are traded on the Toronto Stock Exchange (the “TSX”) under the symbol “YK” and on the Frankfurt Stock Exchange under the symbol “W8Y.”  The Company will not receive any of the proceeds of the sale of our Shares by the selling shareholders.  We will pay all of the costs associated with this registration statement and prospectus.  See “PLAN OF DISTRIBUTION.”

On April 10, 2008, the closing price of our shares on the OTC was US$0.20 and the closing price of our shares on the TSX was CDN$0.20.

Before buying the shares of common stock, carefully read this prospectus, especially the section entitled “Risk Factors.”  The purchase of our securities involves a high degree of risk.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is  ________, 2008.

Legal Matters	81
Experts	81
Change In Auditors	82
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	82
How To Get More Information	82

Glossary	83

List of Mount Hinton Claims	88

Index to Financial Statements	95

Financial Statements for the nine-month period ended January 31, 2008 (unaudited)

Financial Statements for the six-month period ended October 31, 2007 (unaudited)

Financial Statements for the three- month period ended July 31, 2007 (unaudited)

Financial Statements for the year ended April 30, 2007 (audited)

Until ______________, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

History and Business.  Our name is Yukon Gold Corporation, Inc. and we sometimes refer to ourselves in this prospectus as “Yukon Gold” or as “we,” “our,” or “us.”  We are an exploration stage mining company.  Our objective is to exploit our interest in the mineral claims in Yukon, Canada which we hold directly and through our wholly-owned subsidiary named “Yukon Gold Corp”.  Our wholly-owned subsidiary is referred to in this prospectus as “YGC”.  We were incorporated in the state of Delaware on May 31, 2000 under the name “RealDarts International, Inc.”  Our executive offices are at 55 York Street, Suite 401, Toronto, Ontario Canada M5J 1R7.  Our telephone number is 416-865-9790 and our fax number is 416-865-1250.  Our wholly-owned subsidiary, YGC, was incorporated on May 16, 2002 in the Province of Ontario, Canada and is licensed to do business in the Province of Yukon, Canada.  All of our business activities are undertaken through YGC.

Risk Factors.  You should read the “RISK FACTORS” section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities.  Any investment in our securities should be considered a high-risk investment because of the nature of mineral exploration and development.  Only investors who can afford to lose their entire investment should invest in these securities.

Currency.   References to dollars are to United States dollars (US$) unless otherwise indicated as being Canadian dollars (CDN$).  As of April 22, 2008, the currency exchange rate was approximately US$1.00 equals CDN$1.00 based upon information available at http://www.bankofcanada.ca.  As of the Company's quarter ended January 31, 2008, the date of our most recent quarterly financial statements, the currency exchange rate was approximately US$1.00 equals CDN$1.0038 based upon information available at http://www.bankofcanada.ca.  As many of our expenses are in Canadian dollars, the amounts at January 31, 2008 have been converted to US dollar equivalents based on the January 31, 2008 conversion rate for amounts to be paid in the future.  Where the US dollar amounts for expenses for the nine-month period ended January 31, 2008 are expressed in the financial statements, the nine-month average conversion rates were used to convert to US dollar equivalents.

Expenses of Offering.  We are paying all of the expenses relating to the registration of the selling shareholders' shares.  We will not pay any commissions or actual expenses of the sale of the shares by the selling shareholders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION and the unaudited CONSOLIDATED FINANCIAL STATEMENTS OF YUKON GOLD for the nine months ended January 31, 2008 and January 31, 2007, together with the audited CONSOLIDATED FINANCIAL STATEMENTS OF YUKON GOLD for the years ended April 30, 2007 and April 30, 2006, including the notes thereto contained elsewhere in this Prospectus.

SELECTED INFORMATION

	Three months ended	Three months ended
	January 31, 2008	January 31, 2007

Revenues	Nil	Nil
Net Loss	$1,101,507	$512,542
Loss per share-basic and diluted	$ (0.04)	$ (0.03)

	Nine months ended	Nine months ended
	January 31, 2008	January 31, 2007

Revenues	Nil	Nil
Net Loss	$4,573,380	$3,377,727
Loss per share-basic and diluted	$(0.18)	$ (0.19)

	As at	As at
	January 31, 2008	April 30, 2007

Total Assets	$2,889,955	$4,225,107
Total Liabilities	$195,111	$272,083
Cash dividends declared per share	Nil	Nil

RISK FACTORS

1.

WE DO NOT HAVE AN OPERATING BUSINESS.

The Company has rights in certain mineral claims located in the Yukon Province.  To date we have done limited exploration of the property covered by our mineral claims.  We do not have a mine or a mining business of any kind.  There is no assurance that we will develop an operating business in the future.

2.

WE HAVE NO SOURCE OF OPERATING REVENUE AND EXPECT TO INCUR SIGNIFICANT EXPENSES BEFORE ESTABLISHING AN OPERATING COMPANY, IF WE ARE ABLE TO ESTABLISH AN OPERATING COMPANY AT ALL.

Currently, we have no source of revenue, we do not have sufficient working capital to complete our exploration programs (including feasibility studies) and we do not have any commitments to obtain additional financing.  Further, we do not have enough working capital to meet all of our contractual commitments to acquire our mineral properties.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  further exploration of the Mount Hinton Property and the results of that exploration;

  our ability to raise the capital necessary to conduct this exploration and preserve our interest in these mineral claims; and

  our ability to raise capital to explore the Marg Property.

Because we have no operating revenue, we expect to incur operating losses in future periods as we continue to expend funds to explore and develop the Mount Hinton and Marg Properties.  Failure to raise the necessary capital to continue exploration and development could cause us to go out of business.

3.

OUR STOCK PRICE WILL BE HEAVILY INFLUENCED BY THE RESULTS OF DRILLING TESTS.

We cannot predict the results of the drilling tests as exploration of our properties proceeds.  The results of these tests will heavily influence our decisions on further exploration at the Marg Property and the Mount Hinton Property and are likely to affect the trading price of our stock.

4.

WE MUST MAKE REGULAR ONGOING INVESTMENTS IN ORDER TO MAINTAIN OUR MINERAL CLAIMS.

We have an option agreement with a private syndicate, known as the Hinton Syndicate, to acquire an interest in the mineral claims described in this report as the "Mount Hinton Property".  Our agreement with the Hinton Syndicate requires us to make regular ongoing investments.  If we fail to make these investments, we will not earn an interest in these mineral claims and we may lose all of our rights in the Mount Hinton Property.  The Marg Acquisition Agreement also requires the Company to make material deferred payments. If we are unable to raise sufficient capital to make these payments we may lose all of our rights in the Marg Property.

5.

WEATHER INTERRUPTIONS MAY DELAY OUR PROPOSED EXPLORATION OPERATIONS.

Weather factors will significantly affect our exploration efforts.  Currently, we can only work above ground at the Mount Hinton and Marg Properties from late May until early October of each year, depending upon how early snowfall occurs.

6.

WE COULD ENCOUNTER REGULATORY AND PERMITTING DELAYS.

We could face delays in obtaining permits to operate on the Mount Hinton and Marg Properties.  Such delays could jeopardize financing, if any is available, in which case we would have to delay or abandon work on one or both of the properties.

7.

GOING CONCERN QUALIFICATION.

The Company has included a “going concern” qualification in the Consolidated Interim Financial Statements to the effect that we are an exploration stage company and have no established sources of revenue.  In the event that we are unable to raise additional capital and/or locate mineral resources, as to which in each case there can be no assurance, we may not be able to continue our operations.  In addition, the existence of the “going concern” qualification in our auditor's report may make it more difficult for us to obtain additional financing.  If we are unable to obtain additional financing, you may lose all or part of your investment.

8.

THERE ARE PENNY STOCK SECURITIES LAW CONSIDERATIONS THAT COULD LIMIT YOUR ABILITY TO SELL YOUR SHARES.

Our common stock is considered a "penny stock" and the sale of our stock by you will be subject to the "penny stock rules" of the Securities and Exchange Commission. The penny stock rules require broker-dealers to take steps before making any penny stock trades in customer accounts. As a result, our shares could be illiquid and there could be delays in the trading of our stock which would negatively affect your ability to sell your shares and could negatively affect the trading price of your shares.

9.

OUR BUSINESS IS AFFECTED BY CHANGES IN COMMODITY PRICES.

Our ability to develop our mineral properties and the future profitability of the Company is directly related to the market price of certain minerals. The sharp rise in commodity prices over the past year has resulted in increased investor interest in mineral exploration companies. The Company has benefited from this trend, but like other companies in this sector, the Company would be negatively affected if commodity prices were to fall.

10.

OUR BUSINESS IS SUBJECT TO CURRENCY RISKS.

The Company conducts the majority of its business activities in Canadian dollars.  Consequently, the Company is subject to gains or losses due to fluctuations in Canadian currency relative to the U.S. dollar.

DETERMINATION OF OFFERING PRICE

The offering price has been estimated solely for the purpose of calculating the registration fee payable to the Securities and Exchange Commission in connection with this prospectus.

DILUTION

We will likely be required to issue more common stock from treasury in order to raise additional capital.  If common stock is issued to raise additional capital or from the exercise of warrants it will result in the dilution of the existing shareholders.

DESCRIPTION OF BUSINESS

Yukon Gold explores and, if warranted and feasible, develops mining properties that are in areas with rich histories of past production and whose future potential requires a committed focus for a full realization of value.  Yukon Gold is committed to moving projects diligently and efficiently towards production.  We are an exploration stage company.  The Company has mineral claims located in the Mayo Mining District of Yukon, Canada which we refer to herein as (i) the “Marg Property”, or “Marg Deposit,” an advanced stage copper/zinc/lead/silver/gold deposit and (ii) the “Mount Hinton Property,” both of which we hold through our wholly-owned subsidiary, YGC.  The Company is actively seeking and reviewing other mining properties elsewhere in Canada and other parts of the world.  All of our exploration activities are undertaken through YGC.  As of the date of this prospectus, we have no mineral reserves.  There is no assurance that commercially viable mineral deposits exist on any of our mineral claims and further exploration will be required before a final evaluation as to economic and legal feasibility is determined.

Description of Property

The Marg Property

The Marg Property consists of 402 contiguous mineral claims covering approximately 20,000 acres. Access to the claim group is possible either by helicopter, based in Mayo, Yukon, Canada, located approximately 80 km to the southwest or by small aircraft to a small airstrip located near the Marg deposit. A 50 kilometer winter road from Keno City to the property boundary was completed in 1997. The camp site and some equipment remain intact at the site.

The claims, held in the name of our wholly-owned subsidiary “Yukon Gold Corp,” are registered in the Mining Recorders Office in the Mayo Mining District of the Province of Yukon and give us the right to explore and mine minerals from the property covered by the claims.  These claims are tabulated below.

Marg Property Claims
held by
Yukon Gold Corp.

Claim Name	Claim Number	Grant Number	Expiry Date
Tudl	1 to 32	YA76768-YA76799	January 14, 2020
Marg	1 to 86	YB02385-YB02470	January 14, 2019
Marg	87 to 116	YB02471-YB02500	January 14, 2015
Marg	117 to 144	YB02501-YB02528	January 14, 2015
Marg	145 to 158	YB02529-YB02593	January 14, 2019
Marg	159 to 178	YB02594-YB02613	January 14, 2015
Marg	179 to 190	YB02944-YB02955	January 14, 2019
Marg	191 to 290	YB03107-YB03206	January 14, 2019
Marg	291 to 308	YB03606-YB03623	January 14, 2019
Marg	309 to 310	YB03624-YB03625	January 14, 2013
Marg	311 to 328	YB03626-YB03643	January 14, 2019
Marg	329 to 330	YB03644-YB03645	January 14, 2013
Marg	331 to 370	YB03646-YB03685	January 14, 2019

Marg Acquisition Agreement

In March of 2005, our wholly-owned Canadian subsidiary, YGC, acquired from Medallion Capital Corp. (“Medallion”) all of Medallion's rights to purchase and develop the Marg Property which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the central area of Yukon, Canada.  The price paid by the Company was Medallion's cost to acquire the interest.  Medallion is owned and controlled by a former director of the Company, Stafford Kelley.  The rights acquired by YGC arise under a Property Purchase Agreement between Medallion and Atna Resources Ltd. (“Atna”), hereinafter referred to as the “Marg Acquisition Agreement.”  Under the terms of the Marg Acquisition Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment.  The Company made payments under the Marg Acquisition Agreement of $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005; $86,805 (CDN$100,000) cash and an additional 133,334 common shares of the Company on December 12, 2006 and $98,697 (CDN$100,000) in cash on December 12, 2007.  The Company has agreed to make subsequent payments under the Marg Acquisition Agreement of $199,243 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008.  Upon the commencement of commercial production at the Marg Property (if possible), the Company will pay to Atna $996,214 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

Our expenditures for exploration on the Marg Property are as follows:  On May 16, 2006 the Company accepted a proposed work program, budget and cash call schedule for the Marg Property totaling $1,674,866 (CDN$1,872,500) for the 2006 Work Program. On May 15, 2006 the Company paid $199,016 (CDN$222,500) to the contractor, on June 1, 2006 the Company paid $536,673 (CDN$600,000) to the contractor, and on July 20, 2006 the Company paid $357,782 (CDN$400,000) to the contractor.  The fourth payment of $357,782 (CDN$400,000) was paid on August 20, 2006 and the fifth payment of $223,613 (CDN$250,000) paid on September 20, 2006.  On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Marg project totaling $3,026,916 (CDN$3,180,000) for the 2007 Work Program. The Company had approximately $515,561(CDN $550,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $703,037 (CDN$750,000), on June 15, 2007 the Company paid $703,037 (CDN$750,000), and on July 15, 2007 the Company paid $703,037 (CDN$750,000) being three of the four cash call payments.  The fourth and final payment of $402,244 (CDN$380,000) was paid on August 15, 2007.  On August 31, 2007 the Company re-allocated $537,864 (CDN$508,120), being the balance of the third cash call payment for the Mount Hinton 2007 Work Program from cash call funds previously allocated to the Marg Project.  These re-allocated funds were not needed for the Marg Project.  As of January 23, 2008, unused funds of $388,524 (CDN$390,000) were refunded by our work program manager to the Company.

Exploration at Marg Property

Yukon Gold started its exploration efforts in 2006.  The program was managed by Archer Cathro & Associates (1981) Limited and completed 2,986m of diamond drilling in nine holes. This work was designed to test the “down-dip” extent of the mineralization.

A “Canadian National Instrument - 43-101” compliant estimate on the Marg mineralization prepared by G. Giroux and R. Carne (July, 2007) used a block model method.  The mineralization is contained in four zones with strike lengths from 650 metres to 1,200 metres.  Results of this estimate, reported as an indicated resource, are tabulated below:

	Giroux/Carne
Cut-Off	0.5% Cu	1.00% Cu
Mineralized Material Tonnes	1,930,000	1,720,000
% Copper	1.84	1.97
% Zinc	4.34	4.59
% Lead	2.28	2.40
Silver (g/t)	56.66	59.72
Gold (g/t)	0.90	0.95

The reader is cautioned that the terms “resource,” “indicated” and “inferred” are not terms recognized by the Securities and Exchange Commission's (the “SEC”) guidelines for disclosure of mineral properties, however, they are recognized defined terms under Canadian disclosure guidelines.  Generally, “indicated” and “inferred” estimates do not rise to the level of certainty required by SEC guidelines.  The mineralized material described in the report is not considered a “reserve” as that term is used in the mining industry and in SEC disclosure guidelines.

During the summer of 2006, we undertook an exploration program at the Marg Property to extend the currently known mineralization toward a target of 9 to 10 million tons, which we believe to be the required threshold to proceed with the next stage which includes a definitive feasibility study.  The drilling results of the nine holes drilled at the Marg Property in the summer of 2006 are generally consistent with the previous results from prior drilling programs reflected in the Company's mineral report. We continue to hit mineralization to the west of known resources.

In, December of 2007, Yukon Gold, announced the results of the 2007 diamond drill program.  With a skid mounted rig, 2,395 metres were drilled in 7 holes to test the extension of the known mineralization.  Highlights of the drill results are outlined below:

Hole	Sulphide Horizon	Depth		Interval	Weighted Average Assay Results
		from	To	metres	Cu (%)	Zn (%)	Pb (%)	Ag (g/t)	Au (g/t)
M07-097	D2	346.6	347.0	0.4	2.7	5.8	1.9	67.1	0.47
	D1	349.2	356.5	7.3	2.7	4.4	2.1	60.3	0.88
	A1	422.7	423.0	0.3	1.3	3.1	1.4	56.6	0.22

M07-100	B5	355.9	359.1	3.2	1.2	2.9	1.1	30.4	0.36
	B4	376.7	379.4	2.7	1.0	4.3	1.8	34.4	0.80

M07-101	D1	338.7	339.4	0.7	3.0	5.7	1.7	44.2	0.39
	B4	415.2	415.8	0.6	0.5	1.4	0.6	14.9	0.06
	B3	426.1	426.7	0.6	0.2	1.0	0.4	8.5	0.04
	B1	437.8	439.1	1.3	1.1	3.9	1.6	54.2	0.31

M07-107	D2'	345.4	346.1	0.7	2.7	7.9	3.8	63.8	0.72
	D2	347.9	348.5	0.6	0.6	0.7	0.5	23.4	0.52
	D1	356.3	357.5	1.2	1.5	3.1	1.0	31.2	0.15

This drill program continued to expand the limits of the Marg mineralization down dip and along strike, which is very encouraging.

An additional 603m was drilled with a heli-portable rig to test outlying targets defined by soil geochemical sampling and the VTEM survey which was flown over the property last year.  Two of these holes were lost in deep overburden.  A third hole, offset from the Jane Zone, intersected a carbonate rich exhalative horizon.  Such exhalative horizons are often associated with mineralized sulphide horizons and this is encouraging.  The last hole intersected strata with thin lamellae of pyrite and pyrrhotite but with no copper or zinc values.  There still are 17 other VTEM anomalies identified on the property that are associated with soil geochemical anomalies which have to be drill tested.

In February 2008, Yukon Gold announced the results of an internal review of the 100% owned Marg Deposit dated February 1, 2008.

The internal review postulates that a positive production decision might be feasible based on a 2700 tonne per day mining and processing operation over a minimum mine life of seven (7) years.  The internal review, amongst other items, recommends metallurgical test work and further exploration to expand the resource base which will provide additional mine life.

Yukon Gold stated in a Press Release that it will retain an independent “Qualified Person” (as that term is used in Canada) to prepare a formal scoping study in accordance with the requirements for a preliminary assessment pursuant to Canadian National Instrument  43-101. On March 10, 2008 the Company entered into a contract with a global mining consultancy business for a scoping study and to prepare a report pursuant to the terms of Canadian National Instrument 43-101, regarding the Marg Deposit at an estimated cost of between $139,470 (CDN$140,000) and $149,432 (CDN$150,000).The foregoing internal review was based on the 43-101 Technical Report by Archer Cathro/Giroux, July 2007, with “indicated” resources of 1.72M tons of 1.97% Copper, 2.40% Lead, 4.59% Zinc, 59.72g/t Silver, 0.95g/t Gold and inferred resources of 4.8M tons of 1.81% Copper, 2.28% Lead, 4.64% Zinc, 54.47g/t Silver, 0.77g/t Gold at a 1% copper cut off.  This report also expressed the belief that exploration potential of the Marg deposit is very high.  Again, the reader is cautioned that the term “indicated” is not a term that is recognized by the SEC's guidelines for disclosure of mineral properties, however, it is a recognized defined term under Canadian disclosure guidelines.  Generally, an “indicated” estimate does not rise to the level of certainty required by SEC guidelines.  Also, the internal review was based on comparisons with proximate deposits and associated feasibility studies at current metal prices, estimated trucking and shipping costs, industry treatment and refining costs, average metallurgical recoveries and concentrate grades from five VMS deposits.  The internal review has not been analyzed by an independent Qualified Person and therefore the results of this review should not be relied upon. Yukon Gold believes that the internal review provides an indication of the potential of the Marg deposit and is relevant to ongoing exploration.

Presently the hydroelectric power grid terminates at Keno City some 50km to the southwest and water is available from the Keno Ladue River which flows through the property.

The Mount Hinton Property

The Mount Hinton Property consists of 273 mineral claims covering approximately 14,000 acres in the Mayo Mining District of Yukon, Canada.  Our claims, held in the name of our wholly-owned subsidiary, “Yukon Gold Corp” are registered in the Mining Recorders Office in the Mayo Mining District of the Province of Yukon, Canada and give us the right to explore and mine minerals from the property covered by the claims. The claims are located adjacent to the Keno Hill Mining Camp, approximately 6 miles southeast of Keno City and about 37 miles northeast of the village of Mayo Yukon, Canada.

For a list of the Mount Hinton Claims held by Yukon Gold, see “LIST OF MOUNT HINTON CLAIMS.”

2km Keno City
4x4 Road
Thunder
Gulch
McNeil Gulch
Erickson
Creek
Allen
Creek
3km
Gram Claims
Moon Claims
ATV Road
Hinton II
Claims
Hinton
Claims
Red
Claims
Hinton III
Claims
East Fork
Granite Creek
Key
Claims
Duncan Creek
Lock
Claims
ATV
Road
Mt Hinton
N & S. Peak
Hinton II
Claims
Key
Claims
Hinton
Claims
Hinton IV
Claims
Granite
Claims
West Fork Granite Creek
Keystone Creek
7, 086,000 N
7, 086,000 N
7, 082,000 N
7, 080,000 N
485,000 E
487,000 E
489,000 E
491,000 E
493,000 E
497,000 E
499,000 E
0
1
2km
DATUM NAD83
UTM Zone 8N
Yukon Gold Corp
Figure 4
Mt HINTON PROPERTY
Claim Map
September 2007

Agreement with Hinton Syndicate

Our wholly-owned Canadian subsidiary, YGC, holds an option from the Hinton Syndicate (the “Hinton Option Agreement”), a private syndicate consisting of four individuals, with whom we have an agreement to acquire a 75% interest in the 273 mineral claims covering approximately 14,000 acres in the Mayo Mining District located in Yukon, Canada.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate.  The terms of the Hinton Option Agreement are outlined below.  The Hinton Option Agreement was entered into in July of 2002 and amended as of July 7, 2005.

The schedule of Property Payments and Work Programs, and the status of payment as disclosed in our interim financial statements for the nine-month period ended January 31, 2008 are as follows:

PROPERTY PAYMENTS
On execution of the July 7, 2002 Agreement	$ 19,693 (CDN$ 25,000) Paid
On July 7, 2003	$ 59,078 (CDN$ 75,000) Paid
On July 7, 2004	$118,157 (CDN$ 150,000) Paid
On January 2, 2006	$125,313 (CDN$ 150,000) Paid
On July 7, 2006	$134,512 (CDN$ 150,000) Paid
On July 7, 2007	$141,979 (CDN$ 150,000) Paid
On July 7, 2008	$149,432 (CDN$ 150,000)
TOTAL	$748,164 (CDN$850,000)

WORK PROGRAM-expenditures to be incurred in the following periods;

July 7/02 to July 6/03	$ 118,157 (CDN$ 150,000) Incurred
July 7/03 to July 6/04	$ 196,928 (CDN$ 250,000) Incurred
July 7/04 to July 6/05	$ 256,006 (CDN$ 325,000) Incurred
July 7/05 to Dec. 31/06	$ 667,795 (CDN$ 750,000) Incurred
Jan. 1/07 to Dec. 31/07	$ 937,383 (CDN$ 1,000,000) Incurred
Jan. 1/08 to Dec. 31/08	$1,245,250 (CDN$ 1,250,000) Deferred **
Jan. 1/09 to Dec. 31/09	$1,494,321 (CDN$ 1,500,000)
TOTAL	$4,915,840 (CDN$5,225,000)

By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site.  As a result, the Company was allowed to defer the expenditure of approximately $220,681 (CDN$235,423) until December 31, 2007. The Company has incurred that expenditure in addition to the expenditure for January 1 to December 31, 2007 as at October 31, 2007.  All other Property Payments and Work Program expenditures due have been made and incurred.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project which was revised on May 15, 2007, totaling $2,152,317 (CDN$2,105,200)  for the 2007 Work Program. The Company had approximately $70,304 (CDN$75,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $180,164 (CDN$200,000), on June 15, 2007 the Company paid $202,684 (CDN$225,000), being two of the four cash call payments. Due to delays in the drilling program the third payment of $635,123 (CDN$600,000) which was due on July 31, 2007 was changed to August 31, 2007.  On August 15, 2007 the Company paid $97,259 (CDN$91,880) towards the third cash call payment for the Mount Hinton 2007 Work Program.  On August 31, 2007 the Company re-allocated $537,864 (CDN$508,120) being the balance of the third cash call payment from cash call funds previously allocated to the Marg Project.  These re-allocated funds were not needed for the Marg Project.  The fourth payment of $428,919 (CDN$405,200) which was originally due on August 15, 2007 was changed to and paid on September 15, 2007.

**By letter agreement dated February 29, 2008, the Company gave notice to the Hinton Syndicate that all of the Work Program expenditures scheduled to be incurred by December 31, 2008 would be deferred until December 31, 2009.  Subsection 2.2(f) of the Hinton Option Agreement provides that if Yukon Gold has earned at least 25% of the right, title and interest in the Property as provided for in Subsection 2.2(e) of the Hinton Option Agreement and is unable to meet its next year's Work Program expenditures as set out in Section 2.2 of the Hinton Option Agreement, it shall be entitled to extend the time required to incur the Work Program expenditures from year to year by giving notice to the Hinton Syndicate to such effect; provided that the full amount of the Work Program expenditures has been incurred by December 31, 2009.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

25% interest upon completion of Work Program expenditures of $1,587,806 (CDN$1,500,000);

50% interest upon completion of Work Program expenditures of $2,646,343 (CDN$2,500,000); and

75% interest upon completion of Work Program expenditures of $ $4,915,840 (CDN$5,225,000).

YGC earned a 50% interest in the claims covered by the Hinton Option Agreement as at October 31, 2007.  In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement.  Section 2.2(a) of the Hinton Option Agreement defines the term, “incurred” as follows:   “Costs shall be deemed to have been “incurred” when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur.”  Consequently, the term, “incurred” includes amounts actually paid and amounts that YGC has obligated itself to pay.  Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006.  This provision was met on May 15, 2006.

All Property Payments and Work Program expenditures due as of the date of this prospectus have been made and incurred.

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,915,840 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property.  Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture.  Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,981,072 (CDN$5,000,000).

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% “net smelter returns royalty.”  In the event that we exercise our option to buy the entire interest of the Hinton Syndicate (which is only possible if we have reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only.  The “net smelter returns royalty” is a percentage of the gross revenue received from the sale of the ore produced from our mine less certain permitted expenses.

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment (but not nominate) one member to the board of directors of Yukon Gold.

The Hinton Syndicate members each have the option to receive their share of property payments in stock of Yukon Gold at a 10% discount to the market.  YGC and Yukon Gold also have the option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of Yukon Gold.  As of July 7, 2006, Yukon Gold issued to the Hinton Syndicate 43,166 shares of its common stock, based upon a valuation adopted by the Board of Yukon Gold of $1.24 (CDN$1.39) per share, as partial payment of the July 7, 2006 Property Payment.  On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of the property payment due on July 7, 2006 on the Mount Hinton Property.  The shares represented 40% of the total $134,168 (CDN$150,000) payment and were valued at $1.24 (CDN$1.39) each.   On July 7, 2007 the Company issued 136,364 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each.

The Hinton Option Agreement pertains to an “area of interest” which includes the area within ten kilometers of the outermost boundaries of the 273 mineral claims, which constitute our mineral properties.  Either party to the Hinton Option Agreement may stake claims outside the 273 mineral claims, but each must notify the other party if such new claims are within the “area of interest.”  The non-staking party may then elect to have the new claims included within the Hinton Option Agreement.  As of December 11, 2006, there were an additional 24 claims staked, known as the “Gram Claims” which became subject to the Hinton Option Agreement.

The Hinton Option Agreement provides both parties (YGC and the Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

Under the Hinton Option Agreement, the Hinton Syndicate is responsible for any environmental liability claims arising from the status of the property prior to the effective date of the Hinton Option Agreement.

Under the terms of the Hinton Option Agreement three of the syndicate members are entitled to bid on work we propose to carry out and if their price is competitive they are entitled to do the work.  There is no requirement in the Hinton Option Agreement that these parties perform exploration work.

Exploration at the Mount Hinton Property

Yukon Gold started its exploration efforts on the property in 2002 and Archer Cathro & Associates (1981) Limited was retained to manage this work.  Initially this consisted of geochemical soil sampling, prospecting, limited hand trenching and re-sampling of old workings as well as minor bulldozer trenching, excavator trenching and road building.  In 2006 heavy equipment was used to excavate trenches and prepare drill pads.  Two reverse circulation drill holes were also attempted.  The drill was unable to complete either due to a combination of operator inexperience and mechanical problems and the drill program was terminated.

Though the property is without known mineral reserves, Yukon Gold believes that exploration potential within the Mount Hinton Property is good.  Presently there are no standing facilities or infrastructure on the property, hydroelectric power grid terminates at Keno City, approximately 10km to the west and water is available from the various creeks that flow from the property.  Mount Hinton has elevations of approximately 6,500 ft. above sea level.  Our ability to conduct surface exploration at this latitude and elevation is limited to the period each year from late May to early October.

During the summer of 2006, we undertook an exploration program to delineate the vertical and lateral extent of some of the known vein structures at the site utilizing a reverse circulation drill and to carry out the geochemical surveys, prospecting and trenching that would help identify additional mineralized targets for future drilling and exploration programs.  A second objective of the summer 2006 exploration program was to determine whether it would be more effective and feasible to evaluate the deposits by diamond drilling from an underground adit/ramp and where best to locate this underground exploration if feasible.

The 2006 summer program commenced on July 5, 2006 and was terminated on August 20, 2006 due to mechanical problems with the drilling equipment and difficulties in drilling through thick overburden.  Prior to termination of the program, over 3000 soil samples were taken to identify potentially mineralized targets in unexplored areas of the property but generally in the headwaters of successful placer mining operations.  In addition, at least six new veins were exposed or partially exposed by road construction during this year's program.  New road construction totaling 3.2 km created direct access to new surface drill sites and to a potential portal site from which underground exploration and diamond drilling could be considered.

On November 28, 2007, Yukon Gold announced the results of its 2007 trenching program at the Hinton Property.  Five trenches were excavated with heavy equipment to a maximum depth of 5m, for a combined length of 1.39km.  Four of the trenches were located in the floor of McNeil Gulch and sited to be along strike from known veins exposed on the north face of Mount Hinton and a newly discovered vein on the ridge opposite Mount Hinton.  The trenches are approximately a kilometre from any previously known veins and vary between 50m and 500m apart.

Trench #3 exposed two sheared / crushed quartz veins with significant silver mineralization.  One vein with minor galena, grades a weighted average of 1.36g/t gold, 183g/t silver and 2.1% Pb over 6m of chip sampling.  A grab sample from this vein with galena stringers returned values of 1.17g/t Au and 2,370g/t Ag.  The second vein grades 0.41g/t gold,110g/t silver and 0.9% Pb over a metre.  The attitudes of the veins dip between vertical and 60°.

Trench #4 exposed a highly mineralized vein that has a weighted average grade of 1.27g/t Au, 116g/t Ag and 1.7% Pb over 3.1m of chip sampling.  Grab samples of the coarse grained galena, arsenopyrite and tetrahedrite contain 2.25, 2.67, 3.92g/t Au and 6,900 3,900 11,397g/t Ag respectively.

These trenches, in an area that was never previously tested, are encouraging and indicate that the mineralized system at Mount Hinton has a considerably longer strike extent than previously thought.  Veins now have been found over a two kilometer strike length.

In February of 2008 the Company elected to defer exploration work commitments in 2008 on the Mount Hinton property into 2009, as it is permitted to do under the Hinton Option Agreement.

REGULATIONS GOVERNING MINING IN CANADA

GOVERNING LAW

The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines.  Such legislation relates to such matters as the method of acquisition and ownership of mining rights, labor, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters.  The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment.  Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water.  The design of mines and mills, and the conduct of extraction and processing operations, are subject to regulatory restrictions.  The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies.  Legislation is in place for lands under federal jurisdiction or located in certain provinces and territories that provides for the preparation of costly environmental impact assessment reports prior to the commencement of any mining operations.  These reports require a detailed technical and scientific assessment as well as a prediction of the impact on the environment of proposed mine exploration and development.

Failure to comply with the requirements of environmental legislation may result in regulatory or court orders being issued that could result in the cessation, curtailment or modification of operations or that could require the installation of additional facilities or equipment to protect the environment.  Violators may be required to compensate those suffering loss or damage by reason of mining activities and the violators, including our officers and directors, may be fined or, in some cases, imprisoned if convicted of an offense under such legislation.  Provincial and territorial mining legislation establishes requirements for the decommissioning, reclamation and rehabilitation of mining properties that are closed.  Closure requirements relate to the protection and restoration of the environment and the protection of public safety.  Some former mining properties must be managed for a long time following closure in order to fulfill regulatory closure requirements.  The cost of closure of existing and former mining properties and, in particular, the cost of long-term management of open or closed mining properties can be substantial.

Mineral exploration is subject to the Canadian Mineral Tenure Act Regulation.  This act sets forth rules for: locating claims, posting claims, working claims and reporting work performed.  We will be required to obtain permits from the Yukon Ministry of the Environment before we commence mining operations at the Mount Hinton Property or the Marg Property.

With respect to the legislation, rules and regulations referred to above, we believe that we, and the Mount Hinton Property and the Marg Property, are currently in compliance in all material respects with applicable legislation, rules and regulations.

The Company does not foresee having to expend material amounts in order to comply with environmental laws during the exploration phase of its operations.  The Company is obligated to restore surface disturbances created by exploration.  These restoration efforts typically involve the back filling of trenches, pits, or other excavations created for purposes of exploration.

Underground exploration, which the Company contemplates in the future, will require additional cost related to the storage of excavated material.  Until the Company knows the amount of material it will have to store, it cannot estimate this cost.  There will be material costs of environmental compliance if the Company develops a mine in the future.  However, the Company cannot reasonably estimate that environmental compliance cost at this time.

We have carried out all reclamation work, required by applicable regulations, where our exploration disturbed the surface of the ground and to the best of our knowledge we are in full compliance with all rules and regulations.

It is not possible to estimate the cost of meeting the rules and regulations for a mining operation at this time.  Those costs will only be determined when a mine plan and the required studies are completed to apply for a mining permit.

GOVERNMENT PERMITTING

The Company is committed to complying, and to its knowledge, is in compliance, with all governmental and environmental regulations.  Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation.  Our exploration work is subject to the Mining Land Use Regulations of the Yukon Quartz Mining Act.  This Act requires us to obtain permits prior to performing significant exploration programs.  We are currently conducting exploration under a Class III Permit LQ00106, which is valid until August 7, 2008 and a Class III Permit LQ002222 which is valid until October 30, 2012.  No other permits are required at this time or for the exploration work contemplated in the foreseeable future.  Further permitting will be required if we propose to commence a mining operation, but cannot be applied for until ore reserves calculations and a mine plan are prepared.

The Company cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the development of the Company's Canadian properties, including those with respect to mining claims.  The Company's activities are not only subject to extensive federal and territorial regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment.  Streams draining the property make their way to the Mayo River which contains wildlife.  We will be obligated to take steps to ensure that such streams draining the property do not become contaminated as a result of our activities on the property.  We are not aware of any environmental problems on the property as of the date of this prospectus.  We have commenced the required baseline studies of drainage courses originating on our property in anticipation of underground development.

COPPER PRICE VOLATILITY

The volatility of the market price of copper is illustrated by the following table which sets forth for the periods indicated the high and low of the London PM (afternoon) fix of the price of copper in U.S. dollars per ounce (rounded to the nearest dollar), as published by Kitco Base Metals Company of Canada at www.Kitcometals.com, Copper Prices per pound (US$).

5 Year Copper Spot

On April 11, 2008, high was $3.9865 per pound and the low was $3.9797  per pound according to www.kitcometals.com.

FISCAL YEAR

Our fiscal year end is April 30.

TRANSFER AGENT

Our transfer agent is Equity Transfer and Trust Services, Inc. with offices at 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1, phone number 416-361-0152, as transfer agent for our shares of common stock.  The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

EMPLOYEES

We have two full-time employees, our Corporate Secretary and our Accounting Manager.  We rely primarily upon consultants for certain services.  Our Chief Executive Officer and President and our Chief Financial Officer are employed as consultants.  Our Chief Executive Officer provides services on a full-time basis.  Our Chief Financial Officer provides services on an “as needed” basis.  We are not subject to a union labor contract or collective bargaining agreement.

STOCK OPTION PLAN

On October 28, 2003, we adopted the 2003 Stock Option Plan (the "2003 Plan") under which our officers, directors, consultants, advisors and employees may receive stock options.  The aggregate number of shares of common stock that may be issued under the 2003 Plan is 5,000,000.  Options granted under the 2003 Plan will were either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options".  The 2003 Plan is administered by the Board of Directors.

On May 23, 2005, Yukon Gold filed a registration statement on Form S-8 with the SEC pursuant to which it registered 3,300,000 shares of common stock reserved for issuance upon exercise of options granted pursuant to the 2003 Plan.  On February 10, 2006 the board of directors adopted a policy of not accepting promissory notes from option holders as payment for the exercise of options.

The Company adopted a new Stock Option Plan at its shareholders meeting on January 19, 2007 (the “2006 Stock Option Plan”).  The Company cannot issue any further options under the 2003 Plan.  The purpose of the 2006 Stock Option Plan is to develop and increase the interest of certain Eligible Participants (as defined below) in the growth and development of the Company by providing them with the opportunity to acquire a proprietary interest in the Company through the grant of options ("Stock Options") to acquire Shares.

Under the 2006 Stock Option Plan, Stock Options may be granted to Eligible Participants or to any registered savings plan established for the sole benefit of an Eligible Participant or any company which, during the term of an option, is wholly-owned by an Eligible Participant.  The term “Eligible Participant” includes directors, senior officers and employees of the Company or an Affiliated Entity (as defined below) and any person engaged to provide services under a written contract for an initial, renewable or extended period of twelve months or more (a “Consultant”), other than services provided in relation to a distribution of securities, who spends or will spend a significant amount of time on the business and affairs of the Company and who is knowledgeable about the business and affairs of the Company. An “Affiliated Entity” means a person or company that is controlled by the Company.

The 2006 Stock Option Plan is administered by the board of directors of the Company.  At the option of the board, it may be administered by a committee appointed by the board of directors for that purpose.

Upon adoption in 2006, the aggregate number of Shares which could be issued under the 2006 Stock Option Plan was limited to 2,000,000 Shares, then representing approximately 10.63% of the then currently issued and outstanding Shares  On March 18, 2008 at the 2008 Annual and Special Meeting of Shareholders, the shareholders of the Company approved an amendment to the 2006 Stock Option Plan increasing the number of Shares reserved for issuance thereunder from 2,000,000 to 2,899,044, representing approximately 10% of the issued and outstanding Shares.  The 2006 Stock Option Plan was also amended to include a provision requiring shareholder approval for any future increase in the maximum number of Shares reserved for issuance thereunder.

Any Stock Option granted under the 2006 Stock Option Plan which has been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan, effectively resulting in a re-loading of the number of Shares available for grant under the 2006 Stock Option Plan.  Any Shares subject to an option granted under the 2006 Stock Option Plan which for any reason is surrendered, cancelled or terminated or expires without having been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan.

Under the 2006 Stock Option Plan, at no time shall: (i) the number of Shares reserved for issuance pursuant to Stock Options granted to any one optionee exceed 10% of the Total Shares; (ii) the number of Shares, together with all security based compensation arrangements of the Company in effect, reserved for issuance pursuant to Stock Options granted to any "insiders" (as that term is defined under the Securities Act (Ontario)) exceed 10% of the total number of issued and outstanding Shares. In addition, the number of Shares issued to insiders pursuant to the exercise of Stock Options, within any one year period, together with all security based compensation arrangements of the Company in effect, shall not exceed 10% of the total number of issued and outstanding Shares.

The purchase price (the “Price”) per Share under each Stock Option shall be determined by the board of directors or a committee, as applicable. The Price shall not be lower than the closing market price on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the trading day immediately preceding the date of grant, or if not so traded, the average between the closing bid and asked prices thereof as reported for the trading day immediately preceding the date of the grant; provided that if the Shares have not traded on the TSX or another stock exchange for an extended period of time, the “market price” will be the fair market value of the shares at the time of grant, as determined by the board of directors or committee. The board of directors or committee may determine that the Price may escalate at a specified rate dependent upon the date on which an option may be exercised by the Eligible Participant.

Options shall not be granted for a term exceeding ten years (or such shorter or longer period as is permitted by the TSX) (the “Option Period”). Options may be exercised by an Eligible Participant in whole at any time, or in part from time to time, during the Option Period, subject to the provisions of the 2006 Stock Option Plan. Options granted under the 2006 Stock Option Plan may be assigned or otherwise transferred by a participant pursuant to a will, or by the laws of descent and distribution, or as otherwise permitted under the 2006 Stock Option Plan. Options granted under the 2006 Stock Option Plan may vest at the discretion of the board of directors of the Company or committee, as applicable.

The directors of the Company or committee, as applicable, may from time to time amend the 2006 Stock Option Plan, without further approval of the shareholders of the Company, subject to pre-clearance with the TSX and compliance with the rules of the TSX and any other regulatory authority having jurisdiction over the securities of the Company, to the extent that such amendments relate to:

(a)

altering, extending or accelerating the terms of vesting applicable to any Stock Options;

(b)

altering the terms and conditions of vesting applicable to any Stock Options;

(c)

extending the term of Stock Options held by a person other than a person who, at the time of the extension, is an insider of the Company, provided that the term does not extend beyond ten years from the date of grant;

(d)

reducing the exercise price of Stock Options held by a person other than a person who, at the time of the reduction, is an insider of the Company, provided that the exercise price is not less than the market price at the time of the reduction;

(e)

accelerating the expiry date in respect of Stock Options;

(f)

determining the adjustment provisions in accordance with the Stock Option Plan;

(g)

amending the definitions contained within the Plan;

(h)

amending or modifying the mechanics of exercise of the Stock Options; or

(i)

amendments of a "housekeeping" nature.

The directors of the Company or committee, as applicable, may terminate the 2006 Stock Option Plan subject to pre-clearance with the TSX and compliance with the rules of the TSX and any other regulatory authority having jurisdiction over the securities of the Company.

In the event of the death of a participant prior to an option's expiry date, the option may be exercised by the legal representatives of such participant at any time up to and including the date which is the first anniversary of the date of death of such participant or the expiry date of such option, whichever is the earlier, after which the option shall in all respects cease and terminate. In the event a participant is discharged as an employee or senior officer of the Company or an Affiliated Entity by reason of a wilful and substantial breach of such participant's employment duties, all options granted to such participant under the 2006 Stock Option Plan which are then outstanding (whether vested or unvested) shall cease and terminate in accordance with the provisions of the 2006 Stock Option Plan. In the event of a termination of employment or engagement of a participant (including the expiry of an agreement or engagement between the Company and a Consultant) other than in the event of death, such participant may exercise each option then held by such participant under the 2006 Stock Option Plan at any time up to and including the 90th day (or such later date as the board of directors or committee in its sole discretion may determine) following the effective date upon which the participant ceases to be an Eligible Participant or the expiry date of such option, whichever is earlier, after which the option shall in all respects cease and terminate.

On January 19, 2007, the shareholders of the Company approved, subject to regulatory approval, the extension of 2,064,000 options held by all current officers, directors, consultants and employees in the 2003 Stock Option Plan and the adding of an additional 2,000,000 common shares of stock to the 2006 Stock Option Plan.  The TSX approved the 2006 Stock Option plan on March 9, 2007.

The following summarizes options outstanding as at April 30, 2007:

	Option Price	Number of shares
Expiry Date	Per Share $	2007	2006
December 15, 2009	$0.75	250,000	1,100,000
January 5, 2010	$0.75	60,000	84,000
June 28, 2010	$0.55	490,000	490,000
April 15, 2008	$0.58	20,000	20,000
December 13, 2010	$1.19	1,026,000	1,026,000
December 13, 2010	$1.19	88,000	88,000
January 20, 2011	$0.85	150,000	150,000
March 20, 2012	$0.43	*250,000
March 28, 2012	$0.41	**150,000
		2,484,000	2,958,000
Weighted average exercise price at end of year		0.86	0.89

* These options were granted at CDN$0.50 (US$0.43 on date of grant)

** These options were granted at CDN$0.47 (US$0.41 on date of grant)

	Number of Shares
	2006-2007	2005-2006

Outstanding, beginning of year	2,958,000	1,834,000
Granted	400,000	1,784,000
Expired	(800,000)	-
Exercised	(74,000)	(10,000)
Forfeited		-
Cancelled		(650,000)
Outstanding, end of year	2,484,000	2,958,000
Exercisable, end of year	1,625,786	1,269,450

	Number of shares
	2006	2005

Outstanding, beginning of year	1,834,000	-
Granted	1,784,000	1,834,000
Expired	-	-
Exercised	(10,000)	-
Forfeited	-	-
Cancelled	(650,000)	-
Outstanding, end of year	2,958,000	1,834,000
Exercisable, end of year	1,269,450	302,176

Stock options granted to the named executive officers during the fiscal year ended April 30, 2007 are provided in the table below:

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal year (1)
			Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Paul A. Gorman, Former CEO (2)	250,000	62.5%	$0.43	$0.41	March 20, 2012

(1)

Based on total number of options granted to directors/officers/consultants of the Company pursuant to the 2006 Stock Option plan during the fiscal year ended April 30, 2007.

(2)

The 250,000 stock options granted to Mr. Gorman were rescinded on March 13, 2008.

During the fiscal year ended April 30, 2007 there was no re-pricing of stock options held by any Named Executive Officer

OPTIONS/SAR EXERCISED DURING THE MOST RECENTLY COMPLETED FISCAL YEAR

The following table provides detailed information regarding options exercised by the named executive officers during the fiscal year ended April 30, 2007 and options held by the named executive officers as at April 30, 2008.

Name and	Shares	Value	# of shares under-
Principal	acquired on	Realized	lying options/warrants
Position	Exercise (#)	($)

Ronald Mann	0	N/A	500,000
President and CEO (1)

Kenneth J. Hill	0	N/A	600,000
Former President and
CEO

Howard S. Barth	0	N/A	340,000
Former President &
CEO

Rakesh Malhotra	0	N/A	325,000
CFO

Brian Robertson	50,000	$37,500	NIL
Former President

Lisa Rose	24,000	$18,000	251,000
Corporate Secretary

Paul A. Gorman	0	N/A	NIL
Former CEO (2)

(1)  Mr. Mann was granted warrants to purchase up to 500,000 shares at a purchase price of $0.24 (CDN$0.24) per share.  These warrants were granted on December 17, 2007 and expire on December 17, 2012.  The warrants were not issued pursuant to the Company's Stock Option Plan. 250,000 warrants vested as of  December 15, 2007, and the balance of 250,000 warrants shall vest on June 15, 2008.

(2)  Mr. Gorman's 498,000 stock options were rescinded on March 13, 2008.

COMPETITION

There is aggressive competition within the industry to discover and acquire properties considered to have commercial potential.  We compete with other companies for exploration resources including equipment and drilling teams available to work in the Province of Yukon.  In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Discussion of Operations & Financial Condition

Yukon Gold has no source of revenue, operates at a loss, and expects operating losses to continue as long as it remains in an exploration stage and perhaps thereafter.  As at January 31, 2008, the Company had accumulated losses of $11,508,762.  Our ability to emerge from the exploration stage and conduct mining operations is dependent, in large part, upon raising additional equity financing.

As described in greater detail below, the Company's major endeavor over the quarter ended January 31, 2008 has been its effort to raise additional capital to meet its ongoing obligations under both the Hinton Option Agreement and the Marg Acquisition Agreement and to pursue its exploration activities.

Having obtained material financing, the Company conducted an internal review of the Marg Property and the Mount Hinton property exploration results.  As a result of this internal review, we plan to conduct a scoping study as a first step toward production at our Marg Deposit. We announced this intention on February 5, 2008.  Our internal review postulates that a positive production decision might be feasible based on a 2700 ton per day mining and processing operation over a minimum mine life of seven (7) years.  The internal review, amongst other items, recommends metallurgical test work and further exploration to expand the resource base which will provide additional mine life.  On February 5, 2008, we also announced that we would retain an independent Qualified Person to prepare a formal scoping study in accordance with the requirements for a preliminary assessment pursuant to National Instrument 43-101.  On March 10, 2008 the Company entered into a contract with a global mining consultancy business for this scoping study and to prepare a report pursuant to the terms of Canadian National Instrument 43-101, regarding the Marg Deposit at an estimated cost of between $139,470 (CDN$140,000) and $149,432 (CDN$150,000).

Our internal review was based on a 43-101 Technical Report by Archer Cathro/Giroux, July 2007 with indicated resources of 1.72M tonnes of 1.97% Copper, 2.40% Lead, 4.59% Zinc, 59.72g/t Silver, 0.95g/t Gold and inferred resources of 4.8M tonnes of 1.81% Copper, 2.28% Lead, 4.64% Zinc, 54.47g/t Silver, 0.77g/t Gold at a 1% copper cut off.  This report also expressed the belief that exploration potential of the Marg deposit is very high.  The reader is cautioned that the terms “resource,” “indicated” and “inferred” are not terms recognized by the SEC guidelines for disclosure of mineral properties, however, they are recognized defined terms under Canadian disclosure guidelines.  Generally, “indicated” and “inferred” estimates do not rise to the level of certainty required by SEC guidelines.  The mineralized material described in the report is not considered a “reserve” as that term is used in the mining industry and in SEC disclosure guidelines.

Our internal review was based on comparisons with proximate deposits and associated feasibility studies at current metal prices, estimated trucking and shipping costs, industry treatment and refining costs, average metallurgical recoveries and concentrate grades from five VMS deposits.  The internal review has not been analyzed by an independent Qualified Person and therefore the results of this review should not be relied upon. We believe that the internal review provides an indication of the potential of the Marg deposit and is relevant to ongoing exploration.

In regard to the Mount Hinton property the Company issued a Press Release in February of 2008 stating  that it was deferring work commitments on this property pursuant to the Hinton Syndicate Agreement into 2009.

SELECTED INFORMATION

	Three months ended	Three months ended
	January 31, 2008	January 31, 2007

Revenues	Nil	Nil
Net Loss	$1,101,507	$512,542
Loss per share-basic and diluted	$ (0.04)	$ (0.03)

	Nine months ended	Nine months ended
	January 31, 2008	January 31, 2007

Revenues	Nil	Nil
Net Loss	$4,573,380	$3,377,727
Loss per share-basic and diluted	$(0.18)	$ (0.19)

	As at	As at
	January 31, 2008	April 30, 2007

Total Assets	$2,889,955	$4,225,107
Total Liabilities	$195,111	$272,083
Cash dividends declared per share	Nil	Nil

Revenues

No revenue was generated by the Company's operations during the quarter and nine month period ended January 31, 2008 and the quarter and nine month period ended January 31, 2007.

Net Loss

The Company's expenses are reflected in the Consolidated Statements of Operations under the category of Operating Expenses. To meet the criteria of United States generally accepted accounting principles (“GAAP”), all exploration and general and administrative costs related to projects are charged to operations in the year incurred.

The significant components of expense that have contributed to the total operating expense are discussed as follows:

(a) General and Administrative Expense

Included in operating expenses for the nine months ended January 31, 2008 is general and administrative expense of $1,409,684 as compared to $1,906,256 for the nine months ended January 31, 2007. General and administrative expense represents approximately 30% of the total operating expense for the nine months ended January 31, 2008 and approximately 50.9% of the total operating expense for the nine months ended January 31, 2007. The major component of this expense for the nine month period ended January 31, 2008 is the non cash expense relating to stock based compensation for $469,057 and compensation expense on warrants for $88,228.

(b) Project Expense

Included in operating expenses for the nine months ended January 31, 2008 is project expenses of $3,263,022 as compared with $1,832,808 for the nine months ended January 31, 2007. Project expense is a significant expense and it represents approximately 69.6% of the total operating expense for the nine months ended January, 2008 and approximately 48.9% of the total operating expense for the nine months ended January 31, 2007.

Exploration Expenditures at the Company's Properties

See “DESCRIPTION OF BUSINESS – Exploration at Marg Property” and “DESCRIPTION OF BUSINESS - Exploration at Mount Hinton Property” herein.

Liquidity and Capital Resources

The following table summarizes the Company's cash flows and cash in hand:

	January 31, 2008	January 31, 2007

Cash and cash equivalent	$1,063,192	$ 780,223
Working capital	$1,777,983	$1,326,339
Cash used in operating activities	$1,551,158	$5,037,194
Cash used in investing activities	$ 918,340	$ 3,356
Cash provided in financing activities	$2,487,543	$3,488,628

Off-Balance Sheet Arrangement

The Company has no Off-Balance Sheet Arrangement as of January 31, 2008.

Contractual Obligations and Commercial Commitments

In addition to the contractual obligations and commitments of the Company to acquire its mineral properties as described in Note 9 to our January 31, 2008 quarterly financial statements included with this report, the Company has additional commitments for its office lease and to pay minimum lease payments under its capital lease. Refer to our annual financial statements for April 30, 2007 for future obligation payments.

Flow-Through and Unit Share Subscriptions

The Company entered into flow-through share subscription agreements during the year ended April 30, 2007 whereby it was committed to incur on or before December 31, 2007, a total of $3,966,718 (CDN$2,964,200) of qualifying Canadian Exploration expenses as described in the Income Tax Act of Canada. As of April 30, 2007 an expenditure of $133,363 (CDN$148,046) had been incurred and as of the quarter ended July 31, 2007 $852,352 (CDN$909,289) had been incurred resulting in $2,981,003 (CDN$2,816,154) not yet being spent. As of the quarter ended October 31, 2007 the full amount committed to had been spent. Commencing March 1, 2007 the Company was liable to pay a tax of approximately 5% per annum, calculated monthly on the unspent portion of the commitment which has been accrued in the statements.

On August 16, 2007 the Company completed a private placement (the “Financing”) with Northern Securities Inc. (“Northern”), acting as agent. The Financing was comprised of the sale of 1,916,666 units (the “Units”) at $0.42 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $802,101 (CDN$862,499.70) and the sale of 543,615 flow-through units (the “Flow-Through Units” which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at $0.49 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of $262,884 (CDN$282,680). The proceeds raised were allocated between the offering of shares and the sale of tax benefits A liability of $35,381 was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor.  Each Unit consisted of one non-flow through common share (“Common Share”) and one half of one Common Share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.60 (CDN$0.60) per share.  Each Flow-Through Unit consisted of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an “FT Warrant”).  Each FT Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.70 (CDN$0.70) per share.  The Company paid Northern a commission equal to 8% of the aggregate gross proceeds which amounted to $85,199 (CDN$91,614) and issued 153,333 “Unit Compensation Options” and 43,489 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Unit at the Unit Issue Price until August 16, 2009.  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one FT Warrant at the Flow-Through Unit Issue Price until August 16, 2009.    Yukon Gold also granted Northern an option (the “Over-Allotment Option”) exercisable until October 15, 2007 to offer for sale up to an additional $468,691 (CDN$500,000) of Units and/or Flow-Through Units on the same terms and conditions. The Company paid a $70,304 (CDN$75,000) due diligence fee to Northern at closing. The Company reimbursed Northern expenses of $18,600 (CDN$20,000).

On November 16, 2007 the Company completed the second part of a private placement (the “Second Financing”) with Northern acting as agent.  The Second Financing was comprised of the sale of 2,438,888 units (the “Units”) at $0.46 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $1,127,028 (CDN$1,097,500) and the sale of 1,071,770 flow through units (the “Flow-Through Units”) at $0.53 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of $572,315 (CDN$557,320). The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $77,043was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor.  The closing represented the final tranche of a $2,816,673 (CDN$2.8 million) private placement with Northern announced on July 24, 2007.  Each Unit consists of one non-flow through common share (“Common Share”) and one half of one Common Share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.60 (CDN$0.60) per share.  Each Flow-Through Unit consists of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an “FT Warrant”).  Each FT Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.70 (CDN$0.70) per share.  Yukon Gold paid Northern a commission equal to 8% of the aggregate gross proceeds and issued 195,111 “Unit Compensation Options” and 85,741 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Common Share and one half of one Common Share purchase warrant at the Unit Issue Price until November 16, 2009.  Each full Common share purchase warrant is exercisable at $0.60 (CDN$0.60).  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one Common Share purchase warrant at the Flow-Through Unit Issue Price.  Each full Common Share purchase warrant is exercisable at $0.70 (CDN$0.70).

The proceeds of the Financing will be used for the exploration and development of Yukon Gold's properties, and for working capital.

On November 27, 2007, the board of directors unanimously resolved to extend the term of the Company's 2,665,669 outstanding warrants that were issued in connection with the Company's March 2006 private placement financing (the “March 2006 Warrants”).  Also extended were (a) the term of the 533,133 outstanding broker warrants that were issued in connection with such March 2006 private placement (the “March 2006 Broker Warrants”) and (b) the term of the Company's 950,000 outstanding warrants that were issued in connection with the Company's October 2006 private placement financing (the “October 2006 Warrants”).

Each March 2006 Warrant entitled the holder thereof to purchase one common share of the Company at a price of US$0.90 until March 28, 2008.  Each March 2006 Broker Warrant entitled the holder thereof to purchase one unit of securities of the Company (each a “Unit”) at a price of US$0.60 per Unit until March 28, 2008.  Each Unit consists of one common share and one-half of a common share purchase warrant, where each whole warrant (an “Underlying Warrant”) is exercisable to acquire one common share at a price of US$0.90 until March 28, 2008.  Each October 2006 Warrant entitled the holder thereof to purchase one common share at a price of US$2.00 until October 4, 2008.  The March 2006 Warrants and the October 2006 Warrants have been amended, effective immediately prior to the expiry of such warrants on March 28, 2008 and October 4, 2008, respectively, to extend the term of such warrants until March 28, 2009 and October 4, 2009, respectively.  The March 2006 Broker Warrants have been amended, effective immediately prior to the expiry of such warrants on March 28, 2008, to extend the term of such warrants and the Underlying Warrants until March 28, 2009.  All other provisions of the March 2006 Warrants, the March 2006 Broker Warrants and the October 2006 Warrants were unaffected.

Consulting Agreements

On August 15, 2007 the Company entered into an investor relations marketing agreement with a consultant for a one year term, with the option to renew for an additional 12 months.  In return for services rendered, the Company will pay the consultant $1,992 (CDN$2,000) per month.  On August 31, 2007 the Company paid $3,787 (CDN$4,000) being the first and last payments of the contract. On September 15, 2007 the Company paid $1,941 (CDN$2,000) and on October 15, 2007 the Company paid $2,048 (CDN$2,000), being the second and third payments respectively. On November 15, 2007 the Company paid $2,030 (CDN$2,000) being the fourth payment of the contract. On December 14, 2007 the Company paid $1,967 (CDN$2,000) and on January 15, 2008 the  Company paid $1,967 (CDN$2,000), being the fifth and sixth payments of the contract respectively. In addition, the consultant has been granted an option to purchase 125,000 shares of the Company at $0.45 (CDN$0.45) per share, with the option vesting in equal quarterly amounts of 31,250 shares on November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008, and the first exercise date being August 15, 2008 and an expiry date of August 15, 2010.  Subsequently on February 12, 2008 the Company terminated the contract and the Company received a refund on March 11, 2008 of $1,295(CDN$1,300) previously paid on August 31, 2007 to cover the last payment of the one year term.  The 31,250 options granted under the contract to vest on each of May 15, 2008 and August 15, 2008 respectively were also cancelled.

On August 22, 2007 the Company entered into an agreement with a consultant.  In return for services rendered, the Company agreed to pay the consultant $37,608 (CDN$40,000) in installments as set out in the agreement.  The first installment was paid on August 22, 2007 for $12,537 (CDN$13,333), the second installment was paid on October 1, 2007 for $4,483 (CDN$4,444), the third installment was paid on November 1, 2007 for $4,444 (CDN$4,444), the fourth installment was paid on December 1, 2007 for $4,444 (CDN$4,444), the fifth installment was paid on January 1, 2008 for $4,444 (CDN$4,444),  the sixth installment was paid on February 1, 2008 for $4,427 (CDN$4,444), and the final installment of $4,427 (CDN$4,444) was paid on March 1, 2008.

On December 5, 2007 the Company entered into an agreement with a consultant to create investor awareness for a period of five months, commencing on December 5, 2007 and continuing through May 6, 2008 for a fee of $20,000 and 300,000 restricted common shares to be issued in equal tranches of 50,000 shares at the end of each month during the term of the agreement.  On December 6, 2007 the Company received conditional approval from the TSX to issue the 300,000 restricted shares as per the terms of the agreement.  The consulting fee of $20,000 was paid on December 11, 2007.  The Company has accrued the expense of $22,000 for 100,000 shares to be issued to January 31, 2008 and has not yet issued the stock to the consultant.

Effective as of December 15, 2007 the Company entered into a consulting agreement with Ronald Mann (the “Mann Agreement”), pursuant to which Mr. Mann was retained as the Company's President and Chief Executive Officer. The Board of Directors of the Company appointed Mr. Mann to fill a vacancy on the Board of Directors, also effective as of December 15, 2007.  The Mann Agreement has a one year term commencing on December 15, 2007, and is automatically renewable thereafter, unless terminated pursuant to the terms of the Mann Agreement.  Pursuant to the Mann Agreement, Mr. Mann will receive an annual consulting fee of $149,150 (CDN$150,000).  In addition, Mr. Mann received 500,000 warrants to purchase shares of the Company's common stock (the “Mann Warrants”).  The Mann Warrants  shall have a term of 5 years and an exercise price of the fair market value of the Company's common stock on their date of issuance.  250,000 of the Mann Warrants  were fully vested upon issuance, with the remaining 250,000 vesting 6 months from the date of issuance.

As of December 18, 2007 the Company entered into a consulting agreement with Cletus Ryan (the “Ryan Agreement”) pursuant to which Mr. Ryan was retained as the Company's Vice President, Corporate Development.  Mr. Ryan's appointment became effective as of December 20, 2007.  The Ryan Agreement has a six-month term commencing on December 18, 2007 and is automatically renewable thereafter, unless terminated pursuant to the terms of the Ryan Agreement.  Pursuant to the Ryan Agreement, Mr. Ryan will receive an annual consulting fee of $150,000.  In addition, Mr. Ryan received 200,000 options to purchase shares of the Company's common stock (the “Ryan Options”).  The Ryan Options were fully vested upon the date of issuance. On March 7, 2008 the Company renewed the Ryan Agreement for an additional six months.

On February 18, 2008 the Company signed a surface drilling contract with a diamond drilling company for the Marg Project to commence on or about June 18, 2008, with an estimated all-in cost of $1,992,400 (CDN$2,000,000).

On March 10, 2008 the Company entered into a contract with a global mining consultancy business for a scoping study and to prepare a report pursuant to the terms of Canadian National Instrument 43-101, regarding the Marg Deposit at an estimated cost of between $139,470 (CDN$140,000) and $149,432 (CDN$150,000).

On March 18, 2008 the Company entered into a consulting agreement with Gary Cohoon (the “Cohoon Agreement”) pursuant to which Mr. Cohoon was retained as Vice-President, Exploration, of the Company.  The Cohoon Agreement has a one-year term commencing on March 18, 2008 and is automatically renewable thereafter, unless terminated pursuant to its terms. Pursuant to the Cohoon Agreement, Mr. Cohoon will receive an annual consulting fee of $139,470 (CDN$140,000).  Additionally, Mr. Cohoon received 200,000 options to purchase shares of the Company's common stock (the “Cohoon Options”).  The Cohoon Options were fully vested upon issuance.

On May 5, 2008 the Company entered into an investor relations agreement (the “Equicom Agreement”) with Equicom Group Inc. (“Equicom”) pursuant to which Equicom was retained to provide the Company with general marketing and  business consulting services for an initial term of one year, then renewable thereafter. Equicom will receive an annual work fee of $60,000 (CDN$60,000), payable in monthly installments of $5,000. The initial payment of $5,000 was made upon execution of the Equicom Agreement.

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities.  On an ongoing basis, we evaluate our estimates and judgments, particularly those related to the determination of the estimated Canadian exploration tax credit receivable and accrued liabilities.  To the extent actual results differ from those estimates, our future results of operations may be affected. Besides this critical accounting policy on use of estimates, we believe the following critical accounting policy affects the preparation of our consolidated financial statements.

Acquisition, Exploration and Evaluation Expenditures

Mineral property acquisition costs will be capitalized in accordance with the FASB Emerging Issues Task Force (“EITF”) Issue 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and that adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met.

To date, mineral property exploration costs have been expensed as incurred.  If it is determined that a mineral property can be economically developed as a result of establishing proven and probable reserves (if ever), the costs incurred to develop such property will be capitalized.  As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed.  To date the Company has not established any proven or probable reserves on its mineral properties.

CONTROLS AND PROCEDURES

(a) Disclosure Controls and Procedures.  The Company's management, with the participation of the principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined  in Rules  13a-15(e) and 15d-15(e) under the  Securities Exchange Act of 1934, as amended  (the  "Exchange  Act") as of the year ended April 30, 2007.  Based on such evaluation, the principal executive officer and principal financial officer of the Company, respectively, have concluded that, as of the fiscal year ended April 30, 2007, the Company's disclosure controls and procedures are effective.  On April 16, 2008, the Company's Audit Committee met to review its evaluation of the Company's internal controls.  The Audit Committee concluded that the Company's disclosure controls and procedures are effective.

(b) Internal Control Over Financial Reporting.  There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules  13a-15(f) and 15d-15(f)  under the Exchange  Act) during the year ended April 30, 2007 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Limitations on the Effectiveness of Controls.  We believe that a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of April 15, 2008, there are 28,990,440 shares of common stock outstanding, held by 723 shareholders of record.

On November 27, 2007, the board of directors unanimously resolved to extend the term of the Company's 2,665,669 outstanding warrants that were issued in connection with the Company's March 2006 private placement financing (the “March 2006 Warrants”).  Also extended were (a) the term of the 533,133 outstanding broker warrants that were issued in connection with such March 2006 private placement (the “March 2006 Broker Warrants” and (b) the term of the Company's 950,000 outstanding warrants that were issued in connection with the Company's October 2006 private placement financing (the “October 2006 Warrants”).

Each March 2006 Warrant entitled the holder thereof to purchase one common share of the Company at a price of US$0.90 until March 28, 2008.  Each March 2006 Broker Warrant entitled the holder thereof to purchase one unit of securities of the Company (each a “Unit”) at a price of US$0.60 per Unit until March 28, 2008.  Each Unit consists of one common share and one-half of a common share purchase warrant, where each whole warrant (an “Underlying Warrant”) is exercisable to acquire one common share at a price of US$0.90 until March 28, 2008.  Each October 2006 Warrant entitled the holder thereof to purchase one common share at a price of US$2.00 until October 4, 2008.  The March 2006 Warrants and the October 2006 Warrants have been amended, effective immediately prior to the expiry of such warrants on March 28, 2008 and October 4, 2008, respectively, to extend the term of such warrants until March 28, 2009 and October 4, 2009, respectively.  The March 2006 Broker Warrants have been amended, effective immediately prior to the expiry of such warrants on March 28, 2008, to extend the term of such warrants and the Underlying Warrants until March 28, 2009.  All other provisions of the March 2006 Warrants, the March 2006 Broker Warrants and the October 2006 Warrants were unaffected.

On August 16, 2007 the Company completed a private placement (the “Financing”) with Northern Securities Inc. (“Northern”), acting as agent. The Financing was comprised of the sale of 1,916,666 units (the “Units”) at $0.42 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $802,101 (CDN$862,499.70) and the sale of 543,615 flow-through units (the “Flow-Through Units” which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at $0.49 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of $262,884 (CDN$282,680). The proceeds raised were allocated between the offering of shares and the sale of tax benefits A liability of $35,381 was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor.  Each Unit consisted of one non-flow through common share (“Common Share”) and one half of one Common Share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.60 (CDN$0.60) per share.  Each Flow-Through Unit consisted of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an “FT Warrant”).  Each FT Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.70 (CDN$0.70) per share.  The Company paid Northern a commission equal to 8% of the aggregate gross proceeds which amounted to $85,199 (CDN$91,614) and issued 153,333 “Unit Compensation Options” and 43,489 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Unit at the Unit Issue Price until August 16, 2009.  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one FT Warrant at the Flow-Through Unit Issue Price until August 16, 2009.    Yukon Gold also granted Northern an option (the “Over-Allotment Option”) exercisable until October 15, 2007 to offer for sale up to an additional $468,691 (CDN$500,000) of Units and/or Flow-Through Units on the same terms and conditions. The Company paid a $70,304 (CDN$75,000) due diligence fee to Northern at closing. The Company reimbursed Northern expenses of $18,600 (CDN $20,000).

On November 16, 2007 the Company completed the second part of a private placement (the “Second Financing”) with Northern acting as agent.  The Second Financing was comprised of the sale of 2,438,888 units (the “Units”) at $0.46 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $1,127,028 (CDN$1,097,500) and the sale of 1,071,770 flow through units (the “Flow-Through Units”) at $0.53 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of $572,315 (CDN$557,320). The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $77,043was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor.  The closing represented the final tranche of a $2,816,673 (CDN$2.8 million) private placement with Northern announced on July 24, 2007.  Each Unit consists of one non-flow through common share (“Common Share”) and one half of one Common Share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.60 (CDN$0.60) per share.  Each Flow-Through Unit consists of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an “FT Warrant”).  Each FT Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.70 (CDN$0.70) per share.  Yukon Gold paid Northern a commission equal to 8% of the aggregate gross proceeds and issued 195,111 “Unit Compensation Options” and 85,741 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Common Share and one half of one Common Share purchase warrant at the Unit Issue Price until November 16, 2009.  Each full Common share purchase warrant is exercisable at $0.60 (CDN$0.60).  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one Common Share purchase warrant at the Flow-Through Unit Issue Price.  Each full Common Share purchase warrant is exercisable at $0.70 (CDN$0.70).

The foregoing private placements were undertaken pursuant to an exemption offered by Regulation S promulgated under the Securities Act of 1933, as amended.

On July 7, 2007 the Company issued 136,364 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each.

On April 25, 2007 the Company issued 2,823,049 common shares and an additional 282,309 shares as a penalty, relating to the private placement of 2,823,049 flow-through special warrants on December 28, 2006 (refer to note below). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $163,739 to registration rights penalty expense under the heading General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 334,218 common shares and an additional 33,423 shares as a penalty, relating to the private placement of 334,218 unit special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date).  The Company expensed an amount of $19,386 to registration rights penalty expense under the heading General and Administration and credited this to Additional paid in Capital.

On January 11, 2007, the Company issued its obligated 400,000 common shares and an additional 4,000 common shares as penalty, in lieu of sale of 400,000 Special Warrants to a Canadian accredited investor for $404,000 paid on December 15, 2005. Each Special Warrant entitled its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. The Company was obligated to have a registration statement become effective within 181 days of the closing. In the absence of a registration statement being declared effective within 181 days of the closing, the Company issued an additional 4,000 common shares to the Canadian accredited investor at no extra cost as a penalty.  The Company expensed an amount of $5,000 to registration rights penalty expense under the head General and Administration and credited this to Additional Paid in Capital.

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,814,652 (CDN$3,264,996).  Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company.  Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company.  Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date.  In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders.  In the event the Company fails to obtain effectiveness for the final prospectus and the registration statement by February 26, 2007 (60 days from the closing date), each flow-through special warrant will entitle the holder to acquire 1.1 common shares on exercise thereof and each unit special warrant will entitle the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof.  The flow-through and unit special warrants will be automatically exercised on the earlier of (i) the third business day after the issuance of a receipt for the final prospectus and the effectiveness of the registration statement, or (ii) the four month anniversary of the closing date of the private placement.  The Company subsequently declined to file a prospectus in Canada but did file the registration statement in the United States.  As a result of the Company's decision not to file a prospectus in Canada, primarily because of the cost involved, the Company was obligated to pay the penalty described herein to the holders of the securities issued in the private placement.  On closing, Northern Securities Inc., the lead agent received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options.  In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission of $25,862 (CDN$30,000) as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN$32,900) as well as 32,900 unit compensation options.  Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at US$0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of US$0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  As a result of the penalty each flow-through compensation option granted to Northern Securities, Inc. will entitle the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and each unit compensation option will entitle the holder to acquire 1.1 unit compensation warrants on exercise thereof. The Company will use the gross proceeds from the sale of flow-through special warrants for the exploration and development of its properties, located in the Mayo Mining District of Yukon, Canada. The Company will use the net proceeds from the sale of unit special warrants for general working capital purposes.  The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

On December 12, 2006, a former officer of the Company exercised 50,000 stock options at a price of $0.75 per share for a total of $37,500.

On December 6, 2006, the Company issued to Atna Resources Ltd 133,334 common shares in the amount of $100,000 as part of a property payment for the Marg Property as provided in the Marg Acquisition Agreement.  The property payment also included a cash payment in the amount of $86,805 (CDN$100,000).  The entire payment of $186,805 was expensed in the consolidated statements of operations.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

In October of 2006 the Company completed a private placement of 550,000 units for consideration of $550,000.  The units each consisted of (a) one common share of the Company and (b) one 2-year warrant to purchase a common share at a price of $1.50 per share for the first twelve (12) months from the date of closing and thereafter $2.00 per share for the remainder of the two-year term of the warrant.  The purchasers of the units were non-U.S persons and the offering was conducted entirely in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.  Each of the purchasers executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.  A finder's fee of 6% and reimbursement of all expenses (subject to a cap) was paid to Novadan Capital Ltd., a Toronto, Ontario limited market dealer (“Novadan”) in connection with this private placement.  On November 27, 2007 the Board of Directors approved the extension of the expiry date of the warrants to October 4, 2009.

In October of 2006, the Company completed another brokered private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant.   The units were priced at $1.00 per unit for a total of $400,000.  The Company paid a finders fee equal to 6% of the gross proceeds and reimbursed expenses for 3% of the total consideration.  The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.  Closing of this placement required Toronto Stock Exchange approval.  Conditional approval was given by the Toronto Stock Exchange on August 29, 2006.  The purchaser of the units was a single accredited investor.  The private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.  On November 27, 2007 the Board of Directors approved the extension of the expiry date of the share warrants to October 4, 2009.

On September 7, 2006, an officer of the Company exercised 24,000 stock options at a price of $0.75 per share for a total of $18,000.

On August 11, 2006 the Company issued 817,980 restricted shares in total to three consultants for services relating to business promotion and development.  These consultants assisted management in the preparation of financial offerings and in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States and Canada.  Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares were held in escrow to be released to each consultant in 8 monthly installments of 19,800 common shares commencing November 1, 2006.  Out of 475,200 common shares held in escrow, the Company received back 356,400 common shares for cancellation.

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment for the Mount Hinton Property.  The shares represented payment of $53,845 (CDN $60,000) and were valued at $1.25 (CDN$1.39) each.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with the Hinton Syndicate and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).  The securities were issued to a Canadian investor pursuant to an exemption under Regulation S.

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (and former officer of the Company) in consideration of $14,253 (CDN$16,000).  The holder of the warrants was an accredited investor.  The securities were issued to a Canadian investor pursuant to an exemption under Regulation S.

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director.  The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).  The former officer is an accredited investor and a Canadian citizen.  The issuance was undertaken pursuant to an exemption from registration under Regulation D.  The former officer was an accredited investor pursuant to Rule 501 of Regulation D (both in terms of net worth and as an executive of the Company).

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (a former Canadian director of the Company) in consideration of $14,280 (CDN$16,000).  The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation D.  The holder of the warrant was an accredited investor pursuant to Rule 501 Regulation D (both in terms of net worth and as an executive of the Company).

On April 11, 2006, a Canadian director of the Company exercised his option to purchase 10,000 common shares at the option price of $0.55 per share.  The Company received payment and issued 10,000 common shares.  The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed a private placement through the issuance of 25,000 so-called “flow-through” shares at a price of $0.75 per share for gross proceeds of $18,750.  “Flow-through” shares carry certain tax benefits to shareholders who are Canadian tax payers.  The Company must use the proceeds from the placement of “flow-through” securities for exploration and development programs in order to enable the holders of “flow-through” shares to derive the tax benefits in Canada.  Each common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008.  Novadan (or its permitted assignees) received a commission in connection with this private placement consisting of cash equal to 9% of the proceeds of the private placement in Canada for $289,579 and 533,133 broker's warrants equaling 10% of the number of common share units sold.  Each broker warrant entitles Novadan or its permitted assigns to purchase common shares and one-half share purchase warrant for $0.60 until March 28, 2008.  Each full warrant is then exercisable for $0.90.  In addition, Yukon Gold paid all of Novadan's expenses related to the private placement, subject to a cap of $20,000.  The purchasers of 3,873,993 of these units were non-U.S persons pursuant to a private placement in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  Each purchaser in the Canadian private placement executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.  The Purchasers of 1,482,334 of these units were United States citizens, all of whom were accredited investors as that term is used in Regulation D.  The U.S. private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act (“Regulation D”).   As part of the agreement with Novadan in connection with this offering, the Company granted to Novadan a right-of-first refusal to act as underwriter or best-efforts placement agent in connection with any subsequent public or private offering by the Company within eighteen months of the closing.  In addition, Yukon Gold entered into a Consulting Agreement with Novadan for ongoing financial and strategic advice.  As compensation under the Consulting Agreement, Yukon Gold agreed to issue to Novadan 240,000 shares of its common stock, such shares to be issued in equal installments over the twelve-month period of the Consulting Agreement.  This Consulting Agreement was terminated as of October 23, 2006.  On December 19, 2006, Yukon Gold issued 160,000 shares to Novadan.  On November 27, 2007 the Board of Directors approved the extension of the expiry dates of the warrants issued in connection with this financing to March 28, 2009.

On January 11, 2006 a holder converted promissory notes of the Company on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes.  The expiry date of the warrants was extended to 15 months after the conversion date.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 30, 2005, Yukon Gold completed a private placement of 200,000 flow-through special warrants to a single investor in Canada for consideration of $180,000 (CDN$205,000).  Each such flow-through special warrant entitles the holder to acquire one “flow-through” common share of the Company for no additional consideration.  So-called “flow-through” shares carry certain tax benefit to Canadian holders.  On December 19, 2006 the Company issued 200,000 common shares.  The purchaser of the flow-through special warrants was a non-U.S person pursuant to a private placement in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 15, 2005, the Company completed the sale of 400,000 special warrants to a single investor in Canada at a purchase price of $1.01 per special warrant for total consideration of $404,000.  Each special warrant entitles the holder to purchase one common share of the Company and one additional common share purchase warrant at no additional cost.  On January 12, 2007 the warrants were exercised and the Company issued 404,000 common shares (which included penalty shares).  The purchaser of the special warrants was a non-U.S person pursuant to a private placement in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 7, 2005 an accredited investor converted promissory notes of the Company on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes.  The expiry date of the warrants was extended to 15 months after the conversion date.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder upon the exercise of 10,000 warrants in consideration of $8,772 (CDN$10,000).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares valued at $100,000 for property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the Marg Acquisition Agreement.  The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On December 5, 2005, the Company completed a private placement of 150,000 common shares and 150,000 warrants to a single accredited investor for consideration of $151,500.  Each common share was priced at $1.00 and each warrant at $0.01.  Each warrant entitles the holder to purchase one common share of the Company at an exercise price of $1.00 for a period of one year from the date of issuance.  This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On November 9, 2005, an accredited investor converted a promissory note on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes.  The expiry date of the warrants was extended to 15 months after the conversion date.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750, plus interest of $910, on conversion of a convertible promissory note issued on October 6, 2004.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000.  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 units priced at $0.55 per unit for a total of $110,000.  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007.  This private placement was undertaken pursuant to an exemption from registration under Regulation S.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On August 29, 2005, the Company completed the sale of 149,867 units at $0.55 per unit to a Canadian director of the Company for $82,427 (CDN$100,000).  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007.  This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.

On August 26, 2005 the board of directors approved the issuance of 490,909 units at $0.55 per unit to J.L. Guerra, Jr., then an arms length accredited shareholder for a total of $270,000.  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following such date.  The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000, due on or before October 1, 2005, for the balance of the subscription price.  The promissory note was paid in full by the due date.  Mr. Guerra subsequently became a director of the Company on November 2, 2005 and then became chairman of the board on July 11, 2006.  Mr. Guerra is an accredited investor.  This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (“Endeavor”), based in New York, New York to assist the Company in raising capital.  Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month.   Either party could cancel the agreement upon 30 days notice.  The Company issued 150,000 common shares valued at $130,500 to Endeavor.  Endeavor is an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 23, 2005 the board of directors approved the issuance of 24,336 units to an arms length investor and 12,168 units to an officer of the Company at $0.55 per unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398).  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007.  The issuance of these securities was undertaken pursuant to negotiated agreements and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007.   This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On March 2, 2005 the Company issued 76,204 common shares on conversion of a convertible promissory note.  The holder of the promissory note was an accredited investor.  The issuance of shares was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On March 1, 2005 the Company issued 133,333 common shares to Atna  as a property payment in the amount of $100,000 for the Marg Property.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

Purchase Warrants

The following table summarizes the warrants outstanding as of the year ended April 30, 2007.

	Number of	Exercise Prices	Expiry Date
	Warrants Granted	$
Outstanding at April 30, 2005 and average exercise price	537,231	0.82
Granted in year 2005-2006	150,000	1.00	December 5, 2006
Granted in year 2005-2006	32,320	1.00	December 15, 2006
Granted in year 2005-2006	259,542	1.00	August 5, 2007
Granted in year 2005-2006	18,252	1.00	August 15, 2007
Granted in year 2005-2006	245,455	1.00	August 22, 2007
Granted in year 2005-2006	100,000	1.00	August 31, 2007
Granted in year 2005-2006	12,500	1.25	January 14, 2007
Granted in year 2005-2006	16,667	1.25	January 25, 2007
Granted in year 2005-2006	37,500	1.25	February 9, 2007
Granted in year 2005-2006	17,001	1.25	March 7, 2007
Granted in year 2005-2006	50,000	1.25	April 11, 2007
Granted in year 2005-2006	2,665,669	0.90	March 28, 2007
Granted in year 2005-2006	533,133	0.60	March 28, 2007
Exercised in year 2005-2006	(24,000)	(0.82)
Expired in year 2005-2006
Cancelled in year 2005-2006
Outstanding at April 30, 2006 and average exercise price	4,651,270	0.88
Granted in year 2006-2007	950,000	1.50	October 4, 2008
Granted in year 2006-2007	367,641	0.90	December 28, 2008
Granted in year 2006-2007	276,011	0.81	December 28, 2008
Exercised in year 2006-2007	(306,773)	(0.89)
Exercised in year 2006-2007	(107,787)	(0.90)
Exercised in year 2006-2007	(61,171)	(0.88)
Expired in year 2006-2007	(171,168)	(1.25)
Expired in year 2006-2007	(186,320)	(1.00)
Cancelled	-
Outstanding at April 30, 2007 and average exercise price	5,411,703	$0. 97

The warrants do not confer upon the holders any rights or interest as a shareholder of the Company.

Outstanding Share Data

As of April 15, 2008, there are 28,990,440 shares of common stock outstanding, held by 723 shareholders of record.

Of the options to purchase common shares issued to the Company's directors, officers and consultants under the Company's 2003 stock option plan, 1,566,000 remained outstanding with exercise prices ranging from $0.55 to $1.19 and expiry dates ranging from December 15, 2009 to January 20, 2011.  If exercised, 1,566,000 common shares of the Company would be issued, generating proceeds of $1,383,660.

Of the options to purchase common shares issued to the Company's directors, officers and consultants under the Company's 2006 stock option plan, 1,837,500 remained outstanding with exercise prices ranging from to $0.20(CDN$0.20) to $0.45 (CDN$0.45) and expiry dates ranging from June 11, 2008 to April 8, 2013.  If exercised, 1,837,500 common shares of the Company would be issued, generating proceeds of $550,782 (CDN$552,875).

As of the fiscal year ended April 30, 2007, 5,411,703 share purchase warrants were outstanding with exercise prices ranging from $0.60 to $1.50 and expiring between August 5, 2007 and December 28, 2008.  If exercised, 5,411,703 common shares would be issued, generating proceeds of $5,249,352

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,875,703	$0.93	1,600,000
Equity compensation plans not approved by securities holders	N/A	N/A	N/A
Total	7,875,703	$0.93	1,600,000

To date we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.  Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the board of directors.

On November 27, 2007 the board of directors approved the extension of the expiry dates of the following warrants included in the above table by one (1) year: (a) 2,665,669 warrants expiring on March 28, 2008 exercisable at $0.90 per warrant to March 28, 2009, having a fair value of $76,483; (b) 950,000 warrants expiring on October 4, 2008 which are exercisable at $2.00 per warrant to October 4, 2009, having a fair market value of $5,144; and (c) 533,133 Broker warrants expiring on March 28, 2008 exercisable at $0.60 per unit to March 28, 2009 having a fair market value of $28,645.

The Company's common stock is traded on the Over the Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol “YGDC.”  The Over the Counter Bulletin Board does not have any quantitative or qualitative standards such as those required for companies listed on the Nasdaq Small Cap Market or National Market System.  Our high and low sales prices of our common stock are as follows.  The following quotations represent inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

FISCAL YEAR 2005	HIGH	LOW

First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	$0.80	$0.10
Fourth Quarter	$1.28	$0.60
FISCAL YEAR 2006	HIGH	LOW

First Quarter	$1.05	$0.42
Second Quarter	$1.12	$0.52
Third Quarter	$1.45	$0.60
Fourth Quarter	$2.25	$0.67

FISCAL YEAR 2007

First Quarter	$1.70	$1.05
Second Quarter	$1.36	$0.81
Third Quarter	$1.10	$0.58
Fourth Quarter	$0.59	$0.20
FISCAL YEAR 2008

First Quarter	$0.35	$0.20
Second Quarter	$0.59	$0.33
Third Quarter	$0.50	$0.21
Fourth Quarter	$0.30	$0.18

As of April 19, 2006, our stock began trading on the Toronto Stock Exchange under the symbol “YK.”  The high and low trading prices for our common stock for the fiscal year periods indicated below are as follows:

FISCAL YEAR 2006	HIGH	LOW

Fourth Quarter	US$2.25 (CDN$2.40)	US$0.67 (CDN$0.75)

FISCAL YEAR 2007

First Quarter	$1.70 (CDN$1.97)	$1.05 (CDN$1.29)
Second Quarter	$1.55 (CDN$1.80)	$0.82 (CDN$1.00)
Third Quarter	$1.20 (CDN$1.39)	$0.74 (CDN$0.86)
Fourth Quarter	$0.47 (CDN$0.47)	$0.20 (CDN$0.20)

FISCAL YEAR 2008
First Quarter	$0.45 (CDN$0.45)	$0.20 (CDN$0.20)
Second Quarter	$0.48	$0.30
Third Quarter	$0.45	$0.22
Fourth Quarter	$0.30	$0.17

Our Transfer Agent

Our transfer agent is Equity Transfer and Trust Services, Inc. with offices at 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1.  Their phone number is 416-361-0152.  The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

Dividends

The Company has not declared any cash dividends on our common stock.  The Company plans to retain any future earnings, if any, for exploration programs, administrative expenses and development of the Company and its assets.

Securities Authorized for Issuance Under Equity Compensation Plans.

See section entitled “STOCK OPTION PLAN” herein.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

The following table represents the Board of Directors and the senior management of the Company as of the date of this Prospectus.  Each director will serve until the next meeting of shareholders or until replaced. Each officer serves at the discretion of the Board of Directors.  Each individual's background is of material importance to Yukon Gold and is described below.

Name	Age	Position	Position Held Since
J.L. Guerra, Jr.	51	Director, Chairman of the Board	November 2, 2005, July 11, 2006
Howard S. Barth	55	Director	May 11, 2005
Kenneth J. Hill	68	Director (2)	December 15, 2004
Robert E. Van Tassell	72	Director	May 30, 2005
Ronald K. Mann	57	President, Chief Executive Officer, and Director (1)	December 15, 2007
G.E. (Ted) Creber Q.C.	80	Director	February 21, 2008
Rakesh Malhotra	51	Chief Financial Officer	November 2, 2005
Lisa Rose	33	Secretary (3)	September 7, 2005
Cletus Ryan	44	Vice-President, Corporate Development	December 18, 2007
Gary Cohoon	57	Vice-President, Exploration	March 18, 2008

(1)

Mr. Mann was appointed to be the President of the Company and the President of the Company's wholly-owned subsidiary, YGC, as of January 10, 2008.

(2)

Mr. Hill is also a director of YGC.

(3)

Mrs. Rose was appointed Secretary of YGC on August 20, 2007.

Reorganization of Officers and Directors

On March 18, 2008 the Company entered into a consulting agreement with Gary Cohoon (the “Cohoon Agreement”) pursuant to which Mr. Cohoon was retained as Vice-President, Exploration, of the Company.  The Cohoon Agreement has a one-year term commencing on March 18, 2008 and is automatically renewable thereafter, unless terminated pursuant to its terms.  Pursuant to the Cohoon Agreement, Mr. Cohoon will receive an annual consulting fee of $139,470 (CDN$140,000).  Additionally, Mr. Cohoon received 200,000 options to purchase shares of the Company's common stock (the “Cohoon Options”).  The Cohoon Options were fully vested upon issuance.

On February 21, 2008 the Company accepted the resignation effective March 11, 2008 of Mr. Stewart Fumerton as Vice President, Exploration.  There were no disagreements between Mr. Fumerton and the Company with respect to the Company's operations, policies or practices.

On February 21, 2008, G.E. (Ted) Creber, Q.C. was appointed to fill a vacancy on the Board of Directors.

On December 15, 2007, the Company entered into a consulting agreement with Ronald K. Mann pursuant to which Mr. Mann was retained as Yukon Gold's Chief Executive Officer and President.  The consulting agreement has a one year term commencing as of December 15, 2007 and automatically renews thereafter, unless terminated pursuant to the terms of the agreement or not renewed by the board.  Mr. Mann will receive an annual base consulting fee of $149,432(CDN$150,000).  In addition, Mr. Mann received 500,000 warrants to purchase Shares (the “Mann Warrants”).  The Mann Warrants have a term of 5 years and an exercise price equal to the fair market value of the Company's Shares on the date of issuance.  Of the total warrants granted, 250,000 of the Mann Warrants were fully vested upon issuance, with the remaining 250,000 vesting 6 months from the date of issuance.

On December 18, 2007, the Company entered into a consulting agreement with Cletus Ryan pursuant to which Mr. Ryan became Yukon Gold's Vice-President, Corporate Development.  The consulting agreement has a six-month term commencing as of December 18, 2007 and automatically renews thereafter, unless terminated pursuant to the terms of the agreement or not renewed by the board.  As of March 7, 2008, the Company and Mr. Ryan renewed their agreement for an additional six months.  Mr. Ryan will receive an annual base consulting fee of $119,546 (CDN$120,000).  In addition, Mr. Ryan received 200,000 options to purchase Shares (the “Ryan Options”).  The Ryan Options have a term of 5 years and an exercise price equal to the fair market value of the Company's Shares on the date of issuance.  The Ryan Options were fully vested as of the date of issuance.

Yukon Gold accepted the resignation of Paul A. Gorman as Chief Executive Officer and as a director on December 13, 2007.  There were no disagreements between the Company and Mr. Gorman with respect to the Company's operations, policies or practices.

Yukon Gold accepted the resignation of Chester (Chet) Idziszek as of October 22, 2007. There were no disagreements between the Company and Mr. Idziszek with respect to the Company's operations, policies or practices.

As of October 24, 2006, Paul Gorman became the Chief Executive Officer of the Company following the resignation of Howard Barth as Chief Executive Officer and President.  Mr. Barth continues as a Director of the Company.  Prior to becoming the Company's Chief Executive Officer, Mr. Gorman was the Company's Vice President – Corporate Development.  As of October 24, 2006, Mr. Gorman also became a director of the Company.  There were no disagreements between the Company and Mr. Barth with respect to the Company's operations, policies or practices.

As of June 29, 2006, Ken Hill resigned as President and CEO of the Company and was replaced by Howard Barth as President and CEO.  Mr. Barth is also a director of the Company.  Mr. Hill became Vice President – Mining Operations of the Company.  Subsequently, Mr. Hill resigned as Vice President – Mining Operations as of December 18, 2006, but remained on the Board of Directors.  There were no disagreements between the Company and Mr. Hill with respect to the Company's operations, policies or practices.  Mr. Hill, who was a Director as of December of 2004, was appointed to the position of President and CEO as of January 17, 2005 following the resignation of W. Warren Holmes as CEO and the resignation of Brian Robertson as President.

Yukon Gold accepted the resignation of W. Warren Holmes as a director and Chairman of the board of directors and his resignation as a director and officer of the Company's wholly-owned subsidiary, Yukon Gold Corp., an Ontario corporation, in each case effective as of July 11, 2006.  As of that date, J.L. Guerra, Jr. became Chairman of the Board of Directors of the Company.  There were no disagreements between the Company and Mr. Holmes with respect to the Company's operations, policies or practices.

As of January 17, 2006, Brian Robertson resigned as a director and President of the Company.  There were no disagreements between the Company and Mr. Robertson with respect to the Company's operations, policies or practices.

On January 17, 2006, Warren Holmes resigned as Chief Executive Officer of the Company.  There were no disagreements between the Company and Mr. Holmes with respect to the Company's operations, policies or practices.

As of November 17, 2005, Rene Galipeau resigned as a director and as the Chief Financial Officer of the Company.  He was appointed to that position as of May 11, 2005.  His position as chief financial officer was filled by Rakesh Malhotra.  The vacancy on the board was filled by the appointment of Chet Idziszek.   There were no disagreements between the Company and Mr. Galipeau with respect to the Company's operations, policies or practices.

As of November 7, 2005, Paul Gorman was appointed to the position of Vice President – Corporate Development and subsequently on October 24, 2006, was appointed as the Chief Executive Officer and as a director.

As of November 2, 2005, J.L. Guerra, Jr. was appointed to fill a vacancy on the board of directors of the Company.

As of September 7, 2005, Lisa Rose was appointed to the position of Corporate Secretary.

As of May 11, 2005, Stafford Kelley resigned as a director and as Secretary-Treasurer of the Company.  There were no disagreements between the Company and Mr. Kelley with respect to the Company's operations, policies or practices.

As of May 30, 2005, Richard Ewing resigned as a director of the Company.  There were no disagreements between the Company and Mr. Ewing with respect to the Company's operations, policies or practices.  Robert (“Dutch”) Van Tassell was appointed to fill the vacancy on the board of directors left by Mr. Ewing as of May 30, 2005.

Of our six directors, three directors are independent directors.  The Company believes its new board members add strength to the management team.

The following is a description of each member of our Board of Directors and our management.

Ronald K. Mann, Director, Chief Executive Officer and President

Mr. Mann has 25 years of experience in the investment industry with an emphasis, in the last decade, on mining and mining related companies.  In the last three years Mr. Mann held an executive position at a Toronto-based asset manager and merchant bank involved extensively in Mining.  Mr. Mann is currently also a Director of Superior Canadian Resources Inc. (TSX-V: CAD) and has been a member of the Law Society of Upper Canada since 1977.  In the late 1980's, Mr. Mann was Assistant General Manager Corporate Finance, Investment Bank, CIBC, as well as Vice President and Director with CIBC Securities Inc.  Mr. Mann is 57 years old.

J.L. Guerra, Jr., Director, Chairman of the Board

Mr. Guerra has over twenty years of experience operating his own businesses in the real estate brokerage, acquisition and development business in San Antonio, Texas.  Mr. Guerra has acquired and sold industrial buildings, warehouses, office buildings and raw land for investors and investment entities.  His current projects include acquisition, planning and development of residential, golf and resort properties, specifically Canyon Springs in San Antonio, Texas.  Mr. Guerra also has experience with venture capital projects and has raised substantial capital for numerous projects in mining, hi-tech and other areas.  Mr. Guerra lives in San Antonio, Texas.  Mr. Guerra is 51 years old.

Howard Barth, Director

Howard Barth became President and CEO of the Company on June 29, 2006 and resigned as such as of October 24, 2006.  Mr. Barth continues with the Company as a Director.  Mr. Barth graduated with a B.A. in Geography at York University, in Toronto, Ontario.  He continued his studies at York University through the Schulich School of Business and graduated with a Masters degree in Business Administration in 1976.  Upon graduation Mr. Barth worked for William Eisenburg & Company (now PricewaterhouseCoopers), a large Toronto accounting firm and attained his C.A. designation.  After spending the next few years working with different firms in the Greater Toronto area, Mr. Barth started his own accounting practice in 1984 and subsequently expanded his firm by adding two partners.  In his 25 years of public practice Mr. Barth has had direct involvement in a number of industries and is familiar with all aspects of accounting for small to medium sized businesses.  His diverse clientele includes businesses in the construction, retail, manufacturing, and restaurant sectors.  Since 1979 Mr. Barth has been a member of the Canadian Institute of Chartered Accountants and the Ontario Institute of Chartered Accountants.  Mr. Barth is 55 years old.

Robert E. “Dutch” Van Tassell, Director

Robert E. “Dutch” Van Tassell was born in 1935 in Digby, Nova Scotia and graduated with a degree in Geology from Mount Allison University in 1958.  Mr. Van Tassell began his mining career in 1956 as a summer student with Giant Yellowknife Mines, in the North West Territories of Canada.  Mr. Van Tassell remained with Giant Yellowknife Mines from 1956 to 1962 where he was involved with mining and exploration geology.  In 1962, Mr. Van Tassell was employed with Denison Mines located in Elliot Lake, Ontario for a short period of time as an underground geologist.  In 1963 he joined United Keno Hill Mines in Yukon, Canada and was a key participant in the discovery of the Husky Mine in 1967, which produced over 17 million ounces of silver.  In 1969 Mr. Van Tassell set up a Yukon regional exploration office in Whitehorse which in 1972 discovered the Minto Copper Deposit, employing helicopter supported two man prospecting crews in tree covered areas.  While in Whitehorse Mr. Van Tassell served as a director for the Yukon Chamber of Mines for eleven years, two as its president.  He also served four terms on the Northern Resources Conference which is held every three years and sponsored by the Yukon Chamber of Mines and Whitehorse Chamber of Commerce, two of these as Chairman.  He also served as Chairman of the Whitehorse branch of the Canadian Institute of Mining and Metallurgy (the “CIM”).  He also gave introductory and advanced prospecting courses for the Chamber of Mines.  In 1982 Mr. Van Tassell joined Dickenson Mines in Toronto, Ontario as Vice President of Exploration.  In 1984 he was involved with the discovery of additional reserves at the then active silver, lead, zinc Silvana Mine at Sandon, B.C.  In 1988 he also played a part in Dickenson's acquisition of the Wharf Mine in South Dakota.  While in Toronto Mr. Van Tassell also served as a Board member of the Prospector's and Developers Association of Canada (PDAC) from 1984 to 1993 serving as Chairman on the Program and Environmental Committees.  Mr. Van Tassell is a Life member of the CIM and a member of The Geological Association of Canada.  In March, 2000 he was presented with a lifetime Achievement Award by the PDAC for his contribution to the Mining Industry.  In 2007 he was inducted into the Prospector's Honour Roll by the Yukon Prospector's Association, Mr. Van Tassell retired in 1998 to assist with family matters.  Mr. Van Tassell is 72 years old.  Mr. Van Tassell is also a director of Lexam Explorations Inc., Plato Gold Corp., Rupert Resources Ltd. and Finmetal Mining Ltd.

Ken Hill, Director

Mr. Hill came to Yukon Gold with over forty-five years of experience in the mining industry.  Mr. Hill is a registered professional engineer and graduated with a degree in Geological Engineering from the Michigan Technological University.  He also holds a diploma in Mining Technology from the Haileybury School of Mines.

Since the year 2000, Mr. Hill has provided independent consulting and project management services to the global minerals industry.  Prior to his consulting practice, Mr. Hill held senior positions involving mine evaluation, mine design, mine development and mine operations with Inmet Mining Corp., Northgate Exploration Ltd., Dome Mines Group and J.S. Redpath Ltd.  Mr. Hill is 69 years old.

G.E. (Ted) Creber, Q.C., Director

Mr. Creber was appointed to fill a vacancy on the Company's Board of Directors on February 21, 2008.  He currently is an investor in, and is involved in management of, several private Canadian companies.  He is a former managing director and President of George Weston Limited and President and CEO of the Consumers Gas Company (now Enbridge).  He has at various times served as a director of a number of major Canadian companies including among others, George Weston Limited, Loblaw Groceterias Inc., Home Oil of Canada Limited, Canada Trust Company (now part of the Toronto Dominion Bank), Union Oil Company of Canada, Burns Foods Limited, International Pursuit Corporation and World Point Terminals Inc.  Mr. Creber graduated from the University of Toronto with a degree in political science and economics and from Osgoode Hall with a degree in law.  He was appointed a Queen's Counsel in 1965.  He has practiced law in the field of corporate and securities law with several major Canadian law firms.  He is 80 years old.

Officers

Rakesh Malhotra, Chief Financial Officer

Mr. Malhotra is a United States certified public accountant and a Canadian chartered accountant with considerable finance and accounting experience.  Mr. Malhotra graduated with a Bachelor of Commerce (Honours) from the University of Delhi (India) and worked for a large accounting firm A.F Ferguson & Co. (Indian correspondent for KPMG) and obtained his CA designation in India.  Having practiced as an accountant for over 10 years in New Delhi, he moved to the Middle East and worked for 5 years with the highly successful International Bahwan Group of Companies in a senior finance position.  Mr. Malhotra is a CPA (Illinois) and also holds a Canadian CA designation.  He worked as a Chartered Accountant with a mid-sized Chartered Accounting firm in Toronto doing audits of Public Companies Mr. Malhotra has more than 20 years of experience in accounting and finance.  Mr. Malhotra is 51 years old.

Cletus Ryan, Vice President, Corporate Development

Mr. Ryan has over twenty years in executive positions for several major fund companies and wealth management companies.  Since 2000, he has assisted mining companies in financing their exploration activities.

Lisa Rose, Corporate Secretary

Mrs. Rose (formerly Lisa Lacroix) has spent fourteen years working in a variety of fields ranging from retail to merchant banking.  She attended Etobicoke Collegiate Institute and her studies focused on Business Administration and Law.  Upon graduating in 1992 she began her career working for an accounting firm that specialized in Off-shore Investing and assisted in conducting seminars on the benefits of such investments.

In 1997 she began working for the Harten Group, a conglomerate of 11 companies owned by one family.  The companies included a telecommunications firm, a natural gas provider, a private funding corporation (loans and mortgages), commercial/residential property management, an art gallery and professional race horses.

In 1999 Mrs. Rose joined Medallion Capital Corp.  Beginning in January of 2005 Yukon Gold employed Lisa as a full time employee.  She was appointed Corporate Secretary on September 7, 2005.  Mrs. Rose is 33 years old.

Gary Cohoon, P Geo BSc. MBA, Vice-President, Exploration

Mr. Cohoon is senior geologist with 30 years of international exploration and mining experience for uranium, gold, and base metals in North and South America.  Mr. Cohoon is 57 years old.

EXECUTIVE COMPENSATION

The following table shows the compensation paid during the last three fiscal years ended April 30, 2007, 2006 and 2005 for the Chief Executive Officer, the Chief Financial Officer and the next four most highly compensated officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year April 30,	Annual Compensation			Long-Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payout
					Restricted Stock Award(s) ($)	Securities Underlying Options/SAR Granted (#)	LTIP Payouts ($)
Ronald K. Mann, President and CEO (1)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Kenneth Hill Former President and CEO (2)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	36,230 14,755 Nil	Nil Nil Nil	Nil 150,000 250,000	Nil Nil Nil	Nil Nil Nil
W. Warren Holmes, Former CEO (3)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil 250,000	Nil Nil Nil	Nil Nil Nil
Rakesh Malhotra CFO (4)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	45,603 15,107 Nil	Nil Nil Nil	Nil 250,000 Nil	Nil Nil Nil	Nil Nil Nil

Rene Galipeau Former CFO (5)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 250,000 Nil	Nil Nil Nil	Nil Nil Nil
Lisa Rose Corporate Secretary (6)	2007 2006 2005	48,901 25,858 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 100,000 Nil	Nil Nil Nil	Nil Nil Nil
Paul Gorman Former CEO (7)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	123,016 34,440 Nil	Nil Nil Nil	250,000 200,000 Nil	Nil Nil Nil	Nil Nil Nil
Howard S. Barth Former President & CEO (8)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	49,610 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Cletus Ryan Vice President Corporate Development (9)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Gary A. Cohoon Vice President, Exploration (10)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Stewart Fumerton Former Vice President Exploration (11)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

1.

Mr. Mann became President and CEO on December 15, 2007.  He received no compensation in the year ended April 30, 2007.

2.

Mr. Hill became President and CEO of the Company following the resignation of both, W. Warren Holmes as CEO and Brian Robertson as President, on January 17, 2006. Mr. Hill resigned as President & CEO on June 29, 2006 as was replaced by Howard Barth.  Mr. Hill became the Vice-President, Mining Operations on June 29, 2006 and resigned that position on December 18, 2006.  Mr. Hill remains a director of the Company.  The expiry date of Mr. Hill's 250,000 options was extended to December 15, 2009 and the expiry date of his 150,000 options was extended to January, 20, 2011.

3.

Mr. Holmes' stock options expired on December 15, 2006.

4.

Mr. Malhotra became the Chief Financial Officer of the Company following the resignation of Rene Galipeau on November 17, 2005.  The expiry date of Mr. Malhotra's options was extended from December 13, 2007 to December 13, 2010.

5.

Mr. Galipeau's stock options expired on December 15, 2006.

6.

Mrs. Rose became Corporate Secretary of the Company on September 7, 2005.  The expiry date of Mrs. Rose's options was extended from December 13, 2007 to December 13, 2010.

7.

Mr. Gorman became Vice-President, Corporate Development of the Company on November 7, 2005.  On October 24, 2006 Mr. Howard Barth resigned as President and CEO and was replaced by Mr. Gorman as CEO.  On December 13, 2007 Mr. Gorman resigned as CEO and as a director of the Company.  On March 13, 2008, all of Mr. Gorman's options were rescinded.

8.

Mr. Barth became President and CEO following the resignation of Mr. Hill on June 29, 2006.  Mr. Barth resigned as President and CEO on October 24, 2006 and was replaced by Mr. Gorman as CEO.  The expiry date of Mr. Barth's options was extended from June 28, 2007 to June 28, 2010.

9.

Mr. Ryan became Vice President, Corporate Development on December 18, 2007.  He received no compensation in the year ended April 30, 2007.

10.

Mr. Cohoon became Vice President, Exploration on March 18, 2008.  He received no compensation in the year ended April 30, 2007.

11

Mr. Fumerton resigned effective March 11, 2008.  He received no compensation in the year ended April 30, 2007.

The Company does not have a long term incentive plan, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company's securities), was paid or distributed to any executive officers during the three most recent completed years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has 28,990,440 shares of common stock issued and outstanding.  Consequently, for purposes of describing shareholder voting rights, we have included in the table below the number of common shares of Yukon Gold Corporation, Inc. (Yukon Gold) held by the officers and directors of Yukon Gold.  The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares (common shares of Yukon Gold) as of April 30, 2008.

Name and Address Of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class Held
Ronald K. Mann 18 Yorkville Avenue, Suite No. 1602 Toronto, Ontario M4Y 2N6	50,000	0.17% of Yukon Gold Common Shares
Kenneth J. Hill 2579 Jarvis Street Mississauga, ON L5C 2P9	0	0% of Yukon Gold Common Shares
Rakesh Malhotra 5658 Sparkwell Drive Mississauga, ON L5R 3N9	0	0% of Yukon Gold Common Shares
Robert E. Van Tassell 421 Riverside Drive N.W. High River AB T1V 1T5	0	0% of Yukon Gold Common Shares
G.E. (Ted) Creber, Q.C. 114 – 1091 Kingston Road Toronto, Ontario, M1N 4B5	0	0% of Yukon Gold Common Shares
Lisa Rose 4-6780 Formentera Ave. Mississauga, ON L5N 2L1	0	0% of Yukon Gold Common Shares
Jose L. Guerra, Jr. 1611 Greystone Ridge San Antonio, TX USA 78258	1,814,179*	6.25% of Yukon Gold Common Shares

Howard Barth 16 Sycamore Drive Thornhill, ON L3T 5V4	5,500	0.02% of Yukon Gold Common Shares
Paul A. Gorman Former Director and CEO 1308 Roundwood Cres. Oakville, ON L6M 4A2	114,900	0.40% of Yukon Gold Common Shares
Cletus J. Ryan Vice President, Corporate Development 178 Weybourne Rd. Oakville, ON L6K 2T7	61,000	0.21% of Yukon Gold Common Shares
TOTAL	2,045,579	7.05%

*Mr. Guerra's controls 3,072,084 shares which include options, shares owned indirectly and shares over which he influences voting control.  These 3,072,084 shares represent 10.6% of the Company's issued and outstanding shares.

As a group Management and the Directors own 7.05% of the issued and outstanding shares of Yukon Gold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Year ended April 30, 2007

The Company and its subsidiary expensed a total of $36,230 (CDN$41,223) in consulting fees to a corporation controlled by Kenneth Hill, a director of the Company.  In addition the Company paid $123,016 to a corporation controlled by Paul Gorman, the Company's CEO and $45,603 to Rakesh Malhotra, the Company's Chief Financial Officer.  Also the Company paid a total of $48,901 (CDN$55,640) to Lisa Rose, our Corporate Secretary.  The Company paid a total of $49,610 (CDN$55,650) in consulting fees to Howard Barth, a director of the Company.

Year ended April 30, 2006

The Company and its subsidiary expensed a total of $14,755 in consulting fees to a corporation controlled by Kenneth Hill, a director of the Company.  Mr. Hill was Vice President - Mining Operations prior to his resignation on December 18, 2006.  Mr. Hill remains as a Director of the Company.  In addition the Company paid $34,440  to a corporation controlled by Paul Gorman, then the Company's Vice President, Corporate Development and currently the Company's CEO, and $15,107 to Rakesh Malhotra, the Company's Chief Financial Officer.  The Company issued 12,168 common share units at $0.55 per unit in settlement of a prior year accounts payable for the services rendered by Brian Robertson, a former president of the Company.

The directors participated in private placements during the year as follows:

J.L. Guerra, Jr., a director of the Company, subscribed for 490,909 common share units at $0.55 per unit; and

W. Warren Holmes, a former director of the Company, subscribed for 149,867 common share units at $0.55 per unit.

Year ended April 30, 2005

The Company and its subsidiary expensed a total of $88,526 (CDN$111,875) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services for the preparation documents and other administrative matters from Medallion Capital Corp.  The Company also expensed $5,702 (CDN$7,050) for interest on the note for CDN$250,000 to Medallion Capital Corp.  The Company expensed $26,332 (CDN$32,500) for the time devoted by a related individual to the administration of the Company to S.K. Kelley & Associates Inc.  Medallion Capital Corp. and S.K. Kelley & Associates Inc. are owned by Stafford Kelley, a former officer and director of the Company.  This individual has subsequent to the year end resigned as an officer and director.

For services rendered by an individual as president of the Company, the Company expensed the invoice from a related company for $18,382 (CDN$23,326) plus travel expenses for this individual and another director in the amount of $2,405 (CDN$3,053).

ORGANIZATION WITHIN THE LAST FIVE YEARS

History

The Company was incorporated in the State of Delaware on May 31, 2000 under the name, "RealDarts International, Inc."  The Company was formed to affect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts.  On August 3, 2000, the Company changed its name to “Optima 2000, Inc.” On August 8, 2000 it changed its name to “Optima International, Inc.”  On August 8, 2000 the Company again changed its name to “Optima Global Corporation.”  On February 5, 2001, the Company merged with the Florida Corporation that was pursuing the rights to the electronic scoreboard and the Company was the surviving corporation.  In connection with that merger, the Company issued common stock to the shareholders of the Florida Corporation on a one-for-one basis.  The Company terminated the plan to acquire the rights to the electronic scoreboard system after determining that there was an insufficient market for this product and that financing could not be obtained.  On November 20, 2002, the Company changed its name to “Take 4, Inc.” with no specific business plan.

On October 29, 2003 the Company changed its name to "Yukon Gold Corporation, Inc.". On November 17, 2003, the Company concluded a series of transactions whereby it acquired 3,000,000 (100%) common shares of Yukon Gold Corp (herein referred to as “YGC”), a private Ontario Canada Corporation. registered to carry on business in the Province of Yukon.  In consideration of this acquisition, the Company issued 4,027,932 common shares to the former shareholders of YGC, which represented 59.5% of the outstanding common shares of the company on that date.

On December of 2004 the Company became a reporting issuer with the United States Securities and Exchange Commission (the “SEC”).  The Company's shares began to trade on the NASDAQ OTC Bulletin Board on January 9, 2005.  The Company commenced trading on the Toronto Stock Exchange effective April 19, 2006.

 On March 18, 2008 the shareholders of the Company approved and adopted an amendment to the Company's Certificate of Incorporation increasing the total number of authorized shares of common stock to 150,000,000.  The amendment was filed with the Delaware Secretary of State on March 20, 2008.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of our common stock.  This summary is subject to and qualified in its entirety by our Articles of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law. Our authorized capital stock consists of 150,000,000 shares of Common Stock having a par value of $0.0001 per share.  There is no cumulative voting for the election of directors.  There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors.  The Board of Directors has never declared a dividend and do not anticipate declaring a dividend in the future.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters presented to the shareholders for a vote. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders will be diluted.

USE OF PROCEEDS

We will not receive any of the proceeds of the sale of shares by the Selling Shareholders.  We will pay the cost of registering under the Securities Exchange Act of 1933 the shares offered by this prospectus.

SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

The registration statement, of which this prospectus forms a part, relates to our registration of an aggregate of 32,417,919 shares of common stock offered by the selling shareholders named below

Shareholder/Option Holder/Warrant Holder	Total to register	Relationship with Issuer	Shares owned After Offering*
Gundyco ITF 0760838 B.C. Ltd.	100,000	None	0

1475468 Ontario Inc. (Robert Kennedy, natural person exercising control)	125,000	None	0

709178 Alberta Ltd. (Gord Welch, natural person exercising control)	58,500	None	0

Raymond James ITF 767269 Ontario Ltd. (Thomas Winiker, natural person exercising control)	30,000	None	0

Roytor & Co. (AGF)	808,000	None	0

Agoracom Investor Relations Corp. (Scott Purkis, natural person exercising control)	62,500 (shares underlying options)	Former Consultant	0

Ahmed Hassan	66,000	None	0

Aleksandra Bukacheva	26,190	None	0

NBCN Securities Inc. ITF Altus Securities Inc. A/C 2RE048E	5,625	None	0

GundyCo. ITF Andrew Blackwood	7,500	None	0

Anton (Tony) Nussbaumer	78,100	None	0

Arthur Mitton	14,000	None	0

Arthur Resnick	27,500	None	0

ATNA Resources	400,000	None	0

Aubra Franklin	150,000	None	0

GundyCo. ITF Audrey Van Vliet	24,999	None	0

B.F. Pittman	43,667	None	0

Bank Sal. Oppenheim Jr. & Cie	150,000	None	0

Barney R. Jeffcoats	51,000	None	0

Blake Cassidy	16,500	None	0

NBCN Clearing Inc. ITF BNAD Construction Inc. (Ivo Battistella, natural person exercising control)	75,000	None	0

Bob Kiez	5,280	None	0

Bora Albulak	12,000	None	0

Brad Houston	176,501	None	0

Investor Co. ITF Brendan D. Ryan	12,000	None	0

Brian Robertson	78,168	Former Officer	0

Bruce Knox	45,045	None	0

NBCN Clearing Inc. ITF Bruce McEwen	50,000	None	0

Bunnaton Ltd. (Angus Forsyth, natural person control)	225,000	None	0

Cameron Copland	6,820	None	0

Campbell & Lee Investment Management Inc. (Bruce Campbell, natural person exercising control)	33,000	None	0

Chasseur Corporation (Victor McCall, natural person exercising control)	272,660	Former Consultant	0

GundyCo. ITF Clayton Blackwood	12,500	None	0

Cletus Ryan	200,000 (shares underlying options)	Vice-President, Corporate Development	0

Cynthia Borkowsky	27,500	None	0

Daniel W. Stickle	11,000	None	0

David and Kathy Rittmueller	101,716	None	0

David Balardo	10,477	None	0

GundyCo. ITF David Burtnik	15,000	None	0

David Elliott	25,000	None	0

David Shepherd	25,000	None	0

David Whiting	11,000	None	0

GundyCo. ITF Dean Middaugh	24,999	None	0

GundyCo. ITF Dominic Tersigni	24,999	None	0

Doug Harris	36,740	None	0

Douglas D. Lottridge	75,000	None	0

Duane Engelmeier	17,971	None	0

Dubuque Inc.	76,525	None	0

Investor Company (EAM Inc.) (Gregory Galanis, natural person exercising control)	637,500	None	0

Elgemod Continental SA (Gerold Hoop, natural person exercising control)	150,000	None	0

Eligio Reina	10,000	Former Consultant	0

Endeavor Holdings Inc. (Jon DeMichael, natural person exercising control)	150,000	Former Consultant

Gundyco ITF Ennio D'Angela	500,000	None	0

NBCN Securities Inc. ITF Eva Jelec A/C2RE016F	200,000	None	0

Exploration Capital Partners 2005 Limited Partnership (Arthur Richards Rule, natural person exercising control)	150,000	None	0

Haywood Securities Inc. ITF FIC Investment Ltd. (Earl Pasquill, natural person exercising control)	135,000	None	0

Haywood Securities Inc. ITF FIC Investments USA Corp. (Earl Pasquill, natural person exercising control)	214,500	None	0

FYJIGIM, Inc. (Seth Thompson, natural person exercising control)	272,660	Former Consultant	0

G. Scott Paterson	62,499	None	0

G.E. (Ted) Creber, Q.C.	150,000 (shares underlying options)	Director	0

Gary Bishop	44,000	None	0

Gary A. Cohoon	200,000 (shares underlying options)	Vice President, Exploration	0

GundyCo. ITF Geron Cowherd	12,500	None	0

GGOF 2007 Mining Flow-Through L.P. (William Belloway, natural person exercising control)	975,000	None	0

Raymond James ITF Harp Capital Corp. (Jonathan Buick, natural person exercising control)	55,125	Former Consultant	0

Harry Roitman	27,500	None	0

Howard Barth	110,000 (100,000 shares underlying options)	Director	0

Hwa Yeon Lee	45,000	None	0

Hydeman Family Partners, Ltd. (Robert Hydeman, natural person exercising control)	37,500	None	0

Ilana Ruby	33,000	None	0

Haywood Securities Inc. ITF Iqbal Kassam	75,000	None	0

J. Malcolm Slack	44,725	Former Director	0

J. Mike Yantis	43,667	None	0

J.L. Guerra, Jr.	986,364 (495,455 shares underlying options and warrants)	Chairman of the Board	0

Jack Campars Ltd. (Jane Campbell, natural person exercising control)	375,000	None	0

Jaguar Financial Inc. (Vic Albioni, natural person exercising control)	750,000	None	0

James Barnett	26,190	None	0

James Smith	28,725	None	0

Jeremy Link c/o Northern Securities	10,000	None	0

Joe Dwek	26,190	None	0

John Edison	90,000	None	0

Gundyco ITF John Hanemaayer	525,000	None	0

John Kirby	49,999	None	0

John Powell	38,500	None	0

John Rathwell	249,000	None	0

John Turner	20,900	None	0

Jonathan Ruby	70,000	Former Consultant	0

GundyCo. ITF Joseph Carlomusto	125,000	None	0

Juno Special Situations Corporation (Michael Campbell, natural person exercising control)	1,666,666	None	0

Kathy Chapman	75,000 (shares underlying options)	Accounting Manager	0

Kaylin Marshall	30,000	None	0

Pension Financial ITF Keith Corbett	40,000	None	0

Kenneth Deckard	64,120	None	0

Kenneth Hill	250,000 (shares underlying options)	Director	0

Kenneth Hope	34,035	None	0

NBCN Clearing Inc. ITF Kevin McAllister	50,000	None	0

Kevin Reid	75,000	None	0

Kevin Thistle	52,500	None	0

Kyjormac Inc. (Scott Peterson, natural person exercising control)	273,900	None	0

Lakeview Fund LP (Michael Nicholas, natural person exercising control)	695,244	None	0

Lakeview Master Fund Ltd. (Michael Nicholas, natural person exercising control)	304,757	None	0

Haywood Securities Inc. ITF Lamond Investments Ltd.	150,000	None	0

Lawrence Guichon	25,000	None	0

Limited Market Dealer	31,429	None	0

Lisa Rose	199,000 (175,000 shares underlying options)	Corporate Secretary	0

Haywood Securities Inc. ITF Marcus New	120,000	None	0

Marlene Carol Esbin	27,500	None	0

GundyCo ITF Mary Hanemaayer	125,000	None	0

Mavrix A/C 207 (Paul MacDonald , natural person exercising control)	576,922	None	0

Mavrix A/C 216 (Paul MacDonald, natural person exercising control)	440,000	None	0

Max Alman	21,000	None	0

Max Marechaux	15,950	None	0

Medallion Capital Corp. (Stafford Kelley, natural person exercising control)	141,599	Former Consultant	0

Haywood Securities Inc. ITF Michael Lathigee	15,000	None	0

Investor Company ITF A/C 8J1826E Michael J. Sardo	20,000	None	0

Raymond James Ltd. ITF Michael Winiker	30,000	None	0

Michelle McClinton	12,320	None	0

Millerd Holdings Ltd.	100,000	None	0

MineralFields 2006 VII Super Flow-Through Limited Partnership (Ron Wortel, natural person exercising control)	361,429	None	0

MineralFields 2006-IV Super Flow-Through Limited Partnership (Ron Wortel, natural person exercising control)	104,762	None	0

MineralFields Quebec 2006 Super Flow-Through Limited Partnership (Ron Wortel, natural person exercising control)	5,238	None	0

Neil Chapman	72,600	None	0

Northern Precious Metals (Jean Guy Masse, natural person exercising control)	200,000	None	0

Northern Precious Metals 2006 Limited Partnership (Jean Guy Masse, natural person exercising control)	314,270	None	0

Northern Securities Inc. (Vic Alboini, natural person exercising control)	12,776	None	0

Gundyco ITF Novadan Capital Ltd. (Ennio D'Angela, natural person exercising control)	1,519,715	None	0

NUINSCO Resources Ltd. (Warren Holmes, natural person exercising control)	24,336	Former Director	0

Pam Jeffcoat	25,000	None	0

Charles H. Jeffcoat	5,000	None	0

Investor company c/o: Parkwood GP Inc. (Dan Sternberg, natural person exercising control)	637,500	None	0

Paul Jelec	63,125	None	0

Paul Millar	75,000	None	0

Penson Financial Services Canada Inc. FBO-Northern Securities Inc. (Vic Alboini, natural person exercising control)	237,417	None	0

Peony Enterprises Limited (Angus Forsyth, natural person exercising control)	30,000	None	0

Peter Curkovic Ltd.	300,000	None	0

Peter Meredith	25,000	None	0

Pinetree Resource Partnership (Donato Sferrra, natural person exercising control)	1,875,000	None	0

Polar Securities Inc. (Robin Schulz, natural person exercising control)	983,332	None	0

Poulos Technology Consulting Inc. (Thomas Poulos, natural person exercising control)	45,000	None	0

R. Edwin Pitts	37,500	None	0

Rakesh Malhotra	75,000 (shares underlying options)	Chief Financial Officer	0

Ray Fulks	20,000	None	0

Rhone 2006 Flow-Through Limited Partnership	209,440	None	0

Haywood Securities Inc. ITF Richard Bullock	75,000	None	0

Richard Ewing	91,560	Former Director	0

GundyCo. ITF Richard T. Marion	37,500	None	0

Robert Carbonaro	25,850	None	0

Robert E. Cohen	150,700	None	0

Haywood Securities Inc. ITF Robert G. Atkinson	150,000	None	0

Robert Mendel	24,999	None	0

Robert Q. Houston	51,000	None	0

Robert Schellenberg	45,000	None	0

Robert Van Tassell	100,000 (shares underlying options)	Director	0

Robert Wagner	30,520	None	0

Rockport Trading Company (William Silvey, Jr., natural person exercising control)	272,660	None	0

Roger Glasco	412,704	None	0

Gundyco ITF Romeo D'Angela	350,000	None	0

Ronald K. Mann	500,000 (shares underlying warrants)	CEO, President & Director	0

Ronald Phillips	225,000	None	0

GundyCo. ITF Rosemarie Blackwood	24,999	None	0

Sammy Kemp	13,500	None	0

Sheldon Esbin	27,500	None	0

Stone 2006-11 Flow-through L.P.	314,286	None	0

Stewart Fumerton	200,000 (shares underlying Options)	Former Vice President, Exploration	0

Susan O'Konski	101,150	None	0

Terry Evancio	25,000	None	0

The Barclay Limited Partnership (Richard Fessler, natural person exercising control)	400,000	None	0

The Barclay Group Limited (Richard Fessler, natural person exercising control)	400,000	None	0

Thomas L. Schellenberg	81,000	None	0

Three Eff Corporation (Len Davies, natural person exercising control)	369,215	None	0

Tony Dyck	150,000	None	0

NBCN Clearing Inc. ITF Tumer Bahcheli	63,000	None	0

V. Michael McGuire	15,000	None	0

Raymond James Ltd. ITF Vanna Schiralli	52,500	None	0

Vic Alboini	988,206	None	0

Pension Financial Services Canada Inc. (Vic Alboini, natural person exercising control)	716,509	None	0

Vitor Fonsesca	30,000	None	0

Warren and Julie Cook	68,504	None	0

Warren Cook	26,973	None	0

Warren Holmes	149,867	Former Director	0

Haywood Securities Inc. ITF WBIC Canada Ltd. (Earl Pasquill, natural person exercising control)	60,000	None	0

Wes Roitman	55,000	None	0

Whalehaven Capital Fund Limited (Arthur Jones, natural person exercising control)	833,332	None	0

William Grant	141,000	None	0

William Watters	10,477	None	0

Total	32,417,919

* Assumes the sale of all of our shares offered in this prospectus. However, we do not know whether the Selling Shareholders will sell all or less than all of their shares.

The sale of the Selling Shareholders' shares by the Selling Shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the Selling Shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise.  Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the Selling Shareholders.  We will file a post-effective amendment to our registration statement with the SEC if any Selling Shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.

The Selling Shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act.  Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Selling Shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock".  A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board or the Toronto Stock Exchange, and the price of our shares may fall within a range which would cause our shares to be considered a “penny stock.”  The additional sales practice and disclosure requirements imposed upon broker-dealers handling “penny stocks” may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the market.

Under the “penny stock” regulations, a broker-dealer selling “penny stocks” to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to purchase, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the “penny stock” regulations require the broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared by the Commission relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the “penny stock” held in a customer's account and information with respect to the limited market in “penny stocks.”

All of the foregoing may affect the marketability of the securities.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The above table sets forth information known to us regarding ownership of our common stock by each of the Selling Shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus.  None of the Selling Shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years except as set forth in the Selling Shareholder's table above.

We believe, based on information supplied by the Selling Shareholders and our own records, that the persons named in the above table have sole voting and investment power with respect to all shares of common stock which they beneficially own.

Blue Sky Restrictions on Resale

The selling shareholders named in this prospectus may offer and sell the Shares covered by this prospectus only in States in the United States where exemptions from registration under State securities laws are available.  The Company has obtained an exemption, known as the “manual exemption,” in approximately 38 States where such exemption is available.  Generally, the manual exemption is available to issuers that maintain an up-to-date listing that includes certain information about the issuer in a recognized securities manual.  The Company has a listing in “Standard & Poor's Corporation Records,” a recognized securities manual.  The States that provide the manual exemption include: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Texas, U.S. Virgin Islands, Utah, Washington, West Virginia, and Wyoming.  Each State's law is different.  Some of the States provide a general exemption for issuers' securities that are listed in a “recognized securities manual” (or similar language) while other States have provisions that name the recognized securities manuals that qualify an issuer for the exemption in that State.  Investors and securities professionals are advised to check each State's securities laws and regulations (known as “Blue Sky” laws) or to check with Yukon Gold to ascertain whether an exemption exists for the Company's shares in a particular State.

Expenses of the Offering

Yukon Gold will pay the entire expenses of the offering which are estimated to be $19,179.

We intend to keep this prospectus effective until all of the Warrants of the Company, Flow-Through Unit Warrants of the Company, Unit Warrants of the Company, Flow-Through Compensation Warrants of the Company and Unit Compensation Warrants of the Company have been exercised or the resale of the shares covered by this prospectus by the Selling Shareholders is covered by an exemption from registration under the Securities Act of 1933.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.

LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus has been passed upon by Kavinoky Cook LLP, Buffalo, New York.

EXPERTS

The consolidated financial statements of Yukon Gold Corporation, Inc. for the years ended April 30, 2007, April 30, 2006 and April 30, 2005 were audited by Schwartz Levitsky Feldman LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.  Reports regarding the mineral properties at the Mount Hinton site have been prepared for us by Junior Mine Services, Inc. and by Archer, Cathro & Associates (1981) Limited and much of the information about the Mount Hinton Property contained in this prospectus has been obtained from those reports with their consent.  Reports regarding the mineral properties at the Marg Property site were prepared by Peter Holbek, M.Sc., P.Geo. of Viking GeoScience and much of the information about the Marg Property contained in this prospectus has been obtained from those reports with their consent.

CHANGE IN AUDITORS

As of November 20, 2003, the board of Yukon Gold unanimously approved the replacement of Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP.  Yukon Gold's principal independent auditors are Schwartz Levitsky Feldman LLP.

Prior to the consummation of the Share Purchase Agreement, when our company was known as “TAKE-4, Inc.” , Rotenberg & Co., LLP acted as our independent auditors.  Following the consummation of the Share Purchase Agreement with YGC, Yukon Gold chose to replace Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP because Schwartz Levitsky Feldman LLP had experience with respect to the Canadian mining industry, the requirements of U.S. GAAP relating to the mining industry and in addition, Schwartz Levitsky Feldman LLP had audited the financial statements of our subsidiary, YGC.

Yukon Gold neither had nor has any disagreements with Rotenberg & Co. LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedures till the date of this prospectus, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion of the subject matter of the disagreement.

The audit reports of Rotenberg & Co., LLP for all years and periods of audit, did not contain any adverse opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except for a “going concern” qualification.

During Yukon Gold's two most recent fiscal years ended April 30, 2007 and April 30, 2006, Yukon Gold has not consulted with Schwartz Levitsky Feldman LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-K.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  The material terms of all exhibits have been expressed in this prospectus.  Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.  The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and you can reach us at info@yukongoldcorp.com.  Cletus Ryan acts as the Information Officer for the Company and can be reached at 416-865-9790 or cryan@yukongoldcorp.com.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

GLOSSARY

In this registration statement, we use certain capitalized and abbreviated terms, as well as technical terms, which are defined below.

Adit

A horizontal or nearly horizontal passage driven from the surface for the purpose of the exploration or mining of a mineralized zone or ore body.

Air photo
analysis

Use of aerial photography to determine or estimate geological features.

Alluvial Material

Eroded material such as soil, sand, granite and other materials above the bedrock.

Anomaly

Pertaining to the data set resulting from geochemical or geophysical surveys; a deviation from uniformity or regularity.

Arenite

General term for sedimentary rock consisting of sand-sized particles.

Assay

To analyse the proportions of metals in a specimen of rock or other geological material.  Results of a test of the proportions of metals in a specimen of rock or other geological material.

Bedding

The arrangement of a sedimentary or metamorphic rock in beds or layers of varying thickness and character.

Bedrock

A general term for the rock, usually solid, that underlies soil or other unconsolidated superficial material.

Break

A general term used in mining geology for any discontinuity in the rock, such as a fault or fracture.

Bulldozer trenching

A method of exposing bedrock by use of a bulldozer.

Channel sample

A sample composed of pieces of vein or mineral deposit that have been cut out of a small trench or channel, usually about one inch deep and 4 inches wide.

Cirque

A deep, steep walled, flat or gently floored, half bowl like recess, variously described as crescent shaped or semicircular in plan, typically situated high on the north side of a mountain and commonly at the head of a glacial valley, and produced by the erosive activity of mountain glaciers.

Coarse reject

Pertaining to assay and geochemical analytical procedures where a rock sample is initially crushed before a subsample is separated for further analysis.  The coarse reject may be retained for a check assay or for additional analysis.

Collar

The start or beginning of a drill hole or the mouth of an underground working entrance.

crosscut

An underground passage excavated across an ore body to test its width and value.

Devonian

A geologic period of the Paleozoic era spanning from roughly 416 to 359 million years ago.

Diamond drilling

The act or process of drilling boreholes using bits inset with diamonds as the rock cutting tool.  The bits are rotated by various types and sizes of mechanisms motivated by electric, compressed air or internal combustion engines or motors.

Dip

The angle at which a bed, stratum, vein or other structure is inclined from the horizontal, measured perpendicular to the strike and in the vertical plane.

Drill core

A cylindrical or columnar piece of solid rock, usually 1 to 6 inches (2.5 cm to 40 cm) in diameter and less than 10 feet (3 m) in length, taken as a sample of an underground formation by a cylindrical drill bit, and brought to the surface for examination or analysis.

Drift

n.  A horizontal opening in or near a mineralized body and parallel to the long dimension of the vein or mineralized body.  v.  The act of excavating a drift.

Economic

The portion of a mineralized body that can be profitably exploited.

Excavator trenching

A method of exposing bedrock by use of a hydraulic excavator.

Fault

A fracture or fracture zone in rock along which there has been displacement of the two sides relative to each other and parallel to the fracture.

Felsic

a term used in geology to refer to silicate minerals, magmas, and rocks which are enriched in the lighter elements such as silicon, oxygen, aluminum, sodium, and potassium.

Float

A general term for loose fragments of rock; especially on a hillside below an outcropping mineralized zone.

Float train

A general term for the downslope distribution of float below a mineralized zone.

Foxhole

A small pit excavated in overburden by hand to expose bedrock.

Fracture

A general term for any break in a rock, whether or not it causes displacement.

Geochemical
sampling

The collection of soil, silt, vegetation or rock samples for analysis as a guide to the presence of areas of anomalous mineral of metal content in bedrock.

Geological
mapping

In mineral exploration, the collection of geological data such as the description and orientation of various types of bedrock.

Geophysical survey

In mineral exploration, the collection of seismic, gravitational, electrical, radiometric, density or magnetic data to aid in the evaluation of the mineral potential of a particular area.

Graphitic

Containing graphite.

Greenstone

A general term applied to any compact dark green, altered or metamorphosed mafic igneous rock (e.g. gabbro or diorite).

g/t

Abbreviation for gram per tonne; equivalent to one part per million (ppm).

Hand trenching

A method of exposing bedrock by hand excavation.

Headwall

A steep slope at the head of a valley, especially the rock cliff at the back of a cirque.

Hydrothermal

Of or pertaining to hot water, to the action of hot water, or to the products of this action, such as a mineral deposit precipitated from a hot aqueous solution, with or without demonstrable association with igneous processes.

Igneous

Said of a rock or mineral that solidified from molten or partly molten material; also applied to processes leading to, or resulting from the formation of such rocks.

Metallurgical test

A general term for a number of mechanical or chemical processes that are employed to test the amenability of separating metals from their ores.

Metasedimentary

A sediment or sedimentary rock that shows evidence of being subjected to metamorphism.

Mineralization

The process or processes by which a mineral or minerals are introduced into a rock, resulting in an enriched deposit; or the result of these processes.

Mineralized

Rock that has undergone the process of mineralization.

Mining camp

A term loosely applied to an area of relatively abundant mines that have some relationship to each other in terms of the type of deposit or the variety of ore produced.

Mississippian

An epoch of the Carboniferous Period lasting from roughly 360 to 325 million years ago.

Net Smelter
Return royalty

A general term for a residual benefit that is a percentage of the value for which a smelter will reimburse the provider of ore to the smelter, after deduction for various smelting fees and penalties and, often after cost of transportation has been deducted.

Ore

The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives.

Outcrop

The part of a rock formation that appears at the surface of the ground.

Overburden

Loose soil, sand, gravel, broken rock, etc. that lies above the bedrock.

oz/ton

Abbreviation for troy ounce per ton.

Percussion drill

Drilling method by which the drill bit falls by force or is driven by force into the bedrock.

Permafrost

A permanently frozen layer of soil or subsoil, or even bedrock, which occurs to variable depths below the Earth's surface in arctic or subarctic regions.

Phyllite

A type of foliated metamorphic rock primarily composed of quartz, sericite mica, and chlorite

Placer gold

Gold occurring in more or less coarse grains or flakes and obtainable by washing the sand, gravel, etc. in which it is found.  Also called alluvial gold.

Placer mining

The extraction and concentration of heavy metals or minerals (usually gold) from alluvial deposits by various methods, generally using running water.

ppb

Abbreviation for part per billion.

ppm

Abbreviation for part per million.

Prospecting

Pertaining to the search for outcrops or surface exposures of mineral deposits, primarily by nonmechanical methods.

Quartz

A glassy silicate and common rock forming mineral (SiO2).

Quartz diorite

A group of plutonic rocks having the composition of diorite but with appreciable quartz and feldspar, i.e. between 5 and 20%.

Quartz gabbro

A group of plutonic rocks having the composition of gabbro but with appreciable quartz.

Quartzite

A metamorphosed sandstone or rock composed of quartz grains so completely cemented with secondary silica that the rock breaks across or through the grains rather than around them.

Reserve

That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Resource

Pertaining to the quantity or bulk of mineralized material without reference to the economic viability of its extraction (see reserve).

Saddle

A low point along the crestline of a ridge.

Sediment

Fragmental material that originates from weathering of rocks and that is transported by air, water, ice or other natural agents, and that forms in layers on the Earth's surface at ordinary temperatures in a loose, unconsolidated form; e.g. silt, sand, gravel, etc.

Sedimentary rock

A rock resulting from the consolidation of loose sediment.

Shaft

An approximately vertical mine working of limited area compared with its depth.

Siderite

A light or dark brown mineral of the calcite group (FeCO3).

Soil sampling

(see Geochemical sampling).

Strata

Beds or layers of rock.

Strike

The course or bearing of the outcrop of an inclined bed, vein or fault plane on a level surface; the direction of a horizontal line perpendicular to the dip.

Trace

Pertaining to assay values; as used in this report, this term refers to gold grades of less than 0.01 oz/ton (0.3 g/t).

Underground
exploration

The process of excavating underground workings and drilling from these excavations to establish the continuity, thickness and grade of a mineral deposit.

Vein

An epigenetic mineral filling of a fault or other fracture in a host rock, in tabular or sheetlike form, often as a precipitate from a hydrothermal fluid.

Vein fault

 A term used in the Keno Hill mining camp to describe quartz vein material and associated fault gouge that are contained within a fault zone.

VLF-EM

An abbreviation for the Very Low Frequency-Electromagnetic geophysical survey technique.

Weighted average

Value calculated from a number of samples, each of which has been "weighted" by a factor of the individual sample width.

Working

A general term for any type of excavation carried out during the course of mining or mining exploration.

LIST OF MOUNT HINTON CLAIMS

Mount Hinton Property Claims
held by
Yukon Gold Corp

Claim	Claim	Grant	Claim Owner	Claim
Name	Name	Number		Expiry Date
Granite	1	YC11769	Yukon Gold Corp - 100%.	2011-11-01
Granite	2	YC11770	Yukon Gold Corp - 100%.	2011-11-01
Granite	3	YC11771	Yukon Gold Corp - 100%.	2011-11-01
Granite	4	YC11772	Yukon Gold Corp - 100%.	2011-11-01
Granite	5	YC11773	Yukon Gold Corp - 100%.	2011-11-01
Granite	6	YC11774	Yukon Gold Corp - 100%.	2011-11-01
Granite	7	YC11775	Yukon Gold Corp - 100%.	2011-11-01
Granite	8	YC11776	Yukon Gold Corp - 100%.	2011-11-01
Granite	9	YC11777	Yukon Gold Corp - 100%.	2011-11-01
Granite	10	YC11778	Yukon Gold Corp - 100%.	2011-11-01
Granite	11	YC11779	Yukon Gold Corp - 100%.	2011-11-01
Granite	12	YC11780	Yukon Gold Corp - 100%	2011-11-01
Granite	13	YC11781	Yukon Gold Corp - 100%.	2011-11-01
Granite	14	YC11782	Yukon Gold Corp - 100%.	2011-11-01
Granite	15	YC11783	Yukon Gold Corp - 100%.	2011-11-01
Granite	16	YC11784	Yukon Gold Corp - 100%.	2011-11-01
Granite	17	YC11785	Yukon Gold Corp - 100%.	2011-11-01
Granite	18	YC11786	Yukon Gold Corp - 100%.	2011-11-01
Granite	19	YC11787	Yukon Gold Corp - 100%.	2011-11-01
Granite	20	YC11788	Yukon Gold Corp - 100%.	2011-11-01
Granite	21	YC11789	Yukon Gold Corp - 100%.	2011-11-01
Granite	22	YC11790	Yukon Gold Corp - 100%.	2011-11-01
Granite	23	YC11791	Yukon Gold Corp - 100%.	2011-11-01
Hinton	1	YC00401	Yukon Gold Corp - 100%.	2011-11-01
Hinton	2	YC00402	Yukon Gold Corp - 100%.	2011-11-01
Hinton	3	YC00403	Yukon Gold Corp - 100%.	2011-11-01
Hinton	4	YC00404	Yukon Gold Corp - 100%.	2011-11-01
Hinton	5	YC00405	Yukon Gold Corp - 100%.	2011-11-01
Hinton	6	YC00406	Yukon Gold Corp - 100%.	2011-11-01
Hinton	7	YC00407	Yukon Gold Corp - 100%.	2011-11-01
Hinton	8	YC00408	Yukon Gold Corp - 100%.	2011-11-01

Hinton	9	YC00409	Yukon Gold Corp - 100%.	2011-11-01
Hinton	10	YC00410	Yukon Gold Corp - 100%.	2011-11-01
Hinton	11	YC00411	Yukon Gold Corp - 100%.	2011-11-01
Hinton	12	YC00412	Yukon Gold Corp - 100%.	2011-11-01
Hinton	13	YC00413	Yukon Gold Corp - 100%.	2011-11-01
Hinton	14	YC00414	Yukon Gold Corp - 100%.	2011-11-01
Hinton	15	YC00415	Yukon Gold Corp - 100%.	2011-11-01
Hinton	16	YC00416	Yukon Gold Corp - 100%.	2011-11-01
Hinton	17	YC00417	Yukon Gold Corp - 100%.	2011-11-01
Hinton	18	YC00418	Yukon Gold Corp - 100%.	2011-11-01
Hinton	19	YC00419	Yukon Gold Corp - 100%.	2011-11-01
Hinton	20	YC00420	Yukon Gold Corp - 100%.	2011-11-01
Hinton	21	YC00421	Yukon Gold Corp - 100%.	2011-11-01
Hinton	22	YC00422	Yukon Gold Corp - 100%.	2011-11-01
Hinton	23	YC00423	Yukon Gold Corp - 100%.	2011-11-01
Hinton	24	YC00424	Yukon Gold Corp - 100%.	2011-11-01
Hinton	25	YC00425	Yukon Gold Corp - 100%.	2011-11-01
Hinton	26	YC00426	Yukon Gold Corp - 100%.	2011-11-01
Hinton	27	YC00427	Yukon Gold Corp - 100%.	2011-11-01
Hinton	28	YC00428	Yukon Gold Corp - 100%.	2011-11-01
Hinton	29	YC00429	Yukon Gold Corp - 100%.	2011-11-01
Hinton	30	YC00430	Yukon Gold Corp - 100%.	2011-11-01
Hinton	31	YC00431	Yukon Gold Corp - 100%.	2011-11-01
Hinton	32	YC00432	Yukon Gold Corp - 100%.	2011-11-01
Hinton	33	YC00433	Yukon Gold Corp - 100%.	2011-11-01
Hinton	34	YC00434	Yukon Gold Corp - 100%.	2011-11-01
Hinton	35	YC01091	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	1	YC01126	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	2	YC01127	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	3	YC01128	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	4	YC01129	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	5	YC01130	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	6	YC01131	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	7	YC01132	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	8	YC01133	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	9	YC01134	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	10	YC01135	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	11	YC01136	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	12	YC01137	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	13	YC01138	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	14	YC01139	Yukon Gold Corp - 100%.	2011-11-01

Hinton II	15	YC01140	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	16	YC01141	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	17	YC01142	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	18	YC01143	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	19	YC01144	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	20	YC01145	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	21	YC01146	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	22	YC01147	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	23	YC01148	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	24	YC01149	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	25	YC01150	Yukon Gold Corp - 100%.	2011-11-01
Hinton II	26	YC01151	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	1	YC01152	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	2	YC01153	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	3	YC01154	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	4	YC01155	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	5	YC01156	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	6	YC01157	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	7	YC01158	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	8	YC01159	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	9	YC01160	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	10	YC01161	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	11	YC01162	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	12	YC01163	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	13	YC01164	Yukon Gold Corp - 100%.	2011-11-01
Hinton III	14	YC01165	Yukon Gold Corp - 100%.	2011-11-01
Hinton IV	1	YC01424	Yukon Gold Corp - 100%.	2011-11-01
Hinton IV	2	YC01425	Yukon Gold Corp - 100%.	2011-11-01
Hinton IV	3	YC01426	Yukon Gold Corp - 100%.	2011-11-01
Hinton IV	4	YC01427	Yukon Gold Corp - 100%.	2011-11-01
Hinton IV	5	YC01428	Yukon Gold Corp - 100%.	2011-11-01
Hinton IV	6	YC01429	Yukon Gold Corp - 100%.	2011-11-01
Hinton V	1	YC01417	Yukon Gold Corp - 100%.	2011-11-01
Hinton V	2	YC01418	Yukon Gold Corp - 100%.	2011-11-01
Hinton V	3	YC01419	Yukon Gold Corp - 100%.	2011-11-01
Hinton V	4	YC01420	Yukon Gold Corp - 100%.	2011-11-01
Hinton V	5	YC01421	Yukon Gold Corp - 100%.	2011-11-01
Hinton V	6	YC01422	Yukon Gold Corp - 100%.	2011-11-01
Hinton V	7	YC01423	Yukon Gold Corp - 100%.	2011-11-01
Key	1	YC10609	Yukon Gold Corp - 100%.	2012-11-01
Key	2	YC10610	Yukon Gold Corp - 100%.	2012-11-01

Key	3	YC10611	Yukon Gold Corp - 100%.	2012-11-01
Key	4	YC10612	Yukon Gold Corp - 100%.	2012-11-01
Key	5	YC10613	Yukon Gold Corp - 100%.	2012-11-01
Key	6	YC10614	Yukon Gold Corp - 100%.	2012-11-01
Key	7	YC10615	Yukon Gold Corp - 100%.	2012-11-01
Key	8	YC10616	Yukon Gold Corp - 100%.	2012-11-01
Key	9	YC10617	Yukon Gold Corp - 100%.	2012-11-01
Key	10	YC10618	Yukon Gold Corp - 100%.	2012-11-01
Key	11	YC10619	Yukon Gold Corp - 100%.	2012-11-01
Key	12	YC10620	Yukon Gold Corp - 100%.	2012-11-01
Key	13	YC10621	Yukon Gold Corp - 100%.	2012-11-01
Key	14	YC10622	Yukon Gold Corp - 100%.	2012-11-01
Key	15	YC10623	Yukon Gold Corp - 100%.	2012-11-01
Key	16	YC10624	Yukon Gold Corp - 100%.	2012-11-01
Key	17	YC10625	Yukon Gold Corp - 100%.	2012-11-01
Key	18	YC10626	Yukon Gold Corp - 100%.	2012-11-01
Key	27	YC10627	Yukon Gold Corp - 100%.	2012-11-01
Key	28	YC10628	Yukon Gold Corp - 100%.	2012-11-01
Key	29	YC10629	Yukon Gold Corp - 100%.	2012-11-01
Key	30	YC10630	Yukon Gold Corp - 100%.	2012-11-01
Key	31	YC10631	Yukon Gold Corp - 100%.	2012-11-01
Key	32	YC10632	Yukon Gold Corp - 100%.	2012-11-01
Key	33	YC10633	Yukon Gold Corp - 100%.	2012-11-01
Key	34	YC10634	Yukon Gold Corp - 100%.	2012-11-01
Key	35	YC10635	Yukon Gold Corp - 100%.	2012-11-01
Key	36	YC10636	Yukon Gold Corp - 100%.	2012-11-01
Key	37	YC10637	Yukon Gold Corp - 100%.	2012-11-01
Key	38	YC10638	Yukon Gold Corp - 100%.	2012-11-01
Key	39	YC10639	Yukon Gold Corp - 100%.	2012-11-01
Key	40	YC10640	Yukon Gold Corp - 100%.	2012-11-01
Key	41	YC10641	Yukon Gold Corp - 100%.	2012-11-01
Key	42	YC10642	Yukon Gold Corp - 100%.	2012-11-01
Key	43	YC10643	Yukon Gold Corp - 100%.	2012-11-01
Key	44	YC10644	Yukon Gold Corp - 100%.	2012-11-01
Key	45	YC10645	Yukon Gold Corp - 100%.	2012-11-01
Key	46	YC10646	Yukon Gold Corp - 100%.	2012-11-01
Key	47	YC10647	Yukon Gold Corp - 100%.	2012-11-01
Key	48	YC10648	Yukon Gold Corp - 100%.	2012-11-01
Key	49	YC10649	Yukon Gold Corp - 100%.	2013-11-01
Key	50	YC10650	Yukon Gold Corp - 100%.	2013-11-01
Key	57	YC10651	Yukon Gold Corp - 100%.	2013-11-01

Key	58	YC10652	Yukon Gold Corp - 100%.	2013-11-01
Key	59	YC10653	Yukon Gold Corp - 100%.	2013-11-01
Key	60	YC10654	Yukon Gold Corp - 100%.	2013-11-01
Key	61	YC10655	Yukon Gold Corp - 100%.	2013-11-01
Key	62	YC10656	Yukon Gold Corp - 100%.	2013-11-01
Key	63	YC10657	Yukon Gold Corp - 100%.	2012-11-01
Key	64	YC10658	Yukon Gold Corp - 100%.	2012-11-01
Key	65	YC10659	Yukon Gold Corp - 100%.	2012-11-01
Key	66	YC10660	Yukon Gold Corp - 100%.	2012-11-01
Key	67	YC10661	Yukon Gold Corp - 100%.	2012-11-01
Key	68	YC10662	Yukon Gold Corp - 100%.	2012-11-01
Key	69	YC10663	Yukon Gold Corp - 100%.	2012-11-01
Key	70	YC10664	Yukon Gold Corp - 100%.	2012-11-01
Key	71	YC10665	Yukon Gold Corp - 100%.	2012-11-01
Key	72	YC10666	Yukon Gold Corp - 100%.	2012-11-01
Key	73	YC10667	Yukon Gold Corp - 100%.	2012-11-01
Key	74	YC10668	Yukon Gold Corp - 100%.	2012-11-01
Key	75	YC10669	Yukon Gold Corp - 100%.	2012-11-01
Key	76	YC10670	Yukon Gold Corp - 100%.	2012-11-01
Key	77	YC10671	Yukon Gold Corp - 100%.	2012-11-01
Key	78	YC10672	Yukon Gold Corp - 100%.	2012-11-01
Key	79	YC10673	Yukon Gold Corp - 100%.	2012-11-01
Key	80	YC10674	Yukon Gold Corp - 100%.	2012-11-01
Key	81	YC10675	Yukon Gold Corp - 100%.	2012-11-01
Key	82	YC10676	Yukon Gold Corp - 100%.	2012-11-01
Key	89	YC10677	Yukon Gold Corp - 100%.	2012-11-01
Key	90	YC10678	Yukon Gold Corp - 100%.	2012-11-01
Key	91	YC10679	Yukon Gold Corp - 100%.	2012-11-01
Key	92	YC10680	Yukon Gold Corp - 100%.	2012-11-01
Key	100	YC10693	Yukon Gold Corp - 100%.	2012-11-01
Key	101	YC10694	Yukon Gold Corp - 100%.	2012-11-01
Key	102	YC10695	Yukon Gold Corp - 100%.	2012-11-01
Key	103	YC10696	Yukon Gold Corp - 100%.	2012-11-01
Key	104	YC10697	Yukon Gold Corp - 100%.	2012-11-01
Lock	1	YC32229	Yukon Gold Corp - 100%.	2011-02-23
Lock	2	YC32230	Yukon Gold Corp - 100%.	2011-02-23
Lock	3	YC32231	Yukon Gold Corp - 100%.	2011-02-23
Lock	4	YC32232	Yukon Gold Corp - 100%.	2011-02-23
Lock	5	YC32233	Yukon Gold Corp - 100%.	2011-02-23
Lock	6	YC32234	Yukon Gold Corp - 100%.	2011-02-23
Lock	7	YC32235	Yukon Gold Corp - 100%.	2011-02-23

Lock	8	YC32236	Yukon Gold Corp - 100%.	2011-02-23
Lock	9	YC32237	Yukon Gold Corp - 100%.	2011-02-23
Lock	10	YC32238	Yukon Gold Corp - 100%.	2011-02-23
Lock	11	YC32239	Yukon Gold Corp - 100%.	2011-02-23
Lock	12	YC32240	Yukon Gold Corp - 100%.	2011-02-23
Lock	13	YC32241	Yukon Gold Corp - 100%.	2011-02-23
Lock	14	YC32242	Yukon Gold Corp - 100%.	2011-02-23
Lock	15	YC32243	Yukon Gold Corp - 100%.	2011-02-23
Lock	16	YC32244	Yukon Gold Corp - 100%.	2011-02-23
Lock	17	YC32245	Yukon Gold Corp - 100%.	2011-02-23
Lock	18	YC32246	Yukon Gold Corp - 100%.	2011-02-23
Lock	19	YC32247	Yukon Gold Corp - 100%.	2011-02-23
Lock	20	YC32248	Yukon Gold Corp - 100%.	2011-02-23
Lock	21	YC32249	Yukon Gold Corp - 100%.	2011-02-23
Lock	22	YC32250	Yukon Gold Corp - 100%.	2011-02-23
Lock	23	YC32251	Yukon Gold Corp - 100%.	2011-02-23
Lock	24	YC32252	Yukon Gold Corp - 100%.	2011-02-23
Lock	25	YC32253	Yukon Gold Corp - 100%.	2011-02-23
Lock	26	YC32254	Yukon Gold Corp - 100%.	2011-02-23
Lock	27	YC32255	Yukon Gold Corp - 100%.	2011-02-23
Lock	28	YC32256	Yukon Gold Corp - 100%.	2011-02-23
Lock	29	YC32257	Yukon Gold Corp - 100%.	2011-02-23
Lock	30	YC32258	Yukon Gold Corp - 100%.	2011-02-23
Lock	31	YC32259	Yukon Gold Corp - 100%.	2011-02-23
Lock	32	YC32260	Yukon Gold Corp - 100%.	2011-02-23
Lock	33	YC32261	Yukon Gold Corp - 100%.	2011-02-23
Lock	34	YC32262	Yukon Gold Corp - 100%.	2011-02-23
Lock	35	YC32263	Yukon Gold Corp - 100%.	2011-02-23
Lock	36	YC32264	Yukon Gold Corp - 100%.	2011-02-23
Lock	37	YC32265	Yukon Gold Corp - 100%.	2011-02-23
Lock	38	YC32266	Yukon Gold Corp - 100%.	2011-02-23
Lock	39	YC32267	Yukon Gold Corp - 100%.	2011-02-23
Lock	40	YC32268	Yukon Gold Corp - 100%.	2011-02-23
Lock	41	YC32269	Yukon Gold Corp - 100%.	2011-02-23
Lock	42	YC32270	Yukon Gold Corp - 100%.	2011-02-23
Lock	43	YC32271	Yukon Gold Corp - 100%.	2011-02-23
Lock	44	YC32272	Yukon Gold Corp - 100%.	2011-02-23
Lock	45	YC32273	Yukon Gold Corp - 100%.	2011-02-23
Lock	46	YC32274	Yukon Gold Corp - 100%.	2011-02-23
Lock	47	YC32275	Yukon Gold Corp - 100%.	2011-02-23
Lock	48	YC32276	Yukon Gold Corp - 100%.	2011-02-23

Lock	49	YC32277	Yukon Gold Corp - 100%.	2011-02-23
Lock	50	YC32278	Yukon Gold Corp - 100%.	2011-02-23
Lock	51	YC32279	Yukon Gold Corp - 100%.	2011-02-23
Lock	52	YC32280	Yukon Gold Corp - 100%.	2011-02-23
Lock	53	YC32281	Yukon Gold Corp - 100%.	2011-02-23
Lock	54	YC32282	Yukon Gold Corp - 100%.	2011-02-23
Lock	55	YC32283	Yukon Gold Corp - 100%.	2011-02-23
Lock	56	YC32284	Yukon Gold Corp - 100%.	2011-02-23
Lock	57	YC32285	Yukon Gold Corp - 100%.	2011-02-23
Lock	58	YC32286	Yukon Gold Corp - 100%.	2011-02-23
Lock	59	YC32287	Yukon Gold Corp - 100%.	2011-02-23
Lock	60	YC32288	Yukon Gold Corp - 100%.	2011-02-23
Lock	61	YC32289	Yukon Gold Corp - 100%.	2011-02-23
Lock	62	YC32290	Yukon Gold Corp - 100%.	2011-02-23
Lock	63	YC32291	Yukon Gold Corp - 100%.	2011-02-23
Lock	64	YC32292	Yukon Gold Corp - 100%.	2011-02-23
Moon	1	YC10957	Yukon Gold Corp - 100%.	2011-09-09
Moon	2	YC10958	Yukon Gold Corp - 100%.	2011-09-09
Moon	3	YC10959	Yukon Gold Corp - 100%.	2011-09-09
Moon	4	YC10960	Yukon Gold Corp - 100%.	2011-09-09
Moon	5	YC10961	Yukon Gold Corp - 100%.	2011-09-09
Moon	6	YC10962	Yukon Gold Corp - 100%.	2011-09-09
Moon	7	YC10963	Yukon Gold Corp - 100%.	2011-09-09
Moon	8	YC10964	Yukon Gold Corp - 100%.	2011-09-09
Moon	9	YC10965	Yukon Gold Corp - 100%.	2011-09-09
Moon	10	YC10966	Yukon Gold Corp - 100%.	2011-09-09
Moon	11	YC10967	Yukon Gold Corp - 100%.	2011-09-09
Moon	12	YC10968	Yukon Gold Corp - 100%.	2011-09-09
Red	1	YC10948	Yukon Gold Corp - 100%.	2011-09-09
Red	2	YC10949	Yukon Gold Corp - 100%.	2011-09-09
Red	3	YC10950	Yukon Gold Corp - 100%.	2011-09-09
Red	4	YC10951	Yukon Gold Corp - 100%.	2011-09-09
Red	5	YC10952	Yukon Gold Corp - 100%.	2011-09-09
Red	6	YC10953	Yukon Gold Corp - 100%.	2011-09-09
Red	7	YC10954	Yukon Gold Corp - 100%.	2011-09-09
Red	8	YC10955	Yukon Gold Corp - 100%.	2011-09-09
Red	9	YC10956	Yukon Gold Corp - 100%.	2011-09-09

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the nine-month period ended January 31, 2008 (unaudited)	96

Financial Statements for the six-month period ended October 31, 2007 (unaudited)	119

Financial Statements for the three- month period ended July 31, 2007 (unaudited)	141

Financial Statements for the year ended April 30, 2007 (audited)	159

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
INTERIM CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at January 31, 2008 and April 30, 2007
(Amounts expressed in US Dollars)
(Unaudited)

ASSETS

	January 31,	April 30,
	2008	2007
	$	$

CURRENT ASSETS

Cash and cash equivalents	1,063,192	936,436
Prepaid expenses and other (note 11)	278,146	464,371
Exploration Tax Credit Receivable (note 4)	483,258	483,258
Short-term investment in available-for-sale securities (note 10)	140,000	-
Restricted Deposit	-	17,889

	1,964,596	1,901,954
RESTRICTED SHORT TERM DEPOSITS (Note 5)	836,820	-
RESTRICTED CASH	-	2,266,602
PROPERTY, PLANT AND EQUIPMENT	88,539	56,551

	2,889,955	4,225,107

See condensed notes to the interim consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/ Ronald K. Mann
Ronald K. Mann, Director

/s/ J.L. Guerra, Jr
J.L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at January 31, 2008 and April 30, 2007
(Amounts expressed in US Dollars)
(Unaudited)

LIABILITIES
	January 31,	April 30,
	2008	2007
	$	$

CURRENT LIABILITIES

Accounts payable and accrued liabilities (note 12)	184,005	260,134
Obligation under Capital Leases	2,608	2,812

Total Current Liabilities	186,613	262,946

Long –Term Portion of:
Obligation under Capital Lease	8,498	9,137

TOTAL LIABILITIES	195,111	272,083

SHAREHOLDERS' EQUITY

CAPITAL STOCK	2,899	2,288

ADDITIONAL PAID-IN CAPITAL	13,975,811	10,949,726

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	224,896	(63,608)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE	(11,508,762)	(6,935,382)

	2,694,844	3,953,024

	2,889,955	4,225,107

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Operations
For the nine months and three months ended January 31, 2008 and January 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

		For the	For the	For the	For the
		nine months	nine months	three months	three months
	Cumulative	ended	ended	ended	ended
	Since	January 31,	January 31,	January 31,	January 31,
	inception	2008	2007	2008	2007

	$	$	$	$	$
OPERATING EXPENSES
General and administration	5,514,886	1,409,684	1,906,256	942,711	743,232
Project expenses	7,071,826	3,263,022	1,832,808	265,211	136,954
Exploration Tax Credit	(605,716)	-	-	-	-
Amortization	31,032	13,098	9,409	6,009	3,102
Loss on sale/disposal of capital assets	5,904	-	-	-	-

TOTAL OPERATING EXPENSES	12,017,932	4,685,804	3,748,473	1,213,931	883,288

LOSS BEFORE INCOME TAXES	(12,017,932)	(4,685,804)	(3,748,473)	(1,213,931)	(883,288)

Income taxes recovery (note 13)	509,170	112,424	370,746	112,424	370,746

NET LOSS	(11,508,762)	(4,573,380)	(3,377,727)	(1,101,507)	(512,542)

Loss per share – basic and diluted		(0.18)	(0.19)	(0.04)	(0.03)

Weighted average common shares outstanding		25,472,297	17,704,211	28,418,050	18,809,457

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
For the nine months ended January 31, 2008 and January 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

		For the	For the
		nine months	nine months
	Cumulative	ended	ended
	since	January 31,	January 31,
	inception	2008	2007
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	(11,508,762)	(4,573,380)	(3,377,727)
Items not requiring an outlay of cash:
Amortization	31,032	13,098	9,409
Loss on sale/disposal of capital assets	5,904	-	-
Registration rights penalty expense	188,125	-	-
Shares issued for property payment	525,339	57,252	153,845
Common shares issued for settlement of severance liability to ex-officer	113,130	-	113,130
Stock-based compensation	1,145,576	469,057	321,165
Compensation expense on issue of warrants	88,228	88,228
Issue of shares for professional services	852,523	-	722,023
Issue of units against settlement of debts	20,077	-	-
Decrease (Increase) in prepaid expenses and deposits	(276,989)	186,225	(461,798)
Increase in exploration tax credit receivable	(483,258)	-	-
Increase (Decrease) in accounts payable and accrued Liabilities	183,515	(76,129)	(88,261)
(Increase) Decrease in restricted cash	-	2,266,602	(2,425,230)
Decrease in restricted deposit	-	17,889	-
Decrease in other liabilities			(3,750)

NET CASH USED IN OPERATING ACTIVITIES	(9,115,560)	(1,551,158)	(5,037,194)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(122,258)	(41,520)	(3,356)
Investment in available for sale securities	(250,000)	(250,000)	-
Sale of available for sale securities	210,000	210,000	-
Investment in restricted short-term deposits	(836,820)	(836,820)	-

NET CASH USED IN INVESTING ACTIVITIES	(999,078)	(918,340)	(3,356)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments from a shareholder	1,180	-	-
Proceeds from demand promissory notes	200,000	-	-
Proceeds from Convertible promissory notes converted	200,500	-	-
Proceeds from exercise of stock options	61,000	-	55,500
Proceeds from exercise of warrants-net	450,309	-	425,497
Proceeds from subscription of warrants-net	525,680	-	2,146,784
Proceeds from issuance of units /shares-net	9,678,204	2,489,203	862,978
Proceeds (Repayments) from capital lease obligation	10,289	(1,660)	(2,131)

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,127,162	2,487,543	3,488,628

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES	50,668	108,711	(79,981)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FOR THE YEAR	1,063,192	126,756	(1,631,903)

Cash and cash equivalents, beginning of year	-	936,436	2,412,126

CASH AND CASH EQUIVALENTS, END OF PERIOD	1,063,192	1,063,192	780,223

INCOME TAXES PAID		-	-

INTEREST PAID		-	-

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Changes in Stockholders' Equity From Inception to January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

	Number of Common Shares	Common Shares Amount	Additional Paid-in Capital	Subscription for Warrants	Deficit, Accumulated during the Exploration Stage	Comprehensive Income (loss)	Accumulated Other Comprehensive Income (loss)
	#	$	$	$	$	$	$
Issuance of Common shares	2,833,377	154,063	-	-	-	-	-
Issuance of warrants	-	-	1,142	-	-	-	-
Foreign currency translation	-	-	-	-		604	604
Net loss for the year	-	-	-		(124,783)	(124,783)	-

Balance as of April 30, 2003	2,833,377	154,063	1,142	-	(124,783)	(124,179)	604

Issuance of Common shares	1,435,410	256,657	-	-	-	-
Issuance of warrants	-	-	2,855	-	-	-
Shares repurchased	(240,855)	(5,778)	-	-	-	-
Recapitalization pursuant to reverse acquisition	2,737,576	(404,265)	404,265	-	-	-
Issuance of Common shares	1,750,000	175	174,825	-	-	-
Issuance of Common shares for Property Payment	300,000	30	114,212	-	-	-
Foreign currency translation	-	-	-	-	-	(12,796)	(12,796)
Net loss for the year	-	-	-	-	(442,906)	(442,906)	-

Balance as of April 30, 2004	8,815,508	882	697,299	-	(567,689)	(455,702)	(12,192)

Issuance of Common shares for Property Payment	133,333	13	99,987	-	-	-	-
Issuance of common shares on Conversion of Convertible Promissory note	76,204	8	57,144	-	-	-	-
Foreign currency translation	-	-	-	-	-	9,717	9,717
Net loss for the year	-	-	-	-	(808,146)	(808,146)	-

Balance as of April 30, 2005	9,025,045	903	854,430	-	(1,375,835)	(798,429)	(2,475)

Stock based compensation - Directors and officers			216,416
Stock based compensation - Consultants			8,830
Issue of common shares and Warrants on retirement of Demand Promissory note	369,215	37	203,031
Units issued to an outside company for professional services settlement	24,336	2	13,384
Units issued to an officer for professional services settlement	12,168	1	6,690
Issuance of common shares for professional services	150,000	15	130,485

Units issued to shareholder	490,909	49	269,951
Units issued to a director	149,867	15	82,412
Units issued to outside subscribers	200,000	20	109,980
Issuance of common shares on Conversion of Convertible Promissory notes	59,547	6	44,654
Issuance of common shares on Exercise of warrants	14,000	2	11,998
Issuance of common shares on Conversion of Convertible Promissory notes	76,525	8	57,386
Private placement of shares	150,000	15	151,485
Issuance of Common shares for property payment	133,333	13	99,987

Issuance of common shares on Conversion of Convertible Promissory notes	34,306	4	25,905
Issuance of common shares on Exercise of warrants	10,000	1	8,771
Issuance of common shares on Conversion of Convertible Promissory notes	101,150	10	76,523
Issue of 400,000 Special Warrants net				371,680
Issue of 200,000 flow through warrants				154,000
Brokered private placement of shares- net	5,331,327	533	2,910,375
Brokered Private placement of flow through Shares- net	25,000	2	13,310
Exercise of stock options	10,000	1	5,499
Foreign currency translation	-	-	-			(2,687)	(2,687)
Net loss for the year	-	-	-		(1,855,957)	(1,855,957)	-

Balance as of April 30, 2006	16,366,728	1,637	5,301,502	525,680	(3,231,792)	(1,858,644)	(5,162)

Exercise of warrants	10,000	1	8,986
Exercise of warrants	45,045	5	40,445
Exercise of warrants	16,000	2	14,278
Common shares issued for settlement of severance liability to ex-officer	141,599	14	113,116
Exercise of warrants	43,667	4	39,364
Exercise of warrants	17,971	2	15,937
Exercise of warrants	43,667	4	38,891
Exercise of warrants	16,000	2	14,251
Exercise of warrants	158,090	16	141,616
Issue of common shares for property payment	43,166	4	53,841
Exercise of warrants	64,120	6	57,863
Exercise of warrants	61,171	6	53,818
Exercise of stock options	24,000	2	17,998
Issuance of common shares for professional services	342,780	34	438,725
Brokered private placement of units-net	400,000	40	363,960

Brokered private placement of units-net	550,000	55	498,923
Stock based compensation-Directors and Officers			451,273
Exercise of stock options	50,000	5	37,495
Issuance of common shares for property payment	133,334	13	99,987
Issuance of common shares for professional services	160,000	16	131,184
Issuance of common shares for professional services	118,800	12	152,052
Issue of shares for flow-through warrants	200,000	20	153,980	(154,000)
Issue of shares for special warrants	404,000	41	375,679	(371,680)
Issue of 2,823,049 flow- through warrants -net				1,916,374
Issue of 334,218 unit special warrants-net				230,410
Issue of 3,105,358 common shares for 2,823,049 flow through warrants	3,105,358	310	1,916,064	(1,916,374)
Issue of 367,641 common shares for 334,218 unit special warrants	367,641	37	230,373	(230,410)
Registration rights penalty expense			188,125
Foreign currency translation						(58,446)	(58,446)
Net loss for the year					(3,703,590)	(3,703,590)

Balance as of April 30, 2007	22,883,137	2,288	10,949,726	-	(6,935,382)	(3,762,036)	(63,608)
Issuance of common shares for property payment	136,364	13	57,239		-	-	-

Stock based compensation			196,259		-	-
Unrealized gain on available-for-sale securities						100,000	100,000

Realized gain on available-for-sale securities						(40,000)	(40,000)
Issue of 543,615 flow through units	543,615	54	227,450
Issue of 1,916,666 units – net	1,916,666	192	698,110
Issue of 1,071,770 flow through units	1,071,770	108	449,379
Issue of 2,438,888 units-net	2,438,888	244	1,036,622
Realized gain on available- for- sale securities						(20,000)	(20,000)

Stock based compensation			272,798
Compensation expense on issue of warrants			88,228
Foreign currency translation						281,303	248,504

Net loss for the period	_________	_________	_________	_________	(4,573,380)	(4,573,380)	_________

Balance as of January 31, 2008	28,990,440	2,899	13,975,811		(11,508,762)	(4,252,077)	224,896

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the year ended April 30, 2008. Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

The interim consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the “Company”) and its wholly owned subsidiary Yukon Gold Corp. (“YGC”). All material inter-company accounts and transactions have been eliminated.

2. GOING CONCERN

The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company's future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The Company was successful in raising funds (net) of approximately $4 million during the year ended April 30, 2006, which assisted the Company in meeting its commitments and requirements for project expenses and general and administrative expenses. The Company also raised (net) approximately $1.3 million during the six months ended October 31, 2006. The Company raised (net) approximately $1.9 million through subscription of flow-through special warrants and raised (net) approximately $230,000 through subscription of unit special warrants during the three months ended January 31, 2007. The Company further raised an additional (net) approximately $227,000 through subscription of flow-through units and raised (net) approximately $698,000 through subscription of units during the three months ended October 31, 2007. The company further raised approximately (net) $450,000 through subscription of flow-through units and raised (net) approximately $1,037,000 through subscription of units during the three months ended January 31, 2008. The Company's common shares are listed on the Toronto Stock Exchange (the “TSX”) and included for quotation on the Over-The-Counter Bulletin Board maintained by the NASD in the United States. The trading of the Company's stock in both the United States and Canada has expanded its investor base, as the Company continues to explore sources of funding from both the United States and Canada.

3. NATURE OF OPERATIONS

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in Yukon, Canada. The Company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

4. EXPLORATION TAX CREDIT RECEIVABLE

The Company has a claim to a Yukon exploration tax credit, since it maintains a permanent establishment in Yukon and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company's expectation of receiving this credit of $483,258 (CDN$481,685) for the years 2006 and 2007 is based on the history of receiving past credits. The Company, subsequent to the quarter, received on March 6, 2008 $180,970 (CDN$181,658) which represents the 2006 Yukon tax credit of $171,035 (CDN$171,685) plus accumulated interest of $9,935 (CDN$9,973) and on March 11, 2008 the Company received $299,207 (CDN$300,344) which represents the 2007 Yukon Tax Credit of $298,864 (CDN$300,000) plus accumulated interest of $343 (CDN$344).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

5. RESTRICTED CASH AND SHORT TERM DEPOSITS

Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds.  The flow-through funds, which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be short term deposits or cash or cash equivalents. As of January 31, 2008 unexpended flow-through funds were $836,820 (CDN$840,000) which were restricted short-term deposits. On April 30, 2007, unexpended flow-through funds were $2,266,602 (CDN$2,516,155) which were restricted cash.

6. STOCK BASED COMPENSATION

Per SEC Staff Accounting Bulletin 107, Topic 14.F, “Classification of Compensation Expense Associated with Share-Based Payment Arrangements” stock based compensation expense is being presented in the same lines as cash compensation paid.

The Company adopted a new Stock Option Plan at its shareholders meeting on January 19, 2007 (the “2006 Stock Option Plan”). The 2006 Stock Option Plan will be administered by the board of directors of the Company or, in the board of directors' discretion, by a committee appointed by the board of directors for that purpose. The TSX approved the 2006 Stock Option plan on March 9, 2007.

Subject to the provisions of the 2006 Stock Option Plan, the aggregate number of shares which may be issued under the 2006 Stock Option Plan shall not exceed 2,000,000 shares (“Total Shares”). Any Stock Option granted under the 2006 Stock Option Plan which has been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan, effectively resulting in a re-loading of the number of shares available for grant under the 2006 Stock Option Plan. Any shares subject to an option granted under the 2006 Stock Option Plan which for any reason is surrendered, cancelled or terminated or expires without having been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan.

Under the 2006 Stock Option Plan, at no time shall: (i) the number of shares reserved for issuance pursuant to Stock Options granted to any one optionee exceed 10% of the Total Shares; (ii) the number of shares, together with all security based compensation arrangements of the Company in effect, reserved for issuance pursuant to Stock Options granted to any “insiders” (as that term is defined under the Securities Act (Ontario)) exceed 10% of the total number of issued and outstanding shares. In addition, the number of shares issued to insiders pursuant to the exercise of Stock Options, within any one year period, together with all security based compensation arrangements of the Company in effect, shall not exceed 10% of the total number of issued and outstanding shares.

The purchase price (the “Price”) per share under each Stock Option shall be determined by the board of directors or a committee, as applicable. The Price shall not be lower than the closing market price on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the trading day immediately preceding the date of grant, or if not so traded, the average between the closing bid and asked prices thereof as reported for the trading day immediately preceding the date of the grant; provided that if the shares have not traded on the TSX or another stock exchange for an extended period of time, the “market price” will be the fair market value of the shares at the time of grant, as determined by the board of directors or committee. The board of directors or committee may determine that the Price may escalate at a specified rate dependent upon the date on which an option may be exercised by the Eligible Participant. The Company has adopted SFAS123 (Revised) commencing May 1, 2005.

During the nine month period ended January 31, 2008, the following stock options were granted under the 2006 stock option plan:

a)

On August 15, 2007 Stock options to one consultant to purchase 125,000 common shares each at an exercise price of $0.42 (CND $0.45) per share. These options were granted in accordance with the terms of the Company's 2006 Stock Option Plan and shall vest at 31,250 options each on November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008 respectively. The first exercise date of the option is August 15, 2008 and these options shall expire on August 15, 2010.  The Company terminated the contract with this consultant in February 2008.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

6. STOCK BASED COMPENSATION-Cont'd

b)

On September 28, 2007 Stock Options to one officer to purchase 200,000 common shares at a price of $0.38 (CDN$0.38) and to one employee to purchase 100,000 common shares at a price of $0.39 (CDN$0.39) per share. These options were granted in accordance with the terms of the Company's 2006 Stock Option Plan. Options to the officer shall vest at the rate of one twelfth (1/12) each month, commencing, on the 1st day of October 2007, for a period of twelve months. The options granted shall be for a term of 5 years.   Options to the employee shall vest at the rate of one twenty-forth (1/24) each month, commencing on October 28, 2007, for a period of 24 months. The options granted shall be for a term of 5 years.

c)

On December 18, 2007 Stock Options to one officer to purchase 200,000 common shares at a price of $0.24 (CDN$0.24).  These options were granted in accordance with the terms of the Company's 2006 Stock Option Plan. The options granted were fully vested upon issuance and have a term of 5 years.

d)

On January 14, 2008 Stock Options to two directors to purchase 200,000 common shares each at a price of $0.31 (CDN$0.31), to two directors to purchase 100,000 common shares each at a price of $0.31 (CDN$0.31), to two officers to purchase 75,000 common shares each at a price of $0.31 (CDN$0.31) and to one employee to purchase 75,000 common shares at a price of $0.31 (CDN$0.31), for a total of 825,000 options. These options were granted in accordance with the terms of the Company's 2006 Stock Option Plan. The options granted were fully vested upon issuance and have a term of 5 years.

For the nine month period ended January 31, 2008, the Company recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

	19-Jan	20-Mar	28-Mar	15-Aug	28-Sept	18-Dec	14-Jan
	2007	2007	2007	2007	2007	2007	2008	TOTAL

Risk free rate	4.5%	4.5%	4.5%	4.5%	4.5%	5.0%	5.0%
Volatility factor	45.19%	57.48%	98.67%	71.49%	49.04%	101.61%	95.77%
Stock-based compensation cost expensed during the nine month period ended January 31, 2008	$167,515	$19,944	$35,913	$11,215	$19,008	$31,738	$183,724	469,057
Unexpended Stock –based compensation cost deferred over the vesting period	-	$30,178	$7,510	$995	$37,395	-	-	76,078

As of January 31, 2008 there was $76,078 of unrecognized expenses related to non-vested stock-based compensation arrangements granted. The stock-based compensation expense for the nine month period ended January 31, 2008 was $469,057.

7. WARRANTS

On December 15, 2007 warrants were issued to the newly appointed President and CEO to purchase 500,000 common shares at a price of $0.24 (CDN$0.24). 250,000 warrants vested immediately commencing on December 15, 2007 and the balance 250,000 warrants shall vest after six months on June 15, 2008. The warrants granted had a term of 5 years commencing the date of vesting. The fair value of the warrants were calculated using the Black-Scholes method of valuation, using 5% risk free rate and volatility factor of 96.21%. The Company expensed compensation cost for issue of warrants for $88,228 during the quarter ended January 31, 2008 and carried forward $52,664 being the unexpended compensation cost deferred over the vesting period.

On November 27, 2007 the board of directors approved to extend the expiry dates of the following warrants by one (1) year:

1.

2,665,669 warrants expiring on March 28, 2008 exercisable at $0.90 per warrant to March 28, 2009, having a fair value of $76,483;

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

2.

950,000 warrants expiring on October 4, 2008 which are exercisable at $2.00 per warrant to October 4, 2009, having a fair value of $5,144; and

3.

533,133 Broker warrants expiring on March 28, 2008 exercisable at $0.60 per Unit to March 28, 2009, having a fair value of $28,645.

The fair value of the warrants were calculated using the Black  Scholes method of valuation, using 5% risk free rate and volatility factor of 90.77%.

8. ISSUANCE OF COMMON SHARES

Year ended April 30, 2007

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045).

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,280 (CDN$16,000).

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director.  The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667).

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,253 (CDN$16,000).

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).

On July 7, 2006 the Company issued 43,166 common shares in settlement of a property   payment on the Mount Hinton property. The shares represent $53,845 (CDN$60,000) payment and were valued   $1.25 (CDN$1.39) each.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120).

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171).

On August 11, 2006 the Company issued 817,980 restricted shares in total to three consultants for services relating to business promotion and development. These consultants assisted management in the preparation of financial offerings and in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States and Canada. Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares were held in escrow to be released to each consultant in 8 monthly installments of 19,800 common shares commencing November 1, 2006. Out of 475,200 common shares held in escrow, the Company received back 356,400 common shares for cancellation.

On September 7, 2006 the Company issued 24,000 shares to an officer upon exercising 24,000 vested stock options at $0.75 for a total of $18,000.

On October 3, 2006, the Company completed a brokered private placement and issued 400,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company paid a finders fee of 6% and reimbursed expenses for 3% of the total consideration. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

8. ISSUANCE OF COMMON SHARES-Cont'd

On October 3, 2006, the Company completed another brokered private placement and issued 550,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $550,000. The Company paid a finders fee of $33,000 and reimbursed expenses for $18,022 (CDN$20,000). The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

On December 12, 2006 the Company issued 50,000 shares to a former officer upon exercising of 50,000 vested stock options at $0.75 for a total of $37,500.

On December 6, 2006 the board of directors authorized the issuance of 133,334 common shares in the amount of $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $86,805 (CDN$100,000) as per terms of the agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2006. This entire payment of $186,805 was expensed in the consolidated statements of operations.

On December 19, 2006 the Company issued 160,000 common shares to a consultant for services rendered. These services related to the consulting agreement dated March 21, 2006. As per terms of that agreement, the Consultant was to provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement was for a period of twelve months commencing the day of trading of the Company's stock on the Toronto Stock Exchange (April 19, 2006). As per the agreement, the Consultant was to be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and was to receive these shares on a monthly basis. Each party was able to cancel the agreement on 30 days notice. The Company cancelled the agreement as of November 30, 2006 and on December 19, 2006 issued 160,000 common shares as full and final consideration.

On December 19, 2006 the Company issued 200,000 common shares in lieu of sale of 200,000 Flow-Through Special Warrants made to a Canadian accredited investor, for $180,000 (CDN$205,020) on December 30, 2005. Each Flow-Through Special Warrant entitled the Holder to acquire one flow-through common share of the Company at no additional cost.

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,801,610 (CDN$3,264,996).  Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company.  Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company.  Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date.  In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

8. ISSUANCE OF COMMON SHARES-Cont'd

The Company subsequently declined to file a prospectus in Canada but did file the registration statement in the United States.  As a result of the Company's decision not to file a prospectus in Canada, primarily because of the cost involved, the Company was obligated to pay a penalty to the holders of the securities issued in the private placement.  As a result of the penalty, (i) each flow-through special warrant entitles the holder to acquire 1.1 common shares on exercise thereof and (ii) each unit special warrant entitles the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof.  In connection with the private placement, Northern Securities Inc., the lead agent, received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options.  In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission of $25,862 (CDN$30,000) as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN$32,900) as well as 32,900 unit compensation options.  Each flow-through compensation option entitles the holder to acquire,  for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at $0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  As a result of the penalty, (i) each flow-through compensation option entitles the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and (ii) each unit compensation option granted to Northern Securities, Inc. entitles the holder to acquire 1.1 unit compensation warrants on exercise thereof.  The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

On January 11, 2007, the Company issued its obligated 400,000 common shares and an additional 4,000 common shares as penalty, in lieu of sale of 400,000 Special Warrants to a Canadian accredited investor for $404,000 paid on December 15, 2005. Each Special Warrant entitled its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. The Company was obligated to have a registration statement become effective within 181 days of the closing. In the absence of a registration statement being declared effective within 181 days of the closing, the Company issued an additional 4,000 common shares to the Canadian accredited investor at no extra cost as a penalty.  The Company expensed an amount of $5,000 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 2,823,049 common shares and an additional 282,309 shares as a penalty, relating to the private placement of 2,823,049 flow-through special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $163,739 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 334,218 common shares and an additional 33,423 shares as a penalty, relating to the private placement of 334,218 unit special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $19,386 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

Nine Months ended January 31, 2008

On July 7, 2007 the Company issued 136,364 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

8. ISSUANCE OF COMMON SHARES-Cont'd

On August 16, 2007 the Company completed a private placement (the “Financing”) with Northern Securities Inc. (“Northern”), acting as agent. The Financing was comprised of the sale of 1,916,666 units (the “Units”) at $0.42 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $802,101 (CDN$862,499.70) and the sale of 543,615 flow-through units (the “Flow-Through Units” which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at $0.49 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of $262,884 (CDN$282,680). The proceeds raised were allocated between the offering of shares and the sale of tax benefits A liability of $35,381 was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor.  Each Unit consisted of one non-flow through common share (“Common Share”) and one half of one Common Share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.60 (CDN$0.60) per share.  Each Flow-Through Unit consisted of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an “FT Warrant”).  Each FT Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.70 (CDN$0.70) per share.  The Company paid Northern a commission equal to 8% of the aggregate gross proceeds which amounted to $85,199 (CDN$91,614) and issued 153,333 “Unit Compensation Options” and 43,489 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Unit at the Unit Issue Price until August 16, 2009.  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one FT Warrant at the Flow-Through Unit Issue Price until August 16, 2009.    The Company reimbursed Northern expenses of $18,600 (CDN $20,000).

On November 16, 2007 the Company completed the second part of a private placement (the “Second Financing”) with Northern acting as agent.  The Second Financing was comprised of the sale of 2,438,888 units (the “Units”) at $0.46 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $1,127,028 (CDN$1,097,500) and the sale of 1,071,770 flow through units (the “Flow-Through Units”) at $0.53 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of $572,315 (CDN$557,320). The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $77,043was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor.  The closing represented the final tranche of a $2,816,673 (CDN$2.8 million) private placement with Northern announced on July 24, 2007.  Each Unit consists of one non-flow through common share (“Common Share”) and one half of one Common Share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.60 (CDN$0.60) per share.  Each Flow-Through Unit consists of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an “FT Warrant”).  Each FT Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.70 (CDN$0.70) per share.  Yukon Gold paid Northern a commission equal to 8% of the aggregate gross proceeds and issued 195,111 “Unit Compensation Options” and 85,741 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Common Share and one half of one Common Share purchase warrant at the Unit Issue Price until November 16, 2009.  Each full Common share purchase warrant is exercisable at $0.60 (CDN$0.60).  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one Common Share purchase warrant at the Flow-Through Unit Issue Price.  Each full Common Share purchase warrant is exercisable at $0.70 (CDN$0.70).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

9. COMMITMENTS AND CONTINGENCIES

a) Mount Hinton Property Mining Claims

On July 7, 2002 Yukon Gold Corp. (“YGC”) entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the “Hinton Option Agreement”) dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

The schedule of Property Payments and Work Programs are as follows:

PROPERTY PAYMENTS

On execution of the July 7, 2002 Agreement	$ 19,693 (CDN$ 25,000) Paid
On July 7, 2003	$ 59,078 (CDN$ 75,000) Paid
On July 7, 2004	$118,157 (CDN$ 150,000) Paid
On January 2, 2006	$125,313 (CDN$ 150,000) Paid
On July 7, 2006	$134,512 (CDN$ 150,000) Paid
On July 7, 2007	$141,979 (CDN$ 150,000) Paid
On July 7, 2008	$149,432 (CDN$ 150,000)
TOTAL	$748,164 (CDN$850,000)

WORK PROGRAM-expenditures to be incurred in the following periods:

July 7/02 to July 6/03	$ 118,157 (CDN$ 150,000) Incurred
July 7/03 to July 6/04	$ 196,928 (CDN$ 250,000) Incurred
July 7/04 to July 6/05	$ 256,006 (CDN$ 325,000) Incurred
July 7/05 to Dec. 31/06	$ 667,795 (CDN$ 750,000) Incurred
Jan. 1/07 to Dec. 31/07	$ 937,383 (CDN$ 1,000,000) Incurred
Jan. 1/08 to Dec. 31/08	$1,245,250 (CDN$ 1,250,000)**Deferred
Jan. 1/09 to Dec. 31/09	$1,494,321 (CDN$ 1,500,000)
TOTAL	$4,915,840 (CDN$5,225,000)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

9. COMMITMENTS AND CONTINGENCIES-Cont'd

By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site. As a result, the Company was allowed to defer the expenditure of approximately $220,681 (CDN$235,423) until December 31, 2007. The Company had incurred that expenditure in addition to the expenditure for January 1 to December 31, 2007 as at October 31, 2007. All other Property Payments and Work Program expenditures due have been made and incurred.

**Subsequent to the quarter ending January 31, 2008 by letter agreement dated February 29, 2008, the Company gave notice to the Hinton Syndicate that all of the Work Program expenditures scheduled to be incurred by December 31, 2008 would be deferred until December 31, 2009.  Subsection 2.2(f) of the Hinton Option Agreement provides that if Yukon Gold has earned at least 25% of the right, title and interest in the Property as provided for in Subsection 2.2(e) of the Hinton Option Agreement and is unable to meet its next year's Work Program expenditures as set out in Section 2.2 of the Hinton Option Agreement, it shall be entitled to extend the time required to incur the Work Program expenditures from year to year by giving notice to the Hinton Syndicate to such effect; provided that the full amount of the Work Program expenditures has been incurred by December 31, 2009.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

25% interest upon completion of Work Program expenditures of $1,587,806 (CDN$1,500,000)

50% interest upon completion of Work Program expenditures of $2,646,343 (CDN$2,500,000)

75% interest upon completion of Work Program expenditures of $4,915,840 (CDN$5,225,000)

YGC earned a 50% interest in the claims covered by the Hinton Option Agreement as at October 31, 2007. In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered  “incurred” exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, “incurred” as follows:   “Costs shall be deemed to have been “incurred” when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur.” Consequently, the term, “incurred” includes amounts actually paid and amounts that YGC has obligated itself to pay.

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,915,840 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Although YGC had earned a 50% interest as at October 31, 2007, if the relationship is converted to a joint venture currently, YGC's interest would automatically be reduced to a 45% interest in the joint venture (by the terms of the Hinton Option Agreement) and the Hinton Syndicate would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,981,072 (CDN$5,000,000).

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% “net smelter return royalty.” In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the “net smelter return royalty” would become 3% and the Hinton Syndicate would retain this royalty interest only. The “net smelter return royalty” is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

The Hinton Option Agreement provides both parties (YGC and the Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

9. COMMITMENTS AND CONTINGENCIES-Cont'd

The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. On July 7, 2007 the Company issued 136,364 common shares, with the approval of the TSX, in settlement of 40% of the property payment due on July 7, 2007. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each.  The $84,727 (CDN$90,000) balance was paid in cash to the members of the Hinton Syndicate on July 7, 2007. This entire issuance of shares and cash payment was expensed as project expense.

The Hinton Option Agreement pertains to an “area of interest” which includes the area within ten kilometers of the outermost boundaries of the 273 mineral claims, which constitute our mineral properties. Either party to the Hinton Option Agreement may stake claims outside the 273 mineral claims, but each must notify the other party if such new claims are within the “area of interest.” The non-staking party may then elect to have the new claims included within the Hinton Option Agreement. As of December 11, 2006, there were an additional 24 claims staked, known as the “Gram Claims” which became subject to the Hinton Option Agreement.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project which was revised on May 15, 2007.  The Company paid cash calls in the amount of $2,152,317 (CDN$2,105,200) for the 2007 Work Program. The Company had approximately $70,304 (CDN$75,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $180,164 (CDN$200,000), on June 15, 2007 the Company paid $202,684 (CDN$225,000), being two of the four cash call payments. Due to delays in the drilling program the third payment of $635,123 (CDN$600,000) which was due on July 31, 2007 was changed to August 31, 2007.   On August 15, 2007 the Company paid $97,259 (CDN$91,880) towards the third cash call payment for the Mount Hinton 2007 Work Program.  On August 31, 2007 the Company re-allocated $537,864 (CDN$508,120) being the balance of the third cash call payment from cash call funds previously allocated to the Marg Project.  These re-allocated funds were not needed for the Marg Project. The fourth payment of $428,919 (CDN$405,200) which was originally due on August 15, 2007 was changed to and paid on September 15, 2007.

b) The Marg Property

In March 2005, the Company acquired rights to purchase 100% of the Marg Property, which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement (“Agreement”) with Atna Resources Ltd. (“Atna”). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005; $86,805 (CDN$100,000) cash and an additional 133,334 common shares of the Company on December 12, 2006.  On December 12, 2007 the Company paid $98,697 (CDN$100,000) being the next payment due.

The Company has agreed to make subsequent payments under the Agreement of: $199,243 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $996,214 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Marg project. The Company has paid cash calls in the amount of $2,100,528 (CDN$2,281,880) for the 2007 Work Program. The Company had approximately $515,561 (CDN$550,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $703,037 (CDN$750,000), on June 15, 2007 the Company paid $703,037 (CDN$750,000), and on July 15, 2007 the Company paid $703,037 (CDN$750,000) being three of the four cash call payments. The fourth and final payment of $402,244 (CDN$380,000) was paid on August 15, 2007.  On August 31, 2007 the Company re-allocated $537,864 (CDN$508,120) being the balance of the third cash call payment for the Mount Hinton 2007 Work Program from cash call funds previously allocated to the Marg Project. These re-allocated funds were not needed for the Marg Project.  On January 23, 2008 the Company was refunded $388,524 (CDN$390,000) as these funds were not needed for the Marg Project.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

9. COMMITMENTS AND CONTINGENCIES-Cont'd

c) On August 15, 2007 the Company entered into an investor relations marketing agreement with a consultant for a one year term, with the option to renew for an additional 12 months.  In return for services rendered, the Company will pay the consultant $1,992 (CDN$2,000) per month.  On August 31, 2007 the Company paid $3,787 (CDN$4,000) being the first and last payments of the contract. On September 15, 2007 the Company paid $1,941 (CDN$2,000) and on October 15, 2007 the Company paid $2,048 (CDN$2,000), being the second and third payments respectively. On November 15, 2007 the Company paid $2,030 (CDN$2,000) being the fourth payment of the contract. On December 14, 2007 the Company paid $1,967 (CDN$2,000) and on January 15, 2008 the Company paid $1,967 (CDN$2,000), being the fifth and sixth payments of the contract respectively. In addition, the consultant has been granted an option to purchase 125,000 shares of the Company at $0.45 (CDN$0.45) per share, with the option vesting in equal quarterly amounts of 31,250 shares on November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008, and the first exercise date being August 15, 2008 and an expiry date of August 15, 2010.  Subsequently on February 12, 2008 the Company terminated the contract and is due a refund of $1,992 (CDN$2,000) previously paid on August 31, 2007 to cover the last payment of the one year term.

d) On December 5, 2007 the Company entered into an agreement with a consultant to create investor awareness for a period of six months, commencing on December 5, 2007 for a fee of $20,000 and 300,000 restricted common shares to be issued in equal tranches of 50,000 shares at the end of each month during the term of the agreement.  On December 6, 2007 the Company received conditional approval from the TSX to issue the 300,000 restricted shares as per the terms of the agreement.  The consulting fee of $20,000 was paid on December 11, 2007. The Company has accrued the expense of $22,000 for 100,000 shares to be issued to January 31, 08 and has not yet issued the stock to the consultant.

e)  On December 15, 2007 the Company entered into an agreement with its new President and CEO to provide senior management services for a period of one (1) year, commencing on December 15, 2008  and renewing automatically on the anniversary date thereof, for an annual base fee of $149,150 (CDN$150,000) excluding bonuses, benefits and other compensation.  The CEO and the Company shall indicate their respective intentions to renew the term of the agreement after the passage of eight (8) months from December 15, 2007.  The CEO was further granted 500,000 warrants at an exercise price of $0.24 (CDN$0.24). 250,000 warrants are exercisable commencing on December 15, 2007 and the balance of 250,000 warrants are exercisable after six months on June 15, 2008. The warrants granted have a term of 5 years commencing on the respective dates they are exercisable.

f)  On December 18, 2007 the Company entered into an agreement with a consultant to provide corporate development management services for a period of six (6) months commencing on December 18, 2007 and renewing automatically on each six (6) month anniversary, for an annual fee of $119,320 (CDN$120,000).  The consultant and the Company shall indicate their respective intentions to renew the term of the agreement after the passage of four (4) months from December 18, 2007.  Subsequent to the quarter ended January 31, 2008 the consultant and the Executive Committee have renewed the consultants' agreement for a further six (6) months. The consultant was further granted 200,000 stock options under the 2006 Stock Option Plan at an exercise price of $0.24 (CDN$0.24). These options were fully vested upon issuance and have a term of 5 years.

10. SHORT-TERM INVESTMENT IN AVAILABLE- FOR- SALE SECURITIES

The Company entered into a subscription agreement dated as of April 3, 2007 (the “Agreement”) with Industrial Minerals, Inc. (“Industrial Minerals”) to acquire (i) 5,000,000 common shares of Industrial Minerals at a price of $0.05 per share and (ii) a Warrant entitling the holder: (a) to purchase 5,000,000 common shares of Industrial Minerals at a purchase price of $0.05 per share (the “option price”) or, at the option of the holder, (b) to surrender the Warrant for a number of common shares to be determined by application of an anti-dilution formula which would result in a larger number of shares issued to the holder if the market price of the common stock is less than the option price at the time of exercise. The Warrant expires on April 3, 2008. The total subscription price paid by the Company was $250,000. The Company entered into the Agreement as of May 14, 2007. The common stock of Industrial Minerals is quoted on the Over-the-Counter Bulletin Board under the symbol, “IDSM.” The Company accounted for this investment as a short term investment in available-for-sale securities. The unrealized gain of $100,000 as at October 31, 2007 has been excluded from earnings and reported as 'Other Comprehensive Income'. On August 17, 2007, the Company entered into an agreement with Global Capital SPE-1 LLC (“Global”) pursuant to which Global agreed to purchase 2 million shares of Industrial Minerals Inc. (“IDSM”) held by the Company for consideration of $140,000.  Pursuant to the Agreement, Global has the option to purchase from the Company an additional 3 million shares of IDSM for consideration of $210,000.  The Company also assigned to Global 5 million warrants to purchase IDSM stock.  The Company will receive up to $100,000 in the event that Global exercises all or a portion of the warrants.  Global consummated the purchase of the first 2 million shares of IDSM on September 6, 2007 and another 1,000,000 shares on January 30, 2008 and paid the Company a total of $210,000. The Company accounted for $60,000 as realized gain on sale of securities as a credit to the general and administrative expenses and reduced the unrealized gain of $100,000 by $60,000.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

11. PREPAID EXPENSES AND OTHER

Included in prepaid expenses and other is an amount of $204,287 (CDN$205,064) being Goods and Services tax receivable from the Federal Government of Canada.

12. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Company entered into a one year consulting agreement with a consultant on December 28, 2006 commencing January 1, 2007. As per terms of the agreement, the consultant was to provide consulting services which included market awareness, financial and strategic advice. The Company was to compensate the consultant with a fee of 500,000 restrictive shares over a period of twelve months with shares to be delivered on a monthly basis. The Company had accrued the cost of $136,668 in the April 30, 2007 statements, although in the opinion of the Company, it was not obligated to issue stock as the consultant was in breach of the contract due to non performance of the agreed services. The Company received a cancellation and waiver of the agreement from the consultant and reversed this accrual to the credit of general and administrative expense during the quarter ended July 31, 2007.

On August 22, 2007 the Company entered into an agreement with a consultant.  In return for services rendered, the Company will pay the consultant $37,608 (CDN$40,000) in installments as set out in the agreement.  The first installment was paid on August 22, 2007 for $12,537 (CDN$13,333) and the second installment was paid on October 1, 2007 for $4,483 (CDN$4,444).  The third and fourth installments were each paid on November 1, 2007 and December 1, 2007 for $4,672 (CDN$4,444) and $4,444 (CDN$4,444) respectively. The fifth installment was paid on January 1, 2008 for $4,483 (CDN$4,444). The sixth and the final installments due on February 1 and March 1, 2008 for $4,427 (CDN$4,444) respectively were paid subsequently on their due dates.

13.  INCOME TAX RECOVERY

On August 16, 2007 the Company completed a brokered private placement through the issuance of 543,615 flow-through units at a price of $0.49 (CDN$0.52) per Flow-Through Unit for gross proceeds of $262,884 (CDN$282,680).  The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $35,381 was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor in January 2008.

On November 16, 2007 the Company completed a brokered private placement through the issuance of 1,071,770 flow-through units at a price of $0.53 (CDN$0.52) per Flow-Through Unit for gross proceeds of $572,315 (CDN$557,320).  The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $77,043 was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investor in January 2008.

14. CHANGES IN OFFICERS AND DIRECTORS

On October 30, 2007, the Company's board of directors accepted the resignation of Chester Idziszek in his capacity as director and as a member of the Audit Committee, effective as of October 22, 2007. There were no disagreements between the Company and Mr. Idziszek with respect to the Company's operations, policies or practices.  On December 6, 2007 the board appointed Mr. Howard Barth to fill the vacancy left by Mr. Idziszek on the Audit Committee.  Mr. Barth's appointment will expire on April 30, 2008.

On December 13, 2007 the Company's board of directors accepted the resignation of Mr. Paul A. Gorman in his capacity as CEO and as a director.  There were no disagreements between the Company and Mr. Gorman with respect to the Company's operations, policies or practices.  Mr. Ken Hill was appointed interim CEO until a successor for Mr. Gorman was appointed.

On December 15, 2007 the Company's board of directors appointed Mr. Ronald K. Mann as President and CEO and a director.

On December 18, 2007 the Company's board of directors appointed Mr. Cletus J. Ryan as Vice President Corporate Development.

On January 14, 2008 the Company's board of directors formed an Executive Committee and appointed Mr. J.L Guerra, Jr, Mr. Kenneth J. Hill and Mr. Ronald K. Mann, all directors of the Company, to sit on said committee.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

15. SUBSEQUENT EVENTS

a)  Subsequent Exploration Tax Credit Receipt

On March 6, 2008 the Company received $180,970 (CDN$181,658) which represents the 2006 Yukon tax credit of $171,035 (CDN$171,685) plus accumulated interest of $9,935 (CDN$9,973).  (Refer to note 4)

On March 11, 2008 the Company received $299,207 (CDN$300,344) which represents the 2007 Yukon Tax Credit of $298,864 (CDN$300,000) plus accumulated interest of $343 (CDN$344).  (Refer to note 4)

b)  Subsequent Changes in Officers and Directors

On February 21, 2008 the Company's board of directors accepted the resignation, effective March 11, 2008 of Mr. Stewart Fumerton as Vice President, Exploration.  There were no disagreements between Mr. Fumerton and the Company with respect to the Company's operations, policies or practices.  A search for a replacement is currently underway.

On February 21, 2008 the Company's board of directors appointed Mr. G.E. (Ted) Creber as a director and member of the Audit Committee.

c) Annual and Special Meeting of the Shareholders

On February 21, 2008, the Company adjourned its Annual and Special Meeting of Shareholders, originally scheduled for February 21, 2008, to March 18, 2008.

d)  Subsequent Issue/Cancellation of Stock Based Compensation

On February 12, 2008 the Company issued notice of termination of the contract with one consultant effective as of February 15, 2008.  The 31,250 options granted under the contract to vest on each of May 15, 2008 and August 15, 2008 respectively were cancelled.  (Refer to note 6 a).

On February 21, 2008 the Company issued stock options under it's 2006 Stock Option Plan to a director  to purchase 150,000 common shares at a price of  $0.28 (CDN$0.28).  All of the options vest immediately.  The options shall be granted for a term of five years.

On March 13, 2008 the 248,000 stock options from the 2003 Stock Option Plan and the 250,000 stock options from the 2006 Stock Option Plan, granted to one former officer and director were cancelled.

On March 13, 2008 the 150,000 stock options from the 2006 Stock Option Plan granted to one former consultant were cancelled.

e)  Subsequent Commitments and Contingencies

On February 29, 2008 by letter agreement, the Company gave notice to the Hinton Syndicate that all of the Work Program expenditures scheduled to be incurred by December 31, 2008 would be deferred until December 31, 2009.  Subsection 2.2(f) of the Hinton Option Agreement provides that if Yukon Gold has earned at least 25% of the right, title and interest in the Property as provided for in Subsection 2.2(e) of the Hinton Option Agreement and is unable to meet its next year's Work Program expenditures as set out in Section 2.2 of the Hinton Option Agreement, it shall be entitled to extend the time required to incur the Work Program expenditures from year to year by giving notice to the Hinton Syndicate to such effect; provided that the full amount of the Work Program expenditures has been incurred by December 31, 2009.  (Refer to note 9 a)

On February 12, 2008 the Company terminated the investor relations marketing agreement with a consultant effective as of February 15, 2008 and is due a refund of $1,992 (CDN$2,000) previously paid on August 31, 2007 to cover the last payment of the one year term.  (Refer to note 9 c)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
January 31, 2008
(Amounts expressed in US Dollars)
(Unaudited)

15. SUBSEQUENT EVENTS – Cont'd

On February 18, 2008 the Company signed a surface drilling contract with a diamond drilling company for the Marg Project to commence on or about June 18, 2008, with an estimated all-in cost of $1,992,400 (CDN$2,000,000).

On March 7, 2008 the Executive Committee and the consultant renewed the consultant's agreement for a further six (6) months.  (Refer to note 9 f)

On March 10, 2008 the Company signed a contract with a global mining consultancy business for a scoping study to determine the potential of the Marg Deposit at an estimated cost of between $139,470 (CDN$140,000) and $149,432 (CDN$150,000).

f)  Subsequent Accounts Payable

The sixth and the final installments, of a consulting agreement entered into August 22, 2007, due on February 1 and March 1, 2008 for $4,427 (CDN$4,444) respectively were paid subsequently on their due dates.  (Refer to note 12)

g)  Subsequent Sale of  Securities

Subsequent to the quarter ended January 31, 2008 the Company sold 455,000 shares of Industrial Minerals, Inc. at an average selling price of $.0948 for a total consideration of $43,139 in the open market.

h)  Subsequent Acquisition of Capital Assets

Subsequent to the quarter ended January 31, 2008 the Company acquired capital assets in the amount of $56,186 (CDN$56,400).

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
INTERIM CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

YUKON GOLD CORPORATION, INC.

(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at October 31, 2007 and April 30, 2007
(Amounts expressed in US Dollars)
(Unaudited)

ASSETS

	October 31,	April 30,
	2007	2007
	$	$
CURRENT ASSETS

Cash and cash equivalents	574,620	936,436
Prepaid expenses and other (note 10)	787,389	464,371
Exploration Tax Credit Receivable (note 4)	567,868	483,258
Short-term investment in available-for-sale securities (note 9)	210,000	–
Restricted Deposit	–	17,889
	2,139,877	1,901,954

RESTRICTED CASH (note 5)	–	2,266,602
PROPERTY, PLANT AND EQUIPMENT	100,488	56,551

	2,240,365	4,225,107

See condensed notes to the interim consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/ Kenneth J. Hill
Kenneth J. Hill, Director

/s/ J.L. Guerra, Jr
J.L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.

(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at October 31, 2007 and April 30, 2007
(Amounts expressed in US Dollars)
(Unaudited)

LIABILITIES
	October 31,	April 30,
	2007	2007
	$	$

CURRENT LIABILITIES

Accounts payable and accrued liabilities (note 11)	190,571	260,134
Other Liability (note 12)	35,381	–
Obligation under Capital Leases	2,937	2,812
Total Current Liabilities	228,889	262,946

Long –Term Portion of:
Obligation under Capital Lease	9,705	9,137

TOTAL LIABILITIES	238,594	272,083

SHAREHOLDERS' EQUITY

CAPITAL STOCK	2,547	2,288

ADDITIONAL PAID-IN CAPITAL	12,128,784	10,949,726

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	277,695	(63,608)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE	(10,407,255)	(6,935,382)

	2,001,771	3,953,024

	2,240,365	4,225,107

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.

(An Exploration Stage Company)
Interim Consolidated Statements of Operations
For the six months and three months ended October 31, 2007 and October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

		For the	For the	For the	For the
		six months	six months	three months	three months
	Cumulative	ended	ended	ended	ended
	since	October 31,	October 31,	October 31,	October 31,
	inception	2007	2006	2007	2006

	$	$	$	$	$
OPERATING EXPENSES

General and administration	4,572,175	466,973	1,163,024	392,087	609,342
Project expenses	6,806,615	2,997,811	1,695,854	2,023,086	823,967
Exploration Tax Credit	(605,716)	–	–	–	–
Amortization	25,023	7,089	6,307	4,156	3,149
Loss on sale/disposal of capital assets	5,904	–	–	–	–
			_
TOTAL OPERATING EXPENSES	10,804,001	3,471,873	2,865,185	2,419,329	1,436,458

LOSS BEFORE INCOME TAXES	(10,804,001)	(3,471,873)	(2,865,185)	(2,419,329)	(1,436,458)

Income taxes recovery	396,746	–	–	–	–

NET LOSS	(10,407,255)	(3,471,873)	(2,865,185)	(2,419,329)	(1,436,458)

Loss per share – basic and diluted		(0.14)	(0.17)	(0.09)	(0.08)

Weighted average common shares outstanding		23,999,421	17,151,588	25,078,649	17,646,550

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.

(An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
For the six months ended October 31, 2007 and October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

		For the	For the
		six months	six months
	Cumulative	ended	ended
	since	October 31,	October 31,
	inception	2007	2006
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	(10,407,255)	(3,471,873)	(2,865,185)
Items not requiring an outlay of cash:
Amortization	25,023	7,089	6,307
Loss on sale/disposal of capital assets	5,904	–	–
Registration rights penalty expense	188,125	–	–
Shares issued for property payment	525,339	57,252	53,845
Common shares issued for Settlement of severance liability to ex-officer	113,130	–	113,130
Stock-based compensation	872,778	196,259	170,646
Issue of shares for professional services	852,523	–	438,759
Issue of units against settlement of debts	20,077	–	–
Increase in prepaid expenses and deposits	(788,305)	(215,720)	(699,319)
Increase in exploration tax credit receivable	(567,868)	–	–
Increase (Decrease) in accounts payable and accrued liabilities	190,081	(100,404)	(48,169)
Decrease in restricted cash	–	2,266,602	118,275
Decrease in restricted deposit	–	17,889	–
Increase in other liabilities	35,581	35,381	–

NET CASH USED IN OPERATING ACTIVITIES	(8,934,867)	(1,207,525)	(2,711,711)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(122,258)	(41,520)	(1,437)
Investment in available for sale securities	(250,000)	(250,000)	–
Sale of available for sale securities	140,000	140,000	–

NET CASH USED IN INVESTING ACTIVITIES	(232,258)	(151,520)	(1,437)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments from a shareholder	1,180	–	–
Proceeds from demand promissory notes	200,000	–	–
Proceeds from Convertible promissory notes converted	200,500	–	–
Proceeds from exercise of stock options	61,000	–	18,000
Proceeds from exercise of warrants-net	450,309	–	–
Proceeds from subscription of warrants-net	525,680	–	425,497
Proceeds from issuance of units /shares-net	8,114,808	925,807	862,978
Proceeds (Repayments) from capital lease obligation	11,069	(880)	(1,489)

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,564,546	924,927	1,304,986

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES	177,199	72,302	(40,582)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FOR THE YEAR	574,620	(361,816)	(1,448,744)

Cash and cash equivalents, beginning of year	–	936,436	2,412,126

CASH AND CASH EQUIVALENTS, END OF PERIOD	574,620	574,620	963,382

INCOME TAXES PAID		–	–

INTEREST PAID		–	–

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.

(An Exploration Stage Company)
Interim Consolidated Statements of Changes in Stockholders' Equity
From Inception to October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

	Number of Common Shares	Common Shares Amount	Additional Paid-in Capital	Subscription for Warrants	Deficit, Accumulated during the Exploration Stage	Comprehen- sive Income (loss)	Accumulated Other Comprehen- sive Income (loss)
	#	$	$	$	$	$	$
Issuance of Common shares	2,833,377	154,063	–	–	–	–	–
Issuance of warrants	–	–	1,142	–	–	–	–
Foreign currency translation	–	–	–	–		604	604
Net loss for the year	–	–	–		(124,783)	(124,783)	–

Balance as of April 30, 2003	2,833,377	154,063	1,142	–	(124,783)	(124,179)	604

Issuance of Common shares	1,435,410	256,657	–	–	–	–
Issuance of warrants	–	–	2,855	–	–	–
Shares repurchased	(240,855)	(5,778)	–	–	–	–
Recapitalization pursuant to reverse acquisition	2,737,576	(404,265)	404,265	–	–	–
Issuance of Common shares	1,750,000	175	174,825	–	–	–
Issuance of Common shares for Property Payment	300,000	30	114,212	–	–	–
Foreign currency translation	–	–	–	–	–	(12,796)	(12,796)
Net loss for the year	–	–	–	–	(442,906)	(442,906)	–

Balance as of April 30, 2004	8,815,508	882	697,299	–	(567,689)	(455,702)	(12,192)

Issuance of Common shares for Property Payment	133,333	13	99,987	–	–	–	–
Issuance of common shares on Conversion of Convertible Promissory note	76,204	8	57,144	–	–	–	–
Foreign currency translation	–	–	–	–	–	9,717	9,717
Net loss for the year	–	–	–	–	(808,146)	(808,146)	–

Balance as of April 30, 2005	9,025,045	903	854,430	–	(1,375,835)	(798,429)	(2,475)

Stock based compensation - Directors and officers			216,416
Stock based compensation - Consultants			8,830
Issue of common shares and Warrants on retirement of Demand Promissory note	369,215	37	203,031
Units issued to an outside company for professional services settlement	24,336	2	13,384

Units issued to an officer for professional services settlement	12,168	1	6,690
Issuance of common shares for professional services	150,000	15	130,485
Units issued to shareholder	490,909	49	269,951
Units issued to a director	149,867	15	82,412
Units issued to outside subscribers	200,000	20	109,980
Issuance of common shares on Conversion of Convertible Promissory notes	59,547	6	44,654
Issuance of common shares on Exercise of warrants	14,000	2	11,998
Issuance of common shares on Conversion of Convertible Promissory notes	76,525	8	57,386
Private placement of shares	150,000	15	151,485
Issuance of Common shares for property payment	133,333	13	99,987
Issuance of common shares on Conversion of Convertible Promissory notes	34,306	4	25,905
Issuance of common shares on Exercise of warrants	10,000	1	8,771
Issuance of common shares on Conversion of Convertible Promissory notes	101,150	10	76,523
Issue of 400,000 Special Warrants net				371,680
Issue of 200,000 flow through warrants				154,000
Brokered private placement of shares- net	5,331,327	533	2,910,375
Brokered Private placement of flow through Shares- net	25,000	2	13,310
Exercise of stock options	10,000	1	5,499
Foreign currency translation	–	–	–			(2,687)	(2,687)
Net loss for the year	–	–	–		(1,855,957)	(1,855,957)	–

Balance as of April 30, 2006	16,366,728	1,637	5,301,502	525,680	(3,231,792)	(1,858,644)	(5,162)

Exercise of warrants	10,000	1	8,986
Exercise of warrants	45,045	5	40,445
Exercise of warrants	16,000	2	14,278
Common shares issued for settlement of severance liability to ex-officer	141,599	14	113,116
Exercise of warrants	43,667	4	39,364
Exercise of warrants	17,971	2	15,937
Exercise of warrants	43,667	4	38,891
Exercise of warrants	16,000	2	14,251
Exercise of warrants	158,090	16	141,616
Issue of common shares for property payment	43,166	4	53,841
Exercise of warrants	64,120	6	57,863

*

Exercise of warrants	61,171	6	53,818
Exercise of stock options	24,000	2	17,998
Issuance of common shares for professional services	342,780	34	438,725
Brokered private placement of units-net	400,000	40	363,960
Brokered private placement of units-net	550,000	55	498,923
Stock based compensation-Directors and Officers			451,273
Exercise of stock options	50,000	5	37,495
Issuance of common shares for property payment	133,334	13	99,987
Issuance of common shares for professional services	160,000	16	131,184
Issuance of common shares for professional services	118,800	12	152,052
Issue of shares for flow-through warrants	200,000	20	153,980	(154,000)
Issue of shares for special warrants	404,000	41	375,679	(371,680)
Issue of 2,823,049 flow- through warrants -net				1,916,374
Issue of 334,218 unit special warrants-net				230,410
Issue of 3,105,358 common shares for 2,823,049 flow through warrants	3,105,358	310	1,916,064	(1,916,374)
Issue of 367,641 common shares for 334,218 unit special warrants	367,641	37	230,373	(230,410)
Registration rights penalty expense			188,125
Foreign currency translation						(58,446)	(58,446)
Net loss for the year					(3,703,590)	(3,703,590)

Balance as of April 30, 2007	22,883,137	2,288	10,949,726	–	(6,935,382)	(3,762,036)	(63,608)

Issuance of common shares for property payment	136,364	13	57,239		–	–	–
Stock based compensation			196,259		–	–
Unrealized gain on available-for-sale securities						100,000	100,000
Realized gain on available-for-sale securities						(40,000)	(40,000)
Issue of 543,615 flow through units	543,615	54	227,450
Issue of 1,916,666 units – net	1,916,666	192	698,110
Foreign currency translation						281,303	281,303

Net loss for the period					(3,471,873)	(3,471,873)
Balance as of October 31, 2007	25,479,782	2,547	12,128,784		(10,407,255)	(3,130,570)	277,695

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the year ended April 30, 2008. Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

The interim consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the "Company") and its wholly owned subsidiary Yukon Gold Corp. ("YGC"). All material inter-company accounts and transactions have been eliminated.

2. GOING CONCERN

The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company's future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The Company was successful in raising funds (net) of approximately $4 million during the year ended April 30, 2006, which assisted the Company in meeting its commitments and requirements for project expenses and general and administrative expenses. The Company also raised (net) approximately $1.3 million during the six months ended October 31, 2006. The company raised (net) approximately $1.9 million through subscription of flow-through special warrants and raised (net) approximately $230,000 through subscription of unit special warrants during the three months ended January 31, 2007. The company further raised an additional approximately $262,000 through subscription of flow-through units and raised (net) approximately $698,000 through subscription of units during the three months ended October 31, 2007. The Company's common shares are listed on the Toronto Stock Exchange (the "TSX") and included for quotation on the Over-The-Counter Bulletin Board maintained by the NASD in the United States. The trading of the Company's stock in both the United States and Canada has expanded its investor base, as the Company continues to explore sources of funding from both the United States and Canada.

3. NATURE OF OPERATIONS

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in the Yukon Territory in Canada. The Company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

4. EXPLORATION TAX CREDIT RECEIVABLE

The Company has a claim to the Yukon exploration tax credit, since it maintains a permanent establishment in the Yukon and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company's expectation of receiving this credit of $567,868 (CDN$536,465) is based on the history of receiving past credits. The Company will file tax returns to claim the 2007 credit of $386,630 (CDN$365,249) and has previously filed for the 2006 credit of $181,238 (CDN$171,216).

5. RESTRICTED CASH

Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds. The flow-through funds, which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents. As of October 31, 2007 and April 30, 2007, unexpended flow-through funds were $nil and $2,266,602 (CDN$2,516,155) respectively.

6. STOCK BASED COMPENSATION

Per SEC Staff Accounting Bulletin 107, Topic 14.F, "Classification of Compensation Expense Associated with Share-Based Payment Arrangements" stock based compensation expense is being presented in the same lines as cash compensation paid.

The Company adopted a new Stock Option Plan at its shareholders meeting on January 19, 2007 (the "2006 Stock Option Plan"). The 2006 Stock Option Plan will be administered by the board of directors of the Company or, in the board of directors' discretion, by a committee appointed by the board of directors for that purpose. The TSX approved the 2006 Stock Option plan on March 9, 2007.

Subject to the provisions of the 2006 Stock Option Plan, the aggregate number of shares which may be issued under the 2006 Stock Option Plan shall not exceed 2,000,000 shares ("Total Shares"). Any Stock Option granted under the 2006 Stock Option Plan which has been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan, effectively resulting in a re-loading of the number of shares available for grant under the 2006 Stock Option Plan. Any shares subject to an option granted under the 2006 Stock Option Plan which for any reason is surrendered, cancelled or terminated or expires without having been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan.

Under the 2006 Stock Option Plan, at no time shall: (i) the number of shares reserved for issuance pursuant to Stock Options granted to any one optionee exceed 10% of the Total Shares; (ii) the number of shares, together with all security based compensation arrangements of the Company in effect, reserved for issuance pursuant to Stock Options granted to any "insiders" (as that term is defined under the Securities Act (Ontario)) exceed 10% of the total number of issued and outstanding shares. In addition, the number of shares issued to insiders pursuant to the exercise of Stock Options, within any one year period, together with all security based compensation arrangements of the Company in effect, shall not exceed 10% of the total number of issued and outstanding shares.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

6. STOCK BASED COMPENSATION-Cont'd

The purchase price (the "Price") per share under each Stock Option shall be determined by the board of directors or a committee, as applicable. The Price shall not be lower than the closing market price on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the trading day immediately preceding the date of grant, or if not so traded, the average between the closing bid and asked prices thereof as reported for the trading day immediately preceding the date of the grant; provided that if the shares have not traded on the TSX or another stock exchange for an extended period of time, the "market price" will be the fair market value of the shares at the time of grant, as determined by the board of directors or committee. The board of directors or committee may determine that the Price may escalate at a specified rate dependent upon the date on which an option may be exercised by the Eligible Participant. The Company has adopted SFAS123 (Revised) commencing May 1, 2005. During the six month period ended October 31, 2007, the following stock options were granted under the 2006 stock option plan:

a)

On August 15, 2007 Stock options to one consultant to purchase 125,000 common shares each at an exercise price of $0.42 (CND $0.45) per share. These options were granted in accordance with the terms of the Company's 2006 Stock Option Plan and shall vest at 31,250 options each on November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008 respectively. The first exercise date of the option is August 15, 2008 and these options shall expire on August 15, 2010.

b)

On September 28, 2007 Stock Options to one officer to purchase 200,000 common shares at a price of $0.38 (CDN$0.38) and to one employee to purchase 100,000 common shares at a price of $0.39 (CDN$0.39) per share. These options were granted in accordance with the terms of the Company's 2006 Stock Option Plan. Options to the officer shall vest at the rate of one twelfth (1/12) each month, commencing, on the 1st day of October 2007, for a period of twelve months. The options granted shall be for a term of 5 years. Options to the employee shall vest at the rate of one twenty-forth (1/24) each month, commencing on October 28, 2007, for a period of 24 months. The options granted shall be for a term of 5 years.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

6. STOCK BASED COMPENSATION-Cont'd

For the six month period ended October 31, 2007, the Company recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

	19-Jan	20-Mar	28-Mar	15-Aug	28-Sept
	2007	2007	2007	2007	2007	TOTAL

Risk free rate	4.5%	4.5%	4.5%	4.5%	4.5%
Volatility factor	45.19%	57.48%	98.67%	71.49%	49.04%
Stock-based compensation cost expensed during the six month period ended October 31, 2007	$146,738	$13,296	$23,942	$5,110	$7,173	$196,259
Unexpended Stock –based compensation cost deferred over the vesting period	$25,092	$36,826	$19,481	$19,111	$49,230	$149,740

As of October 31, 2007 there was $149,740 of unrecognized expenses related to non-vested stock-based compensation arrangements granted. The stock-based compensation expense for the six month period ended October 31, 2007 was $196,259.

7. ISSUANCE OF COMMON SHARES

Year ended April 30, 2007

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045).

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,280 (CDN$16,000).

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

7. ISSUANCE OF COMMON SHARES-Cont'd

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971).

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667).

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,253 (CDN$16,000).

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).

On July 7, 2006 the Company issued 43,166 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $53,845 (CDN$60,000) payment and were valued $1.25 (CDN$1.39) each.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120).

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171).

On August 11, 2006 the Company issued 817,980 restricted shares in total to three consultants for services relating to business promotion and development. These consultants assisted management in the preparation of financial offerings and in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States and Canada. Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares were held in escrow to be released to each consultant in 8 monthly installments of 19,800 common shares commencing November 1, 2006. Out of 475,200 common shares held in escrow, the Company received back 356,400 common shares for cancellation.

On September 7, 2006 the Company issued 24,000 shares to an officer upon exercising 24,000 vested stock options at $0.75 for a total of $18,000.

On October 3, 2006, the Company completed a brokered private placement and issued 400,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company paid a finders fee of 6% and reimbursed expenses for 3% of the total consideration. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

7. ISSUANCE OF COMMON SHARES-Cont'd

On October 3, 2006, the Company completed another brokered private placement and issued 550,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $550,000. The Company paid a finders fee of $33,000 and reimbursed expenses for $18,022 (CDN$20,000). The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

On December 12, 2006 the Company issued 50,000 shares to a former officer upon exercising of 50,000 vested stock options at $0.75 for a total of $37,500.

On December 6, 2006 the board of directors authorized the issuance of 133,334 common shares in the amount of $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $86,805 (CDN$100,000) as per terms of the agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2006. This entire payment of $186,805 was expensed in the consolidated statements of operations.

On December 19, 2006 the Company issued 160,000 common shares to a consultant for services rendered. These services related to the consulting agreement dated March 21, 2006. As per terms of that agreement, the Consultant was to provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement was for a period of twelve months commencing the day of trading of the Company's stock on the Toronto Stock Exchange (April 19, 2006). As per the agreement, the Consultant was to be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and was to receive these shares on a monthly basis. Each party was able to cancel the agreement on 30 days notice. The Company cancelled the agreement as of November 30, 2006 and on December 19, 2006 issued 160,000 common shares as full and final consideration.

On December 19, 2006 the Company issued 200,000 common shares in lieu of sale of 200,000 Flow-Through Special Warrants made to a Canadian accredited investor, for $180,000 (CDN$205,020) on December 30, 2005. Each Flow-Through Special Warrant entitled the Holder to acquire one flow-through common share of the Company at no additional cost.

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,801,610 (CDN$3,264,996). Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company. Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company. Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date. In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders. The Company subsequently declined to file a prospectus in Canada but did file the registration statement in the United States. As a result of the Company's decision not to file a prospectus in Canada, primarily because of the cost involved, the Company was obligated to pay a penalty to the holders of the securities issued in the private placement. As a result of the penalty, (i) each flow-through special warrant entitles the holder to acquire 1.1 common shares on exercise thereof and (ii) each unit special warrant entitles the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof. In connection with the private placement, Northern Securities Inc., the lead agent, received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options. In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission of $25,862 (CDN$30,000) as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN$32,900) as well as 32,900 unit compensation options. Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at $0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. As a result of the penalty, (i) each flow-through compensation option entitles the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and (ii) each unit compensation option granted to Northern Securities, Inc. entitles the holder to acquire 1.1 unit compensation warrants on exercise thereof. The private placement was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to an exemption afforded by Regulation S promulgated under the Securities Act ("Regulation S").

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

7. ISSUANCE OF COMMON SHARES-Cont'd

On January 11, 2007, the Company issued its obligated 400,000 common shares and an additional 4,000 common shares as penalty, in lieu of sale of 400,000 Special Warrants to a Canadian accredited investor for $404,000 paid on December 15, 2005. Each Special Warrant entitled its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. The Company was obligated to have a registration statement become effective within 181 days of the closing. In the absence of a registration statement being declared effective within 181 days of the closing, the Company issued an additional 4,000 common shares to the Canadian accredited investor at no extra cost as a penalty. The Company expensed an amount of $5,000 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 2,823,049 common shares and an additional 282,309 shares as a penalty, relating to the private placement of 2,823,049 flow-through special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $163,739 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 334,218 common shares and an additional 33,423 shares as a penalty, relating to the private placement of 334,218 unit special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $19,386 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

7. ISSUANCE OF COMMON SHARES-Cont'd

Six Months ended October 31, 2007

On July 7, 2007 the Company issued 136,364 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each.

On August 16, 2007 the Company completed a private placement (the "Financing") with Northern Securities Inc. ("Northern"), acting as agent. The Financing was comprised of the sale of 1,916,666 units (the "Units") at $0.42 (CDN$0.45) per Unit (the "Unit Issue Price") for gross proceeds of $802,101 (CDN$862,499.70) and the sale of 543,615 flow-through units (the "Flow-Through Units" which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at $0.49 (CDN$0.52) per Flow-Through Unit (the "Flow-Through Unit Issue Price") for gross proceeds of $262,884 (CDN$282,680). The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $35,381 was recognized for the sale of taxable benefits, which will be reversed and credited to income when the Company renounces resource expenditure deduction to the investor. Each Unit consisted of one non-flow through common share ("Common Share") and one half of one Common Share purchase warrant (each whole warrant, a "Warrant"). Each Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.56 (CDN$0.60) per share. Each Flow-Through Unit consisted of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an "FT Warrant"). Each FT Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.66 (CDN$0.70) per share. The Company paid Northern a commission equal to 8% of the aggregate gross proceeds which amounted to $85,199 (CDN$91,614) and issued 153,333 "Unit Compensation Options" and 43,489 "FT Unit Compensation Options". Each Unit Compensation Option is exercisable into one Unit at the Unit Issue Price until August 16, 2009. Each FT Unit Compensation Option is exercisable into one Common Share and one half of one FT Warrant at the Flow-Through Unit Issue Price until August 16, 2009. The Company reimbursed Northern expenses of $18,600 (CDN $20,000).

8. COMMITMENTS AND CONTINGENCIES

(a)  Mount Hinton Property Mining Claims

On July 7, 2002 Yukon Gold Corp. ("YGC") entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the "Hinton Option Agreement") dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

8. COMMITMENTS AND CONTINGENCIES-Cont'd

The schedule of Property Payments and Work Programs are as follows:

PROPERTY PAYMENTS
On execution of the July 7, 2002 Agreement	$ 19,693 (CDN$ 25,000) Paid
On July 7, 2003	$ 59,078 (CDN$ 75,000) Paid
On July 7, 2004	$118,157 (CDN$ 150,000) Paid
On January 2, 2006	$125,313 (CDN$ 150,000) Paid
On July 7, 2006	$134,512 (CDN$ 150,000) Paid
On July 7, 2007	$141,979 (CDN$ 150,000) Paid
On July 7, 2008	$158,781 (CDN$ 150,000)
TOTAL	$757,513 (CDN$ 850,000)

WORK PROGRAM-expenditures to be incurred in the following periods;

July 7/02 to July 6/03	$ 118,157 (CDN$ 150,000) Incurred
July 7/03 to July 6/04	$ 196,928 (CDN$ 250,000) Incurred
July 7/04 to July 6/05	$ 256,006 (CDN$ 325,000) Incurred
July 7/05 to Dec. 31/06	$ 667,795 (CDN$ 750,000) Incurred
Jan. 1/07 to Dec. 31/07	$ 937,383 (CDN$ 1,000,000) Incurred
Jan. 1/08 to Dec. 31/08	$1,323,171 (CDN$ 1,250,000)
Jan. 1/09 to Dec. 31/09	$1,587,806 (CDN$ 1,500,000)
TOTAL	$5,087,246 (CDN$ 5,225,000)

By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site. As a result, the Company was allowed to defer the expenditure of approximately $220,681 (CDN$235,423) until December 31, 2007. The Company has incurred that expenditure in addition to the expenditure for January 1 to December 31, 2007 as at October 31, 2007. All other Property Payments and Work Program expenditures due have been made and incurred.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

25% interest upon completion of Work Program expenditures of $1,587,806 (CDN$1,500,000)

50% interest upon completion of Work Program expenditures of $2,646,343 (CDN$2,500,000)

75% interest upon completion of Work Program expenditures of $5,087,246 (CDN$5,225,000)

YGC earned a 50% interest in the claims covered by the Hinton Option Agreement as at October 31, 2007. In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, "incurred" as follows: "Costs shall be deemed to have been "incurred" when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur." Consequently, the term, "incurred" includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006. This provision was met on May 15, 2006.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

8. COMMITMENTS AND CONTINGENCIES-Cont'd

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $5,087,246 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Although YGC has earned a 50% interest as at October 31, 2007, if the relationship is converted to a joint venture currently, YGC's interest would automatically be reduced to a 45% interest in the joint venture (by the terms of the Hinton Option Agreement) and the Hinton Syndicate would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $5,292,685 (CDN$5,000,000).

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% "net smelter return royalty." In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter return royalty" is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

The Hinton Option Agreement provides both parties (YGC and the Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. On July 7, 2007 the Company issued 136,364 common shares, with the approval of the TSX, in settlement of 40% of the property payment due on July 7, 2007. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each. The $84,727 (CDN$90,000) balance was paid in cash to the members of the Hinton Syndicate on July 7, 2007. This entire issuance of shares and cash payment was expensed as project expense.

The Hinton Option Agreement pertains to an "area of interest" which includes the area within ten kilometers of the outermost boundaries of the 273 mineral claims, which constitute our mineral properties. Either party to the Hinton Option Agreement may stake claims outside the 273 mineral claims, but each must notify the other party if such new claims are within the "area of interest." The non-staking party may then elect to have the new claims included within the Hinton Option Agreement. As of December 11, 2006, there were an additional 24 claims staked, known as the "Gram Claims" which became subject to the Hinton Option Agreement.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

8. COMMITMENTS AND CONTINGENCIES-Cont'd

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project which was revised on May 15, 2007, totaling $1,517,194 (CDN$1,505,200) for the 2007 Work Program. The Company had approximately $70,304 (CDN$75,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $180,164 (CDN$200,000), on June 15, 2007 the Company paid $202,684 (CDN$225,000), being two of the four cash call payments. Due to delays in the drilling program the third payment of $635,123 (CDN$600,000) which was due on July 31, 2007 was changed to August 31, 2007. On August 15, 2007 the Company paid $97,259 (CDN$91,880) towards the third cash call payment for the Mount Hinton 2007 Work Program. On August 31, 2007 the Company re-allocated $537,864 (CDN$508,120) being the balance of the third cash call payment from cash call funds previously allocated to the Marg Project. These re-allocated funds were not needed for the Marg Project. The fourth payment of $428,919 (CDN$405,200) which was originally due on August 15, 2007 was changed to and paid on September 15, 2007.

b)  The Marg Property

In March 2005, the Company acquired rights to purchase 100% of the Marg Property, which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement ("Agreement") with Atna Resources Ltd. ("Atna"). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005; $86,805 (CDN$100,000) cash and an additional 133,334 common shares of the Company on December 12, 2006.

The Company has agreed to make subsequent payments under the Agreement of: (i) $105,854 (CDN$100,000) cash on or before December 12, 2007 and this cash payment was made subsequently; and (ii) $211,708 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $1,058,537 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Marg project totaling $3,026,916 (CDN$3,180,000) for the 2007 Work Program. The Company had approximately $515,561 (CDN$550,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $703,037 (CDN$750,000), on June 15, 2007 the Company paid $703,037 (CDN$750,000), and on July 15, 2007 the Company paid $703,037 (CDN$750,000) being three of the four cash call payments. The fourth and final payment of $402,244 (CDN$380,000) was paid on August 15, 2007. On August 31, 2007 the Company re-allocated $537,864 (CDN$508,120) being the balance of the third cash call payment for the Mount Hinton 2007 Work Program from cash call funds previously allocated to the Marg Project. These re-allocated funds were not needed for the Marg Project.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

8. COMMITMENTS AND CONTINGENCIES-Cont'd

c) On August 15, 2007 the Company entered into an investor relations marketing agreement with a consultant for a one year term, with the option to renew for an additional 12 months. In return for services rendered, the Company will pay the consultant $2,117 (CDN$2,000) per month. On August 31, 2007 the Company paid $3,787 (CDN$4,000) being the first and last payments of the contract. On September 15, 2007 the Company paid $1,941 (CDN$2,000) and on October 15, 2007 the Company paid $2,048 (CDN$2,000), being the second and third payments respectively. Subsequently on November 15, 2007 the Company paid $2,117 (CDN$2,000) being the fourth payment of the contract. .In addition, the consultant has been granted an option to purchase 125,000 shares of the Company at $0.48 (CDN$0.45) per share, with the option vesting in equal quarterly amounts of 31,250 shares on November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008, and the first exercise date being August 15, 2008 and an expiry date of August 15, 2010.

9. SHORT-TERM INVESTMENT IN AVAILABLE- FOR- SALE SECURITIES

The Company entered into a subscription agreement dated as of April 3, 2007 (the "Agreement") with Industrial Minerals, Inc. ("Industrial Minerals") to acquire (i) 5,000,000 common shares of Industrial Minerals at a price of $0.05 per share and (ii) a Warrant entitling the holder: (a) to purchase 5,000,000 common shares of Industrial Minerals at a purchase price of $0.05 per share (the "option price") or, at the option of the holder, (b) to surrender the Warrant for a number of common shares to be determined by application of an anti-dilution formula which would result in a larger number of shares issued to the holder if the market price of the common stock is less than the option price at the time of exercise. The Warrant expires on April 3, 2008. The total subscription price paid by the Company was $250,000. The Company entered into the Agreement as of May 14, 2007. The common stock of Industrial Minerals is quoted on the Over-the-Counter Bulletin Board under the symbol, "IDSM." The Company accounted for this investment as a short term investment in available-for-sale securities. The unrealized gain of $100,000 as at October 31, 2007 has been excluded from earnings and reported as 'Other Comprehensive Income'. On August 17, 2007, the Company entered into an agreement with Global Capital SPE-1 LLC ("Global") pursuant to which Global agreed to purchase 2 million shares of Industrial Minerals Inc. ("IDSM") held by the Company for consideration of $140,000. Pursuant to the Agreement, Global has the option to purchase from the Company an additional 3 million shares of IDSM for consideration of $210,000. The Company also assigned to Global 5 million warrants to purchase IDSM stock. The Company will receive up to $100,000 in the event that Global exercises all or a portion of the warrants. Global consummated the purchase of the first 2 million shares of IDSM on September 6, 2007 and paid the Company $140,000. The Company accounted for $40,000 as realized gain on sale of securities as a credit to the general and administrative expenses and reduced the unrealized gain of $100,000 by $40,000.

10. PREPAID EXPENSES AND OTHER

Included in prepaid expenses and other is an amount of $189,017 (CDN$178,564) being Goods and Services tax receivable from the Federal Government of Canada. Included in prepaid expenses and other is a deposit of $543,871 (CDN $513,795) with a geological company for conducting exploration activities at the Mount Hinton and Marg properties.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

11. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Company entered into a one year consulting agreement with a consultant on December 28, 2006 commencing January 1, 2007. As per terms of the agreement, the consultant was to provide consulting services which included market awareness, financial and strategic advice. The Company was to compensate the consultant with a fee of 500,000 restrictive shares over a period of twelve months with shares to be delivered on a monthly basis. The Company had accrued the cost of $136,668 in the April 30, 2007 statements, although in the opinion of the Company, it was not obligated to issue stock as the consultant was in breach of the contract due to non performance of the agreed services. The Company received a cancellation and waiver of the agreement from the consultant and reversed this accrual to the credit of general and administrative expense during the quarter ended July 31, 2007.

On August 22, 2007 the Company entered into an agreement with a consultant. In return for services rendered, the Company will pay the consultant $37,608 (CDN$40,000) in installments as set out in the agreement. The first installment was paid on August 22, 2007 for $12,537 (CDN$13,333) and the second installment was paid on October 1, 2007 for $4,483 (CDN$4,444). The third and fourth installments were each paid subsequently on November 1, 2007 and December 1, 2007 for $4,704 (CDN$4,444). The balance is payable on January 1, February 1 and March 1, 2008 for $4,704 (CDN $4,444) respectively.

12. OTHER LIABILITY

On August 16, 2007 the Company completed a brokered private placement through the issuance of 543,615 flow-through units at a price of $0.49 (CDN$0.52) per Flow-Through Unit for gross proceeds of $262,884 (CDN$282,680). The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $35,381 was recognized for the sale of taxable benefits, which will be reversed and credited to income when the Company renounces resource expenditure deduction to the investor.

13. CHANGES IN OFFICERS AND DIRECTORS

On October 30, 2007, the Company's Board of Directors accepted the resignation of Chester Idziszek in his capacity as director, effective as of October 22, 2007. Mr. Idziszek stated in his resignation that due to other commitments he can no longer serve the Company as director. There were no disagreements between the Company and Mr. Idziszek with respect to the Company's operations, policies or practices.

14. SUBSEQUENT EVENTS

a) Subsequent issue of common shares:

On November 19, 2007 the Company announced that it completed the second part of a private placement (the "Financing") with Northern Securities Inc. ("Northern"), acting as agent. The Financing was comprised of the sale of 2,438,888 units (the "Units") at $0.48 (CDN$0.45) per Unit (the "Unit Issue Price") for gross proceeds of $1,161,744 (CDN$1,097,500) and the sale of 1,071,770 flow through units (the "Flow-Through Units") at $0.55 (CDN$0.52) per Flow-Through Unit (the "Flow-Through Unit Issue Price") for gross proceeds of $589,944 (CDN$557,320), raising aggregate gross proceeds of approximately $1,751,688 (CDN$1,654,820). The closing represented the final tranche of a $2,816,673 (CDN$2.8 million) private placement with Northern announced on July 24, 2007. Each Unit consists of one non-flow through common share ("Common Share") and one half of one Common Share purchase warrant (each whole warrant, a "Warrant"). Each Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.64 (CDN$0.60) per share. Each Flow-Through Unit consists of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an "FT Warrant"). Each FT Warrant is exercisable into one Common Share until November 16, 2009 at an exercise price of $0.74 (CDN$0.70) per share. Yukon Gold paid Northern a commission equal to 8% of the aggregate gross proceeds and issued 195,111 "Unit Compensation Options" and 85,741 "FT Unit Compensation Options". Each Unit Compensation Option is exercisable into one Unit at the Unit Issue Price until November 16, 2009. Each FT Unit Compensation Option is exercisable into one Common Share and one half of one Warrant at the Flow-Through Unit Issue Price until November 16, 2009. The proceeds of the Financing will be used for the exploration and development of Yukon Gold's properties, and for working capital.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

b) Subsequent Commitments & Contingencies:

Under the terms of a Property Purchase Agreement ("Agreement") with Atna Resources Ltd. ("Atna"), the Company paid a Property Payment of $105,854 (CDN$100,000) cash on December 12, 2007. (Refer to Note 8 b))

On December 5, 2007 the Company entered into an agreement with a consultant to create investor awareness for a period of five months, commencing on December 5, 2007 and continuing through May 6, 2008 for a fee of $20,000 and 300,000 restricted common shares to be issued in equal tranches of 50,000 shares at the end of each month during the term of the agreement. On December 6, 2007 the Company received conditional approval from the TSX to issue the 300,000 restricted shares as per the terms of the agreement. The consulting fee of $20,000 was paid on December 11, 2007.

c) Subsequent Changes in Officers and Directors

On December 6, 2007 the board appointed Howard Barth to fill the vacancy left by Chester Idziszek on the Audit Committee. The term of such appointment shall expire on April 30, 2008.

On December 13, 2007, Paul A. Gorman resigned as the Chief Executive Officer and as a director of the Company. There were no disagreements between the Company and Mr. Gorman with respect to the Company's operations, policies or practices.

d) Subsequent Extension of Warrant Expiry Dates

On November 27, 2007 the board of directors passed a motion to extend the expiry dates of the following warrants by one (1) year:

1.

those expiring on March 28, 2008 exercisable at $0.90 per warrant to March 28, 2009;

2.

those expiring on October 4, 2008 which are exercisable at $2.00 per warrant to October 4, 2009; and

3.

those Broker warrants expiring on March 28, 2008 exercisable at $0.60 per Unit to March 28, 2009

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007

(Amounts expressed in US Dollars)

(Unaudited )

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As of July 31, 2007 and April 30, 2007
(Amounts expressed in US Dollars)
(Unaudited)

	July 31, 2007	April 30, 2007
	$	$
ASSETS
CURRENT ASSETS

Cash and cash equivalents	256,223	936,436
Prepaid expenses and other (Note 10)	2,225,787	464,371
Exploration tax credit receivable (Note 4)	483,258	483,258
Short-term investment in available- for- sale securities (Note 9)	350,000	-
Restricted Deposit	-	17,889
	3,315,268	1,901,954

RESTRICTED CASH (Note 5)	-	2,266,602
PROPERTY, PLANT AND EQUIPMENT	58,663	56,551
	3,373,931	4,225,107

See condensed notes to the interim consolidated financial statements.

 APPROVED ON BEHALF OF THE BOARD

 /s/ Paul Gorman

 Paul Gorman, Director

 /s/ J. L. Guerra, Jr.

 J. L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As of July 31, 2007 and April 30, 2007
(Amounts expressed in US Dollars)
(Unaudited)

	July 31, 2007	April 30, 2007
	$	$
LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities (Note 11)	146,909	260,134
Obligation under Capital Lease	2,858	2,812
Total Current Liabilities	149,767	262,946

Long -Term Portion of:
Obligation under Capital Lease	9,304	9,137

TOTAL LIABILITIES	159,071	272,083

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' EQUITY

CAPITAL STOCK	2,301	2,288

ADDITIONAL PAID-IN CAPITAL	11,124,135	10,949,726

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	76,350	(63,608)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE	(7,987,926)	(6,935,382)
	3,214,860	3,953,024
	3,373,931	4,225,107

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Operations
For the three months ended July 31, 2007 and July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

	Cumulative since inception	For the quarter ended July 31, 2007	For the quarter ended July 31, 2006
	$	$	$
OPERATING EXPENSES

General and administration	4,180,088	74,886	553,682
Project expenses	4,783,529	974,725	871,887
Exploration Tax Credit	(605,716)	-	-
Amortization	20,867	2,933	3,158
Loss on sale/disposal of capital assets	5,904	-	-

TOTAL OPERATING EXPENSES	8,384,672	1,052,544	1,428,727

LOSS BEFORE INCOME TAXES	(8,384,672)	(1,052,544)	(1,428,727)

Income taxes recovery	396,746	-	-

NET LOSS	(7,987,926)	(1,052,544)	(1,428,727)

Loss per share - basic and diluted		(0.05)	(0.08)

Weighted average common shares outstanding		22,920,192	16,656,627

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
For the three months ended July 31, 2007 and July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

	Cumulative Since Inception	For the Quarter ended July 31, 2007	For the Quarter ended July 31, 2006
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	(7,987,926)	(1,052,544)	(1,428,727)
Items not requiring an outlay of cash:
Amortization	20,867	2,933	3,158
Loss on sale/disposal of property, plant, equipment	5,904	-	-
Registration rights penalty expense	188,125	-	-
Shares issued for property payment	525,339	57,252	53,845
Common shares issued for settlement of severance liability to ex-officer	113,130	-	113,130
Stock-based compensation	793,689	117,170	85,323
Issue of shares for professional services	852,523	-	-
Issue of units against settlement of debts	20,077	-	-
Increase in prepaid expenses and other	(2,226,703)	(1,763,489)	(979,710)
Increase in exploration tax credit receivable	(483,258)	-	-
Increase (Decrease) in accounts payable and accrued liabilities	146,419	(113,225)	130,661
Decrease (Increase) in restricted cash	-	2,266,602	118,275
Decrease in restricted deposit	-	17,889	-

NET CASH USED IN OPERATING ACTIVITIES	(8,031,814)	(467,412)	(1,904,045)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(83,498)	(2,760)	-
Investment in available- for- sale securities	(250,000)	(250,000)	-

NET CASH USED IN INVESTING ACTIVITIES	(333,498)	(252,760)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments from a shareholder	1,180	-	-
Proceeds (Repayments) from Demand promissory notes	200,000	-	-
Proceeds from Convertible promissory notes converted	200,500	-	-
Proceeds from the exercise of stock options	61,000	-	-
Proceeds from exercise of warrants - net	450,309	-	-
Proceeds from subscription of warrants - net	525,680	-	-
Proceeds from issuance of units/shares - net	7,189,001	-	425,497
Proceeds (Repayments) from capital lease obligation	11,949	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,639,619	-	425,497

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES	(18,084)	39,959	(44,013)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FOR THE YEAR	256,223	(680,213)	(1,522,561)
Cash and cash equivalents, beginning of year	-	936,436	2,412,126

CASH AND CASH EQUIVALENTS, END OF YEAR	256,223	256,223	889,565
INCOME TAXES PAID		-	-
INTEREST PAID		-	-

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Changes in Stockholders' Equity
From Inception to July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

	Number of Common Shares	Common Shares Amount	Additional Paid-in Capital	Subscription for Warrants	Deficit, Accumulated during the Exploration Stage	Comprehensive Income (loss)	Accumulated Other Comprehensive Income (loss)
	#	$	$	$	$	$	$
Issuance of Common shares	2,833,377	154,063	-	-	-	-	-
Issuance of warrants	-	-	1,142	-	-	-	-
Foreign currency translation	-	-	-	-		604	604
Net loss for the year	-	-	-		(124,783)	(124,783)	-

Balance as of April 30, 2003	2,833,377	154,063	1,142	-	(124,783)	(124,179)	604

Issuance of Common shares	1,435,410	256,657	-	-	-	-
Issuance of warrants	-	-	2,855	-	-	-
Shares repurchased	(240,855)	(5,778)	-	-	-	-
Recapitalization pursuant to reverse acquisition	2,737,576	(404,265)	404,265	-	-	-
Issuance of Common shares	1,750,000	175	174,825	-	-	-
Issuance of Common shares for Property Payment	300,000	30	114,212	-	-	-
Foreign currency translation	-	-	-	-	-	(12,796)	(12,796)
Net loss for the year	-	-	-	-	(442,906)	(442,906)	-

Balance as of April 30, 2004	8,815,508	882	697,299	-	(567,689)	(455,702)	(12,192)

Issuance of Common shares for Property Payment	133,333	13	99,987	-	-	-	-
Issuance of common shares on Conversion of Convertible Promissory note	76,204	8	57,144	-	-	-	-
Foreign currency translation	-	-	-	-	-	9,717	9,717
Net loss for the year	-	-	-	-	(808,146)	(808,146)	-

Balance as of April 30, 2005	9,025,045	903	854,430	-	(1,375,835)	(798,429)	(2,475)

Stock based compensation - Directors and officers			216,416
Stock based compensation - Consultants			8,830
Issue of common shares and Warrants on retirement of Demand Promissory note	369,215	37	203,031
Units issued to an outside company for professional services settlement	24,336	2	13,384
Units issued to an officer for professional services settlement	12,168	1	6,690
Issuance of common shares for professional services	150,000	15	130,485
Units issued to shareholder	490,909	49	269,951
Units issued to a director	149,867	15	82,412
Units issued to outside subscribers	200,000	20	109,980
Issuance of common shares on Conversion of Convertible Promissory notes	59,547	6	44,654
Issuance of common shares on Exercise of warrants	14,000	2	11,998
Issuance of common shares on Conversion of Convertible Promissory notes	76,525	8	57,386
Private placement of shares	150,000	15	151,485
Issuance of Common shares for property payment	133,333	13	99,987
Issuance of common shares on Conversion of Convertible Promissory notes	34,306	4	25,905

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Changes in Stockholders' Equity
From Inception to July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

Issuance of common shares on Exercise of warrants	10,000	1	8,771
Issuance of common shares on Conversion of Convertible Promissory notes	101,150	10	76,523
Issue of 400,000 Special Warrants net				371,680
Issue of 200,000 flow through warrants				154,000
Brokered private placement of shares- net	5,331,327	533	2,910,375
Brokered Private placement of flow through Shares- net	25,000	2	13,310
Exercise of stock options	10,000	1	5,499
Foreign currency translation	-	-	-			(2,687)	(2,687)
Net loss for the year	-	-	-		(1,855,957)	(1,855,957)	-

Balance as of April 30, 2006	16,366,728	1,637	5,301,502	525,680	(3,231,792)	(1,858,644)	(5,162)

Exercise of warrants	10,000	1	8,986
Exercise of warrants	45,045	5	40,445
Exercise of warrants	16,000	2	14,278
Common shares issued for settlement of severance liability to ex-officer	141,599	14	113,116
Exercise of warrants	43,667	4	39,364
Exercise of warrants	17,971	2	15,937
Exercise of warrants	43,667	4	38,891
Exercise of warrants	16,000	2	14,251
Exercise of warrants	158,090	16	141,616
Issue of common shares for property payment	43,166	4	53,841
Exercise of warrants	64,120	6	57,863
Exercise of warrants	61,171	6	53,818
Exercise of stock options	24,000	2	17,998
Issuance of common shares for professional services	342,780	34	438,725
Brokered private placement of units-net	400,000	40	363,960
Brokered private placement of units-net	550,000	55	498,923
Stock based compensation-Directors and Officers			451,273
Exercise of stock options	50,000	5	37,495
Issuance of common shares for property payment	133,334	13	99,987
Issuance of common shares for professional services	160,000	16	131,184
Issuance of common shares for professional services	118,800	12	152,052
Issue of shares for flow-through warrants	200,000	20	153,980	(154,000)
Issue of shares for special warrants	404,000	41	375,679	(371,680)
Issue of 2,823,049 flow- through warrants -net				1,916,374
Issue of 334,218 unit special warrants-net				230,410
Issue of 3,105,358 common shares for 2,823,049 flow through warrants	3,105,358	310	1,916,064	(1,916,374)
Issue of 367,641 common shares for 334,218 unit special warrants	367,641	37	230,373	(230,410)
Registration rights penalty expense			188,125
Foreign currency translation						(58,446)	(58,446)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Changes in Stockholders' Equity
From Inception to July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

Net loss for the year					(3,703,590)	(3,703,590)

Balance as of April 30, 2007	22,883,137	2,288	10,949,726	-	(6,935,382)	(3,762,036)	(63,608)
Issuance of common shares for property payment	136,364	13	57,239		-	-	-
Stock based compensation-Directors and Officers			117,170		-	-
Foreign currency translation						39,958	39,958
Unrealized gain on available-for-sale securities						100,000	100,000
Net loss for the quarter	____________	_________	___________	___________	(1,052,544)	(1,052,544)	_______
Balance as of July 31, 2007	23, 019, 501	2,301	11,124,135		7,987,926	(912,586)	76,350

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

1.

BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the year ended April 30, 2008. Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

The interim consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the “Company”) and its wholly owned subsidiary Yukon Gold Corp. (“YGC”). All material inter-company accounts and transactions have been eliminated.

2.

GOING CONCERN

The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company's future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The Company was successful in raising funds (net) of approximately $4 million during the year ended April 30, 2006, which assisted the Company in meeting its commitments and current requirements for project expenses and general and administrative expenses. The Company also raised (net) approximately $1.3 million during the six months ended October 31, 2006. The company further raised (net) an additional approximately $1.9 million through subscription of flow-through special warrants and raised (net) approximately $230,000 through subscription of unit special warrants during the three months ended January 31, 2007. The Company's common shares are listed on the Toronto Stock exchange and included on the Over-The-Counter Bulletin Board maintained by NASDAQ in the United States. The trading of the Company's stock in both the United States and Canada has expanded its investor base, as the Company continues to explore sources of funding from both the United States and Canada.

3.

NATURE OF OPERATIONS

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in the Yukon Territory in Canada. The Company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

4.

EXPLORATION TAX CREDIT RECEIVABLE

The Company has a claim to the Yukon exploration tax credit, since it maintains a permanent establishment in the Yukon and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company's expectation of receiving this credit of $483,258 (CDN$536,465) is based on the history of receiving past credits. The Company will be filing tax returns to claim the 2007 credit of $329,024 (CDN$365,249) and has previously filed for the 2006 credit of $154,234 (CDN$171,216).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

5.

RESTRICTED CASH

Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds. The flow-through funds, which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents. As of July 31, 2007 and April 30, 2007, unexpended flow-through funds were $nil and $2,266,602 (CDN$2,516,155) respectively.

6.

STOCK BASED COMPENSATION

Per SEC Staff Accounting Bulletin 107, Topic 14.F, “Classification of Compensation Expense Associated with Share-Based Payment Arrangements” stock based compensation expense is being presented in the same lines as cash compensation paid.

The Company adopted a new Stock Option Plan at its shareholders meeting on January 19, 2007 (the “2006 Stock Option Plan”). The 2006 Stock Option Plan will be administered by the board of directors of the Company or, in the board of directors' discretion, by a committee appointed by the board of directors for that purpose. The TSX approved the 2006 Stock Option plan on March 9, 2007.

Subject to the provisions of the 2006 Stock Option Plan, the aggregate number of shares which may be issued under the 2006 Stock Option Plan shall not exceed 2,000,000 shares ("Total Shares"). Any Stock Option granted under the 2006 Stock Option Plan which has been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan, effectively resulting in a re-loading of the number of shares available for grant under the 2006 Stock Option Plan. Any shares subject to an option granted under the 2006 Stock Option Plan which for any reason is surrendered, cancelled or terminated or expires without having been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan.

Under the 2006 Stock Option Plan, at no time shall: (i) the number of shares reserved for issuance pursuant to Stock Options granted to any one optionee exceed 10% of the Total Shares; (ii) the number of shares, together with all security based compensation arrangements of the Company in effect, reserved for issuance pursuant to Stock Options granted to any "insiders" (as that term is defined under the Securities Act (Ontario)) exceed 10% of the total number of issued and outstanding shares. In addition, the number of shares issued to insiders pursuant to the exercise of Stock Options, within any one year period, together with all security based compensation arrangements of the Company in effect, shall not exceed 10% of the total number of issued and outstanding shares.

The purchase price (the “Price”) per share under each Stock Option shall be determined by the board of directors or a committee, as applicable. The Price shall not be lower than the closing market price on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the trading day immediately preceding the date of grant, or if not so traded, the average between the closing bid and asked prices thereof as reported for the trading day immediately preceding the date of the grant; provided that if the shares have not traded on the TSX or another stock exchange for an extended period of time, the “market price” will be the fair market value of the shares at the time of grant, as determined by the board of directors or committee. The board of directors or committee may determine that the Price may escalate at a specified rate dependent upon the date on which an option may be exercised by the Eligible Participant. The Company has adopted SFAS123 (Revised) commencing May 1, 2005.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

For the quarter ended July 31, 2007, the Company recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

	19-Jan	20-Mar	28-Mar
	2007	2007	2007	Total
Risk free rate	4.50%	4.50%	4.50%
Volatility factor	45.19%	57.48%	98.67%
Expected dividends	nil	nil	nil
Stock-based compensation cost expensed during the quarter ended July 31, 2007	$98,551	$6,648	$11,971	$117,170
Unexpended Stock -based compensation cost deferred over the period	$73,279	$43,474	$31,452	$148,205

As of July 31, 2007 there was $148,205 of unrecognized expenses related to non-vested stock-based compensation arrangements granted. The stock-based compensation expense for the quarter ended July 31, 2007 was $117,170.

7.

ISSUANCE OF COMMON SHARES

Year ended April 30, 2007

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045).

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,280 (CDN$16,000).

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971).

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667).

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,253 (CDN$16,000).

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).

On July 7, 2006 the Company issued 43,166 common shares in settlement of a property   payment on the Mount Hinton property. The shares represent $53,845 (CDN$60,000) payment and were valued   $1.25 (CDN$1.39) each.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

7.

ISSUANCE OF COMMON SHARES-Cont'd

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171).

On August 11, 2006 the Company issued 817,980 restricted shares in total to three consultants for services relating to business promotion and development. These consultants assisted management in the preparation of financial offerings and in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States and Canada. Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares were held in escrow to be released to each consultant in 8 monthly installments of 19,800 common shares commencing November 1, 2006. Out of 475,200 common shares held in escrow, the Company received back 356,400 common shares for cancellation.

On September 7, 2006 the Company issued 24,000 shares to an officer upon exercising 24,000 vested stock options at $0.75 for a total of $18,000.

On October 3, 2006, the Company completed a brokered private placement and issued 400,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company paid a finders fee of 6% and reimbursed expenses for 3% of the total consideration. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

On October 3, 2006, the Company completed another brokered private placement and issued 550,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $550,000. The Company paid a finders fee of $33,000 and reimbursed expenses for $18,022 (CDN$20,000). The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

On December 12, 2006 the Company issued 50,000 shares to a former officer upon exercising of 50,000 vested stock options at $0.75 for a total of $37,500.

On December 6, 2006 the board of directors authorized the issuance of 133,334 common shares in the amount of $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $86,805 (CDN$100,000) as per terms of the agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2006. This entire payment of $186,805 was expensed in the consolidated statements of operations.

On December 19, 2006 the Company issued 160,000 common shares to a consultant for services rendered. These services related to the consulting agreement dated March 21, 2006. As per terms of that agreement, the Consultant was to provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement was for a period of twelve months commencing the day of trading of the Company's stock on the Toronto Stock Exchange (April 19, 2006). As per the agreement, the Consultant was to be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and was to receive these shares on a monthly basis. Each party was able to cancel the agreement on 30 days notice. The Company cancelled the agreement as of November 30, 2006 and on December 19, 2006 issued 160,000 common shares as full and final consideration.

On December 19, 2006 the Company issued 200,000 common shares in lieu of sale of 200,000 Flow-Through Special Warrants made to a Canadian accredited investor, for $180,000 (CDN$205,020) on December 30, 2005. Each Flow-Through Special Warrant entitled the Holder to acquire one flow-through common share of the Company at no additional cost.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

7.

ISSUANCE OF COMMON SHARES-Cont'd

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,801,610 (CDN$3,264,996).  Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company.  Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company.  Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date.  In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders.  The Company subsequently declined to file a prospectus in Canada but did file the registration statement in the United States.  As a result of the Company's decision not to file a prospectus in Canada, primarily because of the cost involved, the Company was obligated to pay a penalty to the holders of the securities issued in the private placement.  As a result of the penalty, (i) each flow-through special warrant entitles the holder to acquire 1.1 common shares on exercise thereof and (ii) each unit special warrant entitles the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof.  In connection with the private placement, Northern Securities Inc., the lead agent, received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options.  In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission of $25,862 (CDN$30,000) as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN$32,900) as well as 32,900 unit compensation options.  Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at $0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  As a result of the penalty, (i) each flow-through compensation option entitles the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and (ii) each unit compensation option granted to Northern Securities, Inc. entitles the holder to acquire 1.1 unit compensation warrants on exercise thereof.  The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

On January 11, 2007, the Company issued its obligated 400,000 common shares and an additional 4,000 common shares as penalty, in lieu of sale of 400,000 Special Warrants to a Canadian accredited investor for $404,000 paid on December 15, 2005. Each Special Warrant entitled its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. The Company was obligated to have a registration statement become effective within 181 days of the closing. In the absence of a registration statement being declared effective within 181 days of the closing, the Company issued an additional 4,000 common shares to the Canadian accredited investor at no extra cost as a penalty.  The Company expensed an amount of $5,000 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 2,823,049 common shares and an additional 282,309 shares as a penalty, relating to the private placement of 2,823,049 flow-through special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $163,739 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

7.

ISSUANCE OF COMMON SHARES-Cont'd

On April 25, 2007 the Company issued 334,218 common shares and an additional 33,423 shares as a penalty, relating to the private placement of 334,218 unit special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $19,386 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

Three Months ended July 31, 2007

On July 7, 2007 the Company issued 136,364 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each.

8.

COMMITMENTS AND CONTINGENCIES

(a)

Mount Hinton Property Mining Claims

On July 7, 2002 Yukon Gold Corp. (“YGC”) entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the “Hinton Option Agreement”) dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

The schedule of Property Payments and Work Programs are as follows:

PROPERTY PAYMENTS

On execution of the July 7, 2002 Agreement	$ 19,693	(CDN$ 25,000) Paid
On July 7, 2003	$ 59,078	(CDN$ 75,000) Paid
On July 7, 2004	$118,157	(CDN$ 150,000) Paid
On January 2, 2006	$125,313	(CDN$ 150,000) Paid
On July 7, 2006	$134,512	(CDN$ 150,000) Paid
On July 7, 2007	$141,979	(CDN$ 150,000) Paid
On July 7, 2008	$140,607	(CDN$ 150,000)
TOTAL	$739,339	(CDN$ 850,000)

WORK PROGRAM-expenditures to be incurred in the following periods;

July 7/02 to July 6/03	$ 118,157	(CDN$ 150,000) Incurred
July 7/03 to July 6/04	$ 196,928	(CDN$ 250,000) Incurred
July 7/04 to July 6/05	$ 256,006	(CDN$ 325,000) Incurred
July 7/05 to Dec. 31/06	$ 667,795	(CDN$ 750,000) Incurred
Jan. 1/07 to Dec. 31/07	$ 937,383	(CDN$ 1,000,000) Incurred
Jan. 1/08 to Dec. 31/08	$1,171,729	(CDN$ 1,250,000)
Jan. 1/09 to Dec. 31/09	$1,406,074	(CDN$ 1,500,000)
TOTAL	$4,754,072	(CDN$ 5,225,000)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site. As a result, the Company was allowed to defer the expenditure of approximately $220,681 (CDN$235,423) until December 31, 2007. All other Property Payments and Work Program expenditures due have been made and incurred.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

25% interest upon completion of Work Program expenditures of $1,262,321 (CDN$1,500,000)

50% interest upon Work Program expenditures of $2,343,457 (CDN$2,500,000)

75% interest upon Work Program expenditures of $4,754,072 (CDN$5,225,000)

YGC has attained a 25% interest as at July 31, 2007. In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, “incurred” as follows:   “Costs shall be deemed to have been “incurred” when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur.” Consequently, the term, “incurred” includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006. This provision was met on May 15, 2006.

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,754,072 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,686,914 (CDN$5,000,000).

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% “net smelter return royalty.” In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The “net smelter return royalty” is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

The Hinton Option Agreement provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market, once the Company has obtained a listing on a Canadian stock exchange. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. On July 7, 2007 the Company issued 136,364 common shares, with the approval of the TSX,  in settlement of 40% of the property payment due on July 7, 2007. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each.  The $84,727 (CDN$90,000) balance was paid in cash to the members of the Hinton Syndicate on July 7, 2007. This entire issuance of shares and cash payment was expensed as project expense.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

The Hinton Syndicate Agreement pertains to an “area of interest” which includes the area within ten kilometers of the outermost boundaries of the 273 mineral claims, which constitute our mineral properties. Either party to the Hinton Syndicate Agreement may stake claims outside the 273 mineral claims, but each must notify the other party if such new claims are within the “area of interest.” The non-staking party may then elect to have the new claims included within the Hinton Syndicate Agreement. As of December 11, 2006, there were an additional 24 claims staked, known as the “Gram Claims” which became subject to the Hinton Syndicate Agreement.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project which was revised on May 15, 2007, totaling $1,410,949 (CDN$1,505,200) for the 2007 Work Program. The Company had approximately $70,304 (CDN$75,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $180,164 (CDN$200,000), on June 15, 2007 the Company paid $202,684 (CDN$225,000), being two of the four cash call payments. Due to delays in the drilling program the third payment of $562,430 (CDN$600,000) which was due on July 31, 2007 was changed to August 31, 2007 and was paid subsequently.  The fourth payment of $379,828 (CDN$405,200) which was originally due on August 15, 2007 was changed to September 15, 2007.

b) The Marg Property

In March 2005, the Company acquired rights to purchase 100% of the Marg Property, which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement (“Agreement”) with Atna Resources Ltd. (“Atna”). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005; $86,805 (CDN$100,000) cash and an additional 133,334 common shares of the Company on December 12, 2006.

The Company has agreed to make subsequent payments under the Agreement of: (i) $93,738 (CDN$100,000) cash on or before December 12, 2007; and (ii) $187,477 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $937,383 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Marg project totaling $2,980,877 (CDN$3,180,000) for the 2007 Work Program. The Company had approximately $515,561 (CDN$550,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $703,037 (CDN$750,000), on June 15, 2007 the Company paid $703,037 (CDN$750,000), and on July 15, 2007 the Company paid $703,037 (CDN$750,000) being three of the four cash call payments. The fourth payment of $356,205 (CDN$380,000) is due on August 15, 2007 and was paid subsequently.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

c) On July 23, 2007, Yukon Gold Corporation, Inc. (the “Company”) amended and restated an agreement with Northern Securities Inc. (“Northern”) pursuant to which Northern agreed to act as agent in connection with a $2,624,672 (CDN$2,800,000) private placement (the “Private Placement”).  Northern agreed to place or purchase for its own account $1,406,704 (CDN$1,500,000) in Units and $1,218,598 (CDN$1,300,000) of flow-through units (the “Flow-Through Units”).  Each Unit consists of one common share and one-half common share purchase warrant (a “Warrant”).  Each Flow-Through Unit consists of one flow-through common share and one half of a common share purchase warrant where each full warrant will enable its holder to purchase a non-flow-through share (a “Flow-Through Warrant”).  The “flow-through” shares entitle Canadian tax payers to certain tax credits which may be offset against Canadian income tax.  The Units were priced at $0.42 (CDN$0.45) per Unit.  Each whole Warrant (two half Warrants together) will be exercisable for one share of the Company's common stock for a period of 24 months from the closing of the private placement at an exercise price of $0.56 (CDN$0.60) per share.  The Flow-Through Units are priced at $0.49 (CDN$0.52) per Flow-Through Unit.  Each whole Flow-Through Warrant will be exercisable into one share of the Company's common stock  for a period of 24 months from the Closing Date at an exercise price of $0.66 (CDN$0.70) per share.  In connection with the Northern Agreement, the Company agreed to pay Northern a commission equal to 8% of the aggregate gross proceeds of the Private Placement and issue to Northern broker warrants in the amount of 8% of the aggregate number of Units and Flow-Through Units purchased through the Private Placement.   In addition, the Company agreed to pay Northern a due diligence fee of $70,304 (CDN$75,000).  The Private Placement is scheduled to close in two parts.  The first closing occurred on August 16, 2007 for aggregate gross proceeds of $1,073,425 (CDN$1,145,180). (See Note 12 – Subsequent Events).

9.

SHORT-TERM INVESTMENT IN AVAILABLE- FOR- SALE SECURITIES

The Company entered into a subscription agreement dated as of April 3, 2007 (the “Agreement”) with Industrial Minerals, Inc. (“Industrial Minerals”) to acquire (i) 5,000,000 common shares of Industrial Minerals at a price of $0.05 per share and (ii) a Warrant entitling the holder: (a) to purchase 5,000,000 common shares of Industrial Minerals at a purchase price of $0.05 per share (the “option price”) or, at the option of the holder, (b) to surrender the Warrant for a number of common shares to be determined by application of a formula which would result in a larger number of shares issued to the holder if the market price of the common stock is less than the option price at the time of exercise. The Warrant expires on April 3, 2008. The total subscription price paid by the Company was $250,000. The Company entered into the Agreement as of May 14, 2007. The common stock of Industrial Minerals is quoted on the Over-the-Counter Bulletin Board under the symbol, “IDSM.” The Company accounted for this investment as a short term investment in available-for-sale securities. The unrealized gain of $100,000 as at July 31, 2007 has been excluded from earnings and reported as 'Other Comprehensive Income'. The Company executed an agreement to sell the securities on August 17, 2007 (See Note 12- Subsequent Events).

10.

PREPAID EXPENSES AND OTHER

Included in prepaid expenses and other is an amount of $83,915 (CDN$89,520) being Goods & Services tax receivable from the Federal Government of Canada. Included in prepaid expenses and other is a deposit of $1,932,019 (CDN$2,061,078) with a geological company for conducting exploration activities at the Mount Hinton and Marg properties.

11.

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Company entered into a one year consulting agreement with a consultant on December 28, 2006 commencing January 1, 2007. As per terms of the agreement, the consultant was to provide consulting services which included market awareness, financial and strategic advice. The Company was to compensate the consultant a fee of 500,000 restrictive shares over a period of twelve months with shares to be delivered on a monthly basis. The Company had accrued the cost of $136,668 in the April 30, 2007 statements, although in the opinion of the Company, it was not obligated to issue stock as the consultant was in breach of the contract due to non performance of the agreed services. The Company received a cancellation and waiver of the agreement from the consultant and reversed this accrual to the credit of general and administrative expense during the quarter ended July 31, 2007.

12.

SUBSEQUENT EVENTS

a)   Subsequent issue of common shares:

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

On August 16, 2007 the Company completed a private placement (the “Financing”) with Northern Securities Inc. (“Northern”), acting as agent. The Financing was comprised of the sale of 1,916,666 units (the “Units”) at $0.42 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $808,446  (CDN$862,499.70) and the sale of 543,615 flow-through units (the “Flow-Through Units”) at $0.49 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of $264,979 (CDN$282,679.80), raising aggregate gross proceeds of approximately $1,073,425 (CDN$1,145,180).  Each Unit consisted of one non-flow through common share ("Common Share") and one half of one Common Share purchase warrant (each whole warrant, a "Warrant").  Each Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.56 (CDN$0.60) per share.  Each Flow-Through Unit consisted of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an "FT Warrant").  Each FT Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.66 (CDN$0.70) per share.  Yukon Gold paid Northern a commission equal to 8% of the aggregate gross proceeds and issued 153,333 “Unit Compensation Options” and 43,489 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Unit at the Unit Issue Price until August 16, 2009.  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one FT Warrant at the Flow-Through Unit Issue Price until August 16, 2009.  Yukon Gold has also granted Northern an option (the "Over-Allotment Option") exercisable until October 15, 2007 to offer for sale up to an additional $468,691 (CDN$500,000) of Units and/or Flow-Through Units on the same terms and conditions.  The Company paid a $70,304 (CDN$75,000) due diligence fee to Northern at closing and reimbursed Northern for its expenses.  The proceeds of the Financing will be used for the exploration and development of the Company's two Yukon Territory based properties, and for working capital.

b)  Subsequent Commitments & Contingencies:

On August 15 the Company entered into an on-line investor relations marketing agreement with a consultant for a one year term, with the option to renew for an additional 12 months.  In return for services rendered, the Company will pay the consultant $1,875 (CDN$2,000) per month.  In addition, the consultant has been granted an option to purchase 125,000 shares of the Company at $0.42 (CDN$0.45) per share, with the option vesting in equal quarterly amounts of 31,250 shares on November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008, and the first exercise date being August 15, 2008 and an expiry date of August 15, 2010.

On August 15, 2007 the Company paid $365,205 (CDN$380,000), being the fourth and final payment for the Marg Project 2007 Work Program.

On August 15, 2007 the Company paid $86,127 (CDN$91,880.20) towards the third cash call payment for the Mount Hinton 2007 Work Program. On August 31, 2007 the Company re-allocated $476,303 (CDN$508,119.80) being the balance of the third cash call payment for the Mount Hinton 2007 Work Program from cash call funds previously allocated to the Marg Project. These re-allocated funds are not presently needed for the Marg Project.

On August 17, 2007, the Company entered into an agreement with Global Capital SPE-1 LLC (“Global”) pursuant to which Global agreed to purchase 2 million shares of Industrial Minerals Inc. (“IDSM”) held by the Company for consideration of $140,000.  Pursuant to the Agreement, Global has the option to purchase from the Company an additional 3 million shares of IDSM for consideration of $210,000.  The Company also assigned to Global 5 million warrants to purchase IDSM stock.  The Company will receive up to $100,000 in the event that Global exercises all or a portion of the warrants.  Global consummated the purchase of the first 2 million shares of IDSM on September 6, 2007.

c) The Company announced on September 5, 2007 that its common stock will trade on the Frankfurt Stock Exchange.  The Company's common stock will trade under the symbol “W8Y” and the German Securities Code A0JJ6Z.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2007 AND APRIL 30, 2006
Together With Report of Independent Registered Public Accounting Firm
(Amounts expressed in US Dollars)

TABLE OF CONTENTS

Page No.

Report of Independent Registered Public Accounting Firm	160

Consolidated Balance Sheets as at April 30, 2007 and April 30, 2006	161

Consolidated Statements of Operations for the years ended April 30, 2007 and April 30, 2006	163

Consolidated Statements of Cash Flows for the years ended April 30, 2007 and April 30, 2006	164

Consolidated Statements of Changes in Stockholders' Equity for the years ended April 30, 2007 and April 30, 2006 and for the period from inception to April 30, 2006	165

Notes to Consolidated Financial Statements	166

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Yukon Gold Corporation, Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Yukon Gold Corporation, Inc. as at April 30, 2007 and 2006 and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended April 30, 2007 and 2006 and for the period from incorporation to April 30, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corporation, Inc. as at April 30, 2007 and 2006 and the results of its operations and its cash flows for the years ended April 30, 2007 and 2006 and for the period from incorporation to April 30, 2007 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is an exploration stage mining company and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“SCHWARTZ LEVITSKY FELDMAN LLP” Toronto, Ontario, Canada	Chartered Accountants
July 5, 2007	Licensed Public Accountants

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Balance Sheets
As at April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

	April 30, 2007	April 30, 2006
	$	$
ASSETS
CURRENT ASSETS

Cash and cash equivalents	936,436	2,412,126
Prepaid expenses and other (note 6)	464,371	77,977
Exploration tax credit receivable (note 7)	483,258	153,145
Restricted Deposit (Note 14)	17,889	17,889
	1,901,954	2,661,137

RESTRICTED CASH (Note 13)	2,266,602	118,275
PROPERTY, PLANT AND EQUIPMENT (Note 8)	56,551	63,141
	4,225,107	2,842,553

The accompanying notes are an integral part of these consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/ Paul Gorman
Paul Gorman, Director

/s/ Jose L. Guerra, Jr., Director
Jose L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Balance Sheets
As at April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

	April 30, 2007	April 30, 2006
	$	$
LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities (Note 9)	260,134	232,282
Other Liability (Note 15)	-	3,750
Obligation under Capital Leases	2,812	2,792
Total Current Liabilities	262,946	238,824

Long -Term Portion of:
Obligations under Capital Lease	9,137	11,864

TOTAL LIABILITIES	272,083	250,688

COMMITMENTS AND CONTINGENCIES (Note 16)

SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 10)	2,288	1,637

ADDITIONAL PAID-IN CAPITAL	10,949,726	5,301,502

SUBSCRIPTION FOR WARRANTS (Note 11)	-	525,680

ACCUMULATED OTHER COMPREHENSIVE LOSS	(63,608)	(5,162)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE	(6,935,382)	(3,231,792)
	3,953,024	2,591,865
	4,225,107	2,842,553
The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Operations
For the years ended April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)
	Cumulative since inception	For the year ended April 30, 2007	For the year ended April 30, 2006
	$	$	$
OPERATING EXPENSES

General and administration (Note 12)	4,105,202	2,483,278	1,085,199
Project expenses	3,808,804	1,899,340	933,326
Exploration Tax Credit	(605,716)	(321,013)	(144,414)
Amortization	17,934	12,731	1,942
Loss on sale/disposal of capital assets	5,904	-	5,904

TOTAL OPERATING EXPENSES	7,332,128	4,074,336	1,881,957

LOSS BEFORE INCOME TAXES	(7,332,128)	(4,074,336)	(1,881,957)

Income taxes recovery	396,746	370,746	26,000

NET LOSS	(6,935,382)	(3,703,590)	(1,855,957)

Loss per share - basic and diluted		(0.20)	(0.17)

Weighted average common shares outstanding		18,152,531	10,742,784
The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the years ended April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)
	Cumulative Since Inception	For the Year ended April 30, 2007	For the Year ended April 30, 2006
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	(6,935,382)	(3,703,590)	(1,855,957)
Items not requiring an outlay of cash:
Amortization	17,934	12,731	1,942
Loss on sale/disposal of property, plant, equipment	5,904	-	5,904
Registration rights penalty expense	188,125	188,125
Shares issued for property payment	468,087	153,845	100,000
Common shares issued for settlement of severance liability to ex-officer	113,130	113,130
Stock-based compensation	676,519	451,273	225,246
Issue of shares for professional services	852,523	722,023	130,500
Issue of units against settlement of debts	20,077		20,077
Decrease (Increase) in prepaid expenses and other	(463,214)	(386,394)	25,855
Increase in exploration tax credit receivable	(483,258)	(330,113)	(80,942)
Increase in accounts payable and accrued liabilities	259,644	27,852	148,385
Increase in restricted cash	(2,266,602)	(2,148,327)	(118,275)
Increase in restricted deposit	(17,889)	-	(17,889)
Increase (Decrease) in other liabilities		(3,750)	3,750

NET CASH USED IN OPERATING ACTIVITIES	(7,564,402)	(4,903,195)	(1,411,404)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(80,738)	(6,141)	(67,813)

NET CASH USED IN INVESTING ACTIVITIES	(80,738)	(6,141)	(67,813)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments from a shareholder	1,180		-
Proceeds (Repayments) from Demand promissory notes	200,000		(298,649)
Proceeds from Convertible promissory notes converted	200,500		-
Proceeds from the exercise of stock options	61,000	55,500	5,500
Proceeds from exercise of warrants - net	450,309	429,537	20,772
Proceeds from subscription of warrants - net	525,680		525,680
Proceeds from issuance of units/shares - net	7,189,001	3,009,762	3,538,147
Proceeds (Repayments) from capital lease obligation	11,949	(2,707)	14,656

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,639,619	3,492,092	3,806,106

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES	(58,043)	(58,446)	5,981

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FOR THE YEAR	936,436	(1,475,690)	2,332,870
Cash and cash equivalents, beginning of year	-	2,412,126	79,256

CASH AND CASH EQUIVALENTS, END OF YEAR	936,436	936,436	2,412,126
INCOME TAXES PAID		-	-
INTEREST PAID		-	-

The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity
From Inception to April 30, 2007
	Number of Common Shares	Common Shares Amount	Additional Paid-in Capital	Subscription for Warrants	Deficit, Accumulated during the Exploration Stage	Comprehensive Income (loss)	Accumulated Other Comprehensive Income (loss)
	#	$	$	$	$	$	$
Issuance of Common shares	2,833,377	154,063	-	-	-	-	-
Issuance of warrants	-	-	1,142	-	-	-	-
Foreign currency translation	-	-	-	-		604	604
Net loss for the year	-	-	-		(124,783)	(124,783)	-

Balance as of April 30, 2003	2,833,377	154,063	1,142	-	(124,783)	(124,179)	604

Issuance of Common shares	1,435,410	256,657	-	-	-	-
Issuance of warrants	-	-	2,855	-	-	-
Shares repurchased	(240,855)	(5,778)	-	-	-	-
Recapitalization pursuant to reverse acquisition	2,737,576	(404,265)	404,265	-	-	-
Issuance of Common shares	1,750,000	175	174,825	-	-	-
Issuance of Common shares for Property Payment	300,000	30	114,212	-	-	-
Foreign currency translation	-	-	-	-	-	(12,796)	(12,796)
Net loss for the year	-	-	-	-	(442,906)	(442,906)	-

Balance as of April 30, 2004	8,815,508	882	697,299	-	(567,689)	(455,702)	(12,192)

Issuance of Common shares for Property Payment	133,333	13	99,987	-	-	-	-
Issuance of common shares on Conversion of Convertible Promissory note	76,204	8	57,144	-	-	-	-
Foreign currency translation	-	-	-	-	-	9,717	9,717
Net loss for the year	-	-	-	-	(808,146)	(808,146)	-

Balance as of April 30, 2005	9,025,045	903	854,430	-	(1,375,835)	(798,429)	(2,475)

Stock based compensation - Directors and officers			216,416
Stock based compensation - Consultants			8,830
Issue of common shares and Warrants on retirement of Demand Promissory note	369,215	37	203,031
Units issued to an outside company for professional services settlement	24,336	2	13,384
Units issued to an officer for professional services settlement	12,168	1	6,690
Issuance of common shares for professional services	150,000	15	130,485
Units issued to shareholder	490,909	49	269,951
Units issued to a director	149,867	15	82,412
Units issued to outside subscribers	200,000	20	109,980
Issuance of common shares on Conversion of Convertible Promissory notes	59,547	6	44,654
Issuance of common shares on Exercise of warrants	14,000	2	11,998
Issuance of common shares on Conversion of Convertible Promissory notes	76,525	8	57,386
Private placement of shares	150,000	15	151,485
Issuance of Common shares for property payment	133,333	13	99,987
Issuance of common shares on Conversion of Convertible Promissory notes	34,306	4	25,905
Issuance of common shares on Exercise of warrants	10,000	1	8,771
Issuance of common shares on Conversion of Convertible Promissory notes	101,150	10	76,523
Issue of 400,000 Special Warrants net				371,680
Issue of 200,000 flow through warrants				154,000
Brokered private placement of shares- net	5,331,327	533	2,910,375
Brokered Private placement of flow through Shares- net	25,000	2	13,310
Exercise of stock options	10,000	1	5,499
Foreign currency translation	-	-	-			(2,687)	(2,687)
Net loss for the year	-	-	-		(1,855,957)	(1,855,957)	-

Balance as of April 30, 2006	16,366,728	1,637	5,301,502	525,680	(3,231,792)	(1,858,644)	(5,162)

Exercise of warrants	10,000	1	8,986
Exercise of warrants	45,045	5	40,445
Exercise of warrants	16,000	2	14,278
Common shares issued for settlement of severance liability to ex-officer	141,599	14	113,116
Exercise of warrants	43,667	4	39,364
Exercise of warrants	17,971	2	15,937
Exercise of warrants	43,667	4	38,891
Exercise of warrants	16,000	2	14,251
Exercise of warrants	158,090	16	141,616
Issue of common shares for property payment	43,166	4	53,841
Exercise of warrants	64,120	6	57,863
Exercise of warrants	61,171	6	53,818
Exercise of stock options	24,000	2	17,998
Issuance of common shares for professional services	342,780	34	438,725
Brokered private placement of units-net	400,000	40	363,960
Brokered private placement of units-net	550,000	55	498,923
Stock based compensation-Directors and Officers			451,273
Exercise of stock options	50,000	5	37,495
Issuance of common shares for property payment	133,334	13	99,987
Issuance of common shares for professional services	160,000	16	131,184
Issuance of common shares for professional services	118,800	12	152,052
Issue of shares for flow-through warrants	200,000	20	153,980	(154,000)
Issue of shares for special warrants	404,000	41	375,679	(371,680)
Issue of 2,823,049 flow- through warrants -net				1,916,374
Issue of 334,218 unit special warrants-net				230,410
Issue of 3,105,358 common shares for 2,823,049 flow through warrants	3,105,358	310	1,916,064	(1,916,374)
Issue of 367,641 common shares for 334,218 unit special warrants	367,641	37	230,373	(230,410)
Registration rights penalty expense			188,125
Foreign currency translation						(58,446)	(58,446)
Net loss for the year					(3,703,590)	(3,703,590)
Balance as of April 30, 2007	22,883,137	2,288	10,949,726	0	(6,935,382)	(3,762,036)	(63,608)

The accompanying notes are an integral part of these consolidated financial statements.

 YUKON GOLD CORPORATION, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

1. BASIS OF PRESENTATION

The audited consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the “Company”) and its wholly owned Canadian operating subsidiary, Yukon Gold Corp. (“YGC”). All material inter-company accounts and transactions have been eliminated.

2. GOING CONCERN

The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company's future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The Company was successful in raising funds (net) of approximately $4 million during the year ended April 30, 2006, which assisted the Company in meeting its commitments and current requirements for project expenses and general and administrative expenses. The Company also raised (net) approximately $1.3 million during the six months ended October 31, 2006. The company further raised (net) an additional approximately $1.9 million through subscription of flow-through special warrants and raised (net) approximately $230,000 through subscription of unit special warrants during the three months ended January 31, 2007. The Company's common shares are listed on the Toronto Stock exchange and included on the Over-The-Counter Bulletin Board maintained by NASDAQ in the United States. The trading of the Company's stock in both the United States and Canada has expanded its investor base, as the Company continues to explore sources of funding from both the United States and Canada.

These consolidated financial statements have been prepared in accordance with United States generally acceptable accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements.

3. NATURE OF OPERATIONS

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in the Yukon Territory in Canada. The Company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Use of Estimates

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of consolidated financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

b) Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from banks, and any other highly liquid investments with a maturity of three months or less. The carrying amounts approximate fair values because of the short maturity of those instruments.

c)  Other Financial Instruments

The carrying amounts of the Company's restricted cash, restricted deposit, accounts receivable, exploration tax credit receivable and accounts payable and accrued liabilities approximates fair values because of the short maturity of these instruments.

Commodity Price Risk:
The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of certain minerals.

Foreign exchange risk:
The Company conducts some of its operating activities in Canadian dollar. The Company is therefore subject to gains or losses due to fluctuations in Canadian currency relative to the US dollar.

d) Long-term Financial Instruments

The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

e) Property, plant and equipment

Property, plant, and equipment are recorded at cost less accumulated amortization. Amortization is provided commencing in the month following acquisition using the following annual rate and method:

Computer equipment	20%	declining balance method
Furniture and fixtures	20%	declining balance method
Office Equipment	20%	declining balance method

f) Operating and Capital Leases

Costs associated with operating leases are expensed as incurred. The cost of assets acquired via capital leases are capitalized and amortized over their useful lives. An offsetting liability is established to reflect the future obligation under capital leases. This liability is reduced by the future principal payments.

g)  Foreign Currency Translation

The Company's operating subsidiary is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The subsidiary's financial statements are converted to US dollars for consolidation purposes. The translation method used is the current rate method, which is the method mandated by SFAS No. 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholders' equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

 YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in Accumulated Other Comprehensive Income (Loss).

h)  Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be “more likely than not” realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

i) Revenue Recognition

The Company's revenue recognition policies are expected to follow common practice in the mining industry. Revenue is recognized when concentrate or dore bars, in the case of precious metals, is produced in a mill processing ore from one or more mines. The only condition for recognition of revenue in these instances is the production of the dore or concentrate. In order to get the ore to a concentrate stage the ore must be mined and transported to a mill where it is crushed and ground. The ground product is then processed by gravity separation and/or flotation to produce a concentrate. In some circumstances chemical treatment is used to extract the precious metals from the concentrate into a solution. This solution is then subjected to various processes to precipitate the precious metals back to a solid state that can be melted down and poured into a mould to produce a dore bar (a combination of gold and silver).

j) Comprehensive Income

The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their consolidated financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

k) Long-Lived Assets

In accordance with Financial Accounting Standard Board Statement No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At April 30, 2007 and 2006, no impairments were recognized. Amortization expense for the years ended April 30, 2007 and 2006 was $12,731 and $1,942 respectively.

l) Acquisition, Exploration and Evaluation Expenditures

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. For the purpose of preparing financial information, all costs associated with a property that has the potential to add to the Company's proven and probable reserves are expensed until a final feasibility study demonstrating the existence of proven and probable reserves is completed. No costs have been capitalized in the periods covered by these financial statements. Once capitalized, such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

m)  Stock Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No.123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which is a revision of FASB Statement No.123, Accounting for Stock-Based Compensation. SFAS 123(R) requires expense for all equity instruments given to employees and non-employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company had adopted the provisions of SFAS 123 (R) on May 1, 2005. As of April 30, 2007 there was $265,375 of unrecognized expense related to non-vested stock-based compensation arrangements granted. The total stock-based compensation expense relating to all employees and non employees for the years ended April 30, 2007 and 2006 was $451,273and $225,246 respectively.

n) Earnings or Loss per Share

The Company has adopted FAS No. 128, “Earnings per Share”, which requires disclosure on the financial statements of “basic” and “diluted” loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. There were no common equivalent shares outstanding at April 30, 2007 and 2006 that have been included in dilutive loss per share calculation as the effects would have been anti-dilutive. At April 30, 2007, there were 2,084,000 options from the 2003 Stock Option Plan and 400,000 options from the 2006 Stock Option Plan and 5,411,703 warrants outstanding. At April 30, 2006, there were 2,958,000 options and 4,651,270 warrants outstanding.

o) Flow-Through Financing

The Company has financed a portion of its exploration activities through the issue of flow-through shares, which transfer the Canadian tax deductibility of exploration expenditure to the investor. Proceeds received from the issuance of such shares are allocated between the offering of shares and the sale of tax benefits. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the shares. A liability is recognized for the difference.

Resource expenditure deductions for income tax purposes related to exploration and development activities funded by flow-through share arrangements are renounced to investors in accordance with the income tax legislation in Canada. On such renunciation, a deferred tax liability is created and the liability recognized at issuance reversed. The Company recognized the benefit of tax losses to offset the deferred tax liability resulting in an income tax recovery.

p) Recent Pronouncements

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in enterprises' financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) - the fair value option for financial assets and liabilities including in amendment of SFAS 115.

This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November15, 2007, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair value measurements. The Company is currently evaluating the impact of SFAS No. 159 on its consolidated financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (Topic 1N), “Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, “Accounting Changes and Error Corrections.” Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

5. COMPREHENSIVE INCOME (LOSS)

The components of comprehensive loss are as follows:

	For the year ended	For the year ended
	April 30, 2007	April 30, 2006
	$	$

Net loss	(3,703,590)	(1,855,957)
Other comprehensive income (loss) Foreign currency translation	(58,446)	(2,687)

Comprehensive loss	(3,762,036)	(1,858,644)

The foreign currency translation adjustments are not currently adjusted for income taxes as the Company's operating subsidiary is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 4 (g).

6. PREPAID EXPENSES AND OTHER

Included in prepaid expenses and other is an amount of $27,280 (CDN$30,284) (prior year: $22,492 (CDN$25,146)) being Goods & Services tax receivable from the Federal Government of Canada. Included in prepaid expenses and other is a deposit of $189,172 (CDN $210,000) (prior year: $44,723 (CDN $50,000)) with a contractor for start up and demobilization costs for diamond drilling at drill sites to be selected by the Company. Prepaid expense also includes $223,741(CDN$(248,374) being a deposit with a geological company for conducting exploration activities at the Mount Hinton and Marg properties.

7.  EXPLORATION TAX CREDIT RECEIVABLE

The Company has a claim to the Yukon exploration tax credit, since it maintains a permanent establishment in the Yukon and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company's expectation of receiving this credit of $483,258 (CDN$536,465) is based on the history of receiving past credits. The Company will be filing tax returns to claim the 2007 credit of $329,024 (CDN$365,249) and has previously filed for the 2006 credit of $154,234 (CDN$171,216).

8. PROPERTY, PLANT AND EQUIPMENT

	April 30, 2007	April 30, 2006
	$	$

Computer Equipment	23,936	22,322
Furniture and fixtures	36,160	31,382
Capital leases:
Office Equipment	15,566	15,456

Cost	75,662	69,160

Less: Accumulated amortization

Computer Equipment	8,723	5,035
Furniture and fixtures	7,275	984
Capital leases:
Office Equipment	3,113	-
	19,111	6,019

Net	56,551	63,141

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	April 30, 2007	April 30, 2006
	$	$
Accounts payable and accrued liabilities are comprised of the following:

Trade payables	30,150	41,082
Accrued liabilities	229,984	191,200
	260,134	232,282

10. CAPITAL STOCK

a) Authorized

50,000,000 of Common shares, $0.0001 par value

b) Issued

22,883,137 Common shares (16,366,728 in 2006)

c) Changes to Issued Share Capital

Year ended April 30, 2006

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25. Each common share was priced at $0.545 and each full warrant at $0.01. Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007.

On August 23, 2005 the board of directors approved the issuance of 24,336 Units to an arms length investor and 12,168 Units to an officer of the Company at $0.55 per Unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398). Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007.

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (Endeavor) of New York, New York to assist the Company in raising capital. Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month. Either party could cancel the agreement on 30 days notice. The Company issued 150,000 common shares valued at $130,500 to Endeavor.

On August 26, 2005 the board of directors approved the issuance of 490,909 Units at $0.55 per Unit to an arms length accredited shareholder for a total of $270,000. Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following the date that is one year and seven days after the closing. The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000 due on or before October 1, 2005 for the balance of the subscription price. The Promissory note was paid in full by the due date. This arms length shareholder subsequently became a director of the Company on November 2, 2005 and chairman of the Board on July 11, 2006.

On August 29, 2005, the Company completed the sale of 149,867 Units at $0.55 per Unit to a director of the Company for $82,427 (CDN$100,000). Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

10. CAPITAL STOCK-CONT'D

c) Changes to Issued Share Capital (cont'd)

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 Units priced at $0.55 per Unit for a total of $110,000. Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750 plus interest of $910 on conversion of convertible promissory note issued on October 6, 2004. Refer to note 12 (b).

On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000.

On November 9, 2005, the accredited investor converted the promissory note, referred to in Note 12 (c) on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

On December 5, 2005 the board of directors authorized the issuance of 150,000 common shares and 150,000 share purchase warrants in consideration of $100,000 cash and a promissory note for $51,500 due January 15, 2006 which was subsequently paid. Each common share was valued at $1.00 and each warrant at $0.01. Each warrant entitles the warrant holder to purchase one common share at $1.00 on or before December 4, 2006.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares in the amount of $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005. This entire payment of $143,406 was expensed in the consolidated statements of operations.

On December 7, 2005 the accredited investor converted the promissory notes, referred to in Note 12 (d) on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder for the exercise of 10,000 warrants in consideration of $8,772 (CDN $10,000).

On January 11, 2006 the accredited investor converted the promissory notes, referred to in Note 12 (e) on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed the brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $ 18,750. Each Common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008. The agent received $289,579 in commissions as well as 533,133 broker warrants with a fair value of $347,956.

Each warrant entitles them to purchase one common share and one-half share purchase warrant for $0.60 until March 28, 2008. Each full warrant is then exercisable at $0.90.Out of the gross proceeds received from flow-through shares, an amount of $3,750 was credited to Other Liabilities (Refer to Note 17).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

10. CAPITAL STOCK-CONT'D

c)  Changes to Issued Share Capital (cont'd)

On April 11, 2006 a director of the Company exercised the stock option to purchase 10,000 common shares at the option price of $0.55 per share. The Company received the funds in cash and issued 10,000 common shares.

Year ended April 30, 2007

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045).

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,280 (CDN$16,000).

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971).

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667).

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,253 (CDN$16,000).

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).

On July 7, 2006 the Company issued 43,166 common shares in settlement of a property   payment on the Mount Hinton property. The shares represent $53,845 (CDN$60,000) payment and were valued   $1.25 (CDN$1.39) each.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120).

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171).

On August 11, 2006 the Company held in escrow 817,980 restricted shares in total to three consultants for services relating to business promotion and development. These consultants assisted management in the preparation of financial offerings and in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States and Canada. Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares held in escrow were to be released to each consultant in 8 monthly installments of 19,800 common shares commencing November 1, 2006. Out of 475,200 common shares held in escrow, 356,400 common shares were returned to the Company for cancellation. (Refer to Note 12).

On September 7, 2006 the Company issued 24,000 shares to an officer upon exercising 24,000 vested stock options at $0.75 for a total of $18,000.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

10. CAPITAL STOCK-CONT'D

c) Changes to Issued Share Capital (cont'd)

On October 3, 2006, the Company completed a brokered private placement and issued 400,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company paid a finders fee of 6% and reimbursed expenses for 3% of the total consideration. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

On October 3, 2006, the Company completed another brokered private placement and issued 550,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $550,000. The Company paid a finders fee of $33,000 and reimbursed expenses for $18,022 (CDN$20,000). The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

On December 12, 2006 the Company issued 50,000 shares to a former officer upon exercising of 50,000 vested stock options at $0.75 for a total of $37,500.

On December 6, 2006 the board of directors authorized the issuance of 133,334 common shares in the amount of $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $86,805 (CDN$100,000) as per terms of the agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2006. This entire payment of $186,805 was expensed in the consolidated statements of operations.

On December 19, 2006 the Company issued 160,000 common shares to a consultant for services rendered. These services related to the consulting agreement dated March 21, 2006. As per terms of that agreement, the Consultant was to provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement was for a period of twelve months commencing the day of trading of the Company's stock on the Toronto Stock Exchange (April 19, 2006). As per the agreement, the Consultant was to be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and was to receive these shares on a monthly basis. Each party was able to cancel the agreement on 30 days notice. The Company cancelled the agreement as of November 30, 2006 and on December 19, 2006 issued 160,000 common shares as full and final consideration.

On December 19, 2006 the Company issued 200,000 common shares in lieu of sale of 200,000 Flow-Through Special Warrants made to a Canadian accredited investor, for $180,000 (CDN$205,020) on December 30, 2005. Each Flow-Through Special Warrant entitled the Holder to acquire one flow-through common share of the Company at no additional cost.

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,801,610 (CDN$3,264,996). Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company. Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company. Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date. In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders. In the event the Company fails to obtain effectiveness for the final prospectus and the registration statement by February 26, 2007 (60 days from the closing date), each flow-through special warrant will entitle the holder to acquire 1.1 common shares on exercise thereof and each unit special warrant will entitle the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof. The flow-through and unit special warrants will be automatically exercised on the earlier of (i) the third business day after the issuance of a receipt for the final prospectus and the effectiveness of the registration statement, or (ii) the four month anniversary of the closing date of the private placement. On closing, Northern Securities Inc., the lead agent received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options. In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission of $25,862 (CDN$30,000) as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN$32,900) as well as 32,900 unit compensation options. Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at $0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. In the event the Company fails to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date), each flow-through compensation option will entitle the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and each unit compensation option granted to Northern Securities, Inc. will entitle the holder to acquire 1.1 unit compensation warrants on exercise thereof. The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

10. CAPITAL STOCK-CONT'D

c) Changes to Issued Share Capital (cont'd)

On January 11, 2007, the Company issued its obligated 400,000 common shares and an additional 4,000 common shares as penalty, in lieu of sale of 400,000 Special Warrants to a Canadian accredited investor for $404,000 paid on December 15, 2005. Each Special Warrant entitled its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. The Company was obligated to have a registration statement become effective within 181 days of the closing. In the absence of a registration statement being declared effective within 181 days of the closing, the Company issued an additional 4,000 common shares to the Canadian accredited investor at no extra cost as a penalty. The Company expensed an amount of $5,000 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 2,823,049 common shares and an additional 282,309 shares as a penalty, relating to the private placement of 2,823,049 flow-through special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $163,739 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

On April 25, 2007 the Company issued 334,218 common shares and an additional 33,423 shares as a penalty, relating to the private placement of 334,218 unit special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $19,386 to registration rights penalty expense under the head General and Administration and credited this to Additional paid in capital.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

10. CAPITAL STOCK-CONT'D

d) Purchase Warrants

During the year 2005-2006 the following stock warrants were issued:

184,608 stock warrants were issued on August 5, 2005. Each warrant is exercisable for one common share at $1.00 on or before August 5, 2007. These warrants were issued on settlement of a demand promissory note.

12,168 stock warrants were issued to an arms length investor on August 23, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 15, 2007. These warrants were issued in settlement of an accounts payable for services.

6,084 stock warrants were issued to an officer on August 23, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 15, 2007. These warrants were issued in settlement of an accounts payable for services.

245,455 stock warrants were issued to an arms length accredited shareholder on August 26, 2005, who subsequently became a director of the Company and Chairman of the Board. Each warrant is exercisable for one common share at $1.00 per share on or before August 22, 2008. These warrants were issued as part of 490,909 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

74,934 stock warrants were issued to a director of the Company on August 29, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 5, 2007. These warrants were issued as part of 149,867 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

100,000 stock warrants were issued to four accredited investors and one accredited corporation, all residents of Canada on August 31, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 31, 2007. These warrants were issued as part of 200,000 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

12,500 stock warrants were issued on October 14, 2005. Each warrant is exercisable for one common share at $1.25 on or before January 14, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

16,667 stock warrants were issued on October 24, 2005. Each warrant is exercisable for one common share at $1.25 on or before January 24, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

37,500 stock warrants were issued on November 9, 2005. Each warrant is exercisable for one common share at $1.25 on or before February 9, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

150,000 stock warrants were issued on December 5, 2005. Each warrant is exercisable for one common share at $1.00 on or before December 5, 2006. These warrants were issued along with the issue of common shares for cash.

17,001 stock warrants were issued on December 7, 2005. Each warrant is exercisable for one common share at $1.25 on or before March 7, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

32,320 stock warrants were issued on December 15, 2005. Each warrant is exercisable for one common share at $1.00 on or before December 15, 2006. These warrants were issued to the agent for arranging the subscription for 400,000 special warrants.

50,000 stock warrants were issued on January 11, 2006. Each warrant is exercisable for one common share at $ 1.25 on or before April 11, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

10. CAPITAL STOCK-CON'T

d) Purchase Warrants (cont'd)

2,665,669 stock warrants were issued on March 28, 2006. Each warrant is exercisable for one common share at $0.90 on or before March 28, 2008. These warrants were issued as part of 5,331,327 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

533,133 unit purchase warrants were issued on March 28, 2006. Each unit purchase warrant is exercisable for one common share and one-half share purchase warrant for $0.60 on or before March 28, 2008. Each full warrant is then exercisable at $0.90. These unit purchase warrants were issued to the agent or their assignees, for arranging the financing for 5,331,327 common shares units.

During the year 2006-2007 the following stock warrants were issued:

400,000 stock warrants were issued on October 3, 2006. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

550,000 stock warrants were issued on October 3, 2006. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

334,218 stock warrants and an additional 33,423 stock warrants as a penalty were issued on April 25, 2007, relating to the private placement of 334,218 unit special warrants on December 28, 2006 (refer to note 10 above). The penalty warrants were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date.

32,900 unit compensation warrants were issued on April 25, 2007 relating to the Private Placement of December 28, 2006 (refer to note 10 above). Each unit compensation warrant is exercisable for a period of 24 months from the closing date of December 28, 2006 at $0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company which is further exercisable at a price of $0.90 (CDN$1.05) for a period of 24 months from the date of exercise.

23,395 unit compensation warrants and an additional 2,340 unit compensation warrants as a penalty were issued on April 25, 2007 relating to the Private Placement of December 28, 2006 (refer to note 10 above). Each unit compensation warrant is exercisable for a period of 24 months from the closing date of December 28, 2006 at $0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company which is further exercisable at a price of $0.90 (CDN$1.05) for a period of 24 months from the date of exercise.

169,042 flow-through compensation warrants and an additional 16,905 flow-through compensation warrants as a penalty were issued on April 25, 2007 relating to the Private Placement of December 28, 2006 (refer to note 10 above). Each flow-through compensation warrant is exercisable for a period of 24 months from the closing date of December 28, 2006 at a price of $0.90 (CDN$1.05).

28,571 flow-through compensation warrants and an additional 2,858 flow-through compensation warrants as a penalty were issued on April 25, 2007 relating to the Private Placement of December 28, 2006 (refer to note 10 above). Each flow-through compensation warrant is exercisable for a period of 24 months from the closing date of December 28, 2006 at a price of $0.90 (CDN$1.05).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

10. CAPITAL STOCK-CON'T

d) Purchase Warrants (cont'd)

	Number of Warrants Granted	Exercise Prices	Expiry Date
		$
Outstanding at April 30, 2005 and average exercise price	537,231	0.82
Granted in year 2005-2006	150,000	1.00	December 5, 2006
Granted in year 2005-2006	32,320	1.00	December 15, 2006
Granted in year 2005-2006	259,542	1.00	August 5, 2007
Granted in year 2005-2006	18,252	1.00	August 15, 2007
Granted in year 2005-2006	245,455	1.00	August 22, 2007
Granted in year 2005-2006	100,000	1.00	August 31, 2007
Granted in year 2005-2006	12,500	1.25	January 14, 2007
Granted in year 2005-2006	16,667	1.25	January 25, 2007
Granted in year 2005-2006	37,500	1.25	February 9, 2007
Granted in year 2005-2006	17,001	1.25	March 7, 2007
Granted in year 2005-2006	50,000	1.25	April 11, 2007
Granted in year 2005-2006	2,665,669	0.90	March 28, 2007
Granted in year 2005-2006	533,133	0.60	March 28, 2007
Exercised in year 2005-2006	(24,000)	(0.82)
Expired in year 2005-2006
Cancelled in year 2005-2006
Outstanding at April 30, 2006 and average exercise price	4,651,270	0.88
Granted in year 2006-2007	950,000	1.50	October 4, 2008
Granted in year 2006-2007	367,641	0.90	December 28, 2008
Granted in year 2006-2007	276,011	0.81	December 28, 2008
Exercised in year 2006-2007	(306,773)	(0.89)
Exercised in year 2006-2007	(107,787)	(0.90)
Exercised in year 2006-2007	(61,171)	(0.88)
Expired in year 2006-2007	(171,168)	(1.25)
Expired in year 2006-2007	(186,320)	(1.00)
Cancelled	-
Outstanding at April 30, 2007 and average exercise price	5,411,703	$0.97

The warrants do not confer upon the holders any rights or interest as a shareholder of the Company.

11. SUBSCRIPTION FOR WARRANTS

(a)
On December 15, 2005 the Company completed the sale of 400,000 Special Warrants using the services of an agent at a subscription price of $1.01 per Warrant to a Canadian accredited investor for $404,000. Each Special Warrant entitled its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. Each share purchase warrant entitled the holder to purchase one common share in the capital of the Company at a price of $1.00 per warrant share for a period of one year following the closing date. The agent received $32,320 in commission as well as 32,320 warrants. Each warrant was exercisable for one common share at $ 1.00 until December 15, 2006 with a fair value of $9,995. The Company was obligated to have a registration statement become effective within 181 days of the closing. In the absence of a registration statement being declared effective within 181 days of the closing, the Company, effective June 15, 2006 was obligated to issue an additional 4,000 common shares and 4,000 warrants to the accredited investor at no extra cost as a penalty. The Company issued 404,000 common shares on January 11, 2007 (see Note 10).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

11. SUBSCRIPTION FOR WARRANTS-CONT'D

(b)
On December 30, 2005 the Company completed the sale of 200,000 Flow-Through Special Warrants (“Special Warrants”) to a Canadian accredited investor, for gross proceeds of $180,000 (CDN$205,020). Each Special Warrant entitled the Holder to acquire one flow-through common share of the Company (“Flow-Through Shares”) at no additional cost. The Company issued 200,000 common shares on December 19, 2006. (Refer to Note 10 (c))

(c)
On December 28, 2006 the Company completed the sale of 2,823,049 Flow-Through Special Warrants (“Special Warrants”) using the services of an agent at a subscription price of $0.90 (CDN$1.05) per Special Warrant for gross proceeds of $2,543,505 (CDN$2,964,201). On April 25, 2007 the Company issued 2,823,049 common shares and an additional 282,309 shares as a penalty, relating to the private placement of 2,823,049 flow-through special warrants (refer to Note 10 (c)).

The term “Flow-Through Shares” is significant for tax purposes in Canada because it enables the issuer to allocate certain exploration tax credit to the holders of such shares. As all Canadian Exploration expenses are incurred by the Company's 100% owned Canadian subsidiary, which conducts mining explorations in the Yukon Territory of Canada, for Canadian tax purposes, a similar Flow-Through subscription agreement was executed between the Company and its 100% Canadian subsidiary. The effective date of renunciation for Canadian Exploration expenses was December 31, 2006, which as per Canadian tax regulations requires the Canadian subsidiary to incur eligible Canadian exploration expenses for the entire subscription amount of $2,543,505 (CDN$2,964,201) on or before December 31, 2007. The Company has renounced such eligible expenses to the Canadian accredited investors. Proceeds received from such warrants were allocated by the Company between the offering for shares and the sale of tax benefits. The amount of $366,996 attributable to the sale of taxable benefits was credited to Other Liabilities. On renunciation of eligible exploration expenses in January of 2007, this Liability was reversed and included in income under Income tax recovery.

(d)
On December 28, 2006 the Company completed the sale of 334,218 Unit Special Warrants using the services of an agent at a subscription price of $0.77 (CDN$0.90) per Unit Special Warrant for gross proceeds of $258,105 (CDN$300,796). On April 25, 2007 the Company issued 334,218 common shares and an additional 33,423 shares as a penalty, relating to the private placement of 334,218 unit special warrants (Refer to Note 10).

12. STOCK BASED COMPENSATION

Per SEC Staff Accounting Bulletin 107, Topic 14.F, “Classification of Compensation Expense Associated with Share-Based Payment Arrangements” stock based compensation expense is being presented in the same lines as cash compensation paid.

The Company adopted a new Stock Option Plan at its shareholders meeting on January 19, 2007 (the “2006 Stock Option Plan”). The 2006 Stock Option Plan will be administered by the board of directors of the Company or, in the board of directors' discretion, by a committee appointed by the board of directors for that purpose. The TSX approved the 2006 Stock Option plan on March 9, 2007.

Subject to the provisions of the 2006 Stock Option Plan, the aggregate number of shares which may be issued under the 2006 Stock Option Plan shall not exceed 2,000,000 shares ("Total Shares"). Any Stock Option granted under the 2006 Stock Option Plan which has been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan, effectively resulting in a re-loading of the number of shares available for grant under the 2006 Stock Option Plan. Any shares subject to an option granted under the 2006 Stock Option Plan which for any reason is surrendered, cancelled or terminated or expires without having been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

12. STOCK BASED COMPENSATION-CONT'D

Under the 2006 Stock Option Plan, at no time shall: (i) the number of shares reserved for issuance pursuant to Stock Options granted to any one optionee exceed 10% of the Total Shares; (ii) the number of shares, together with all security based compensation arrangements of the Company in effect, reserved for issuance pursuant to Stock Options granted to any "insiders" (as that term is defined under the Securities Act (Ontario)) exceed 10% of the total number of issued and outstanding shares. In addition, the number of shares issued to insiders pursuant to the exercise of Stock Options, within any one year period, together with all security based compensation arrangements of the Company in effect, shall not exceed 10% of the total number of issued and outstanding shares.

The purchase price (the “Price”) per share under each Stock Option shall be determined by the board of directors or a committee, as applicable. The Price shall not be lower than the closing market price on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the trading day immediately preceding the date of grant, or if not so traded, the average between the closing bid and asked prices thereof as reported for the trading day immediately preceding the date of the grant; provided that if the shares have not traded on the TSX or another stock exchange for an extended period of time, the “market price” will be the fair market value of the shares at the time of grant, as determined by the board of directors or committee. The board of directors or committee may determine that the Price may escalate at a specified rate dependent upon the date on which an option may be exercised by the Eligible Participant.

Options shall not be granted for a term exceeding ten years (or such shorter or longer period as is permitted by the TSX) (the “Option Period”).

Year 2005-2006.

On June 28, 2005 the board of directors granted options to its two new directors to acquire 250,000 shares each, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $0.55 per share based on the closing share price on July 5, 2005. On January 19, 2007, the Company held an annual and special meeting of shareholders whereby the shareholders approved a resolution extending the expiry dates of these outstanding stock options from June 28, 2007 to June 28, 2010.

On September 26, 2005 the board of directors with agreement with a Consultant, reduced the number of options granted to the consultant from 75,000 to 20,000. The exercise price was set at $0.58 per share based on the closing price on August 16, 2005 and the options vested immediately and expire on April 15, 2008.

On December 13, 2005 the board of directors granted options to its two new directors to acquire 250,000 shares each, to one officer to acquire 250,000 shares, to one officer to acquire 200,000 shares and to one officer to acquire 76,000 shares. The exercise price for all 1,026,000 options was set at $1.19 per share based on the closing share price on December 13, 2005. These options vest at the rate of 1/24 per month for a term of two (2) years. On January 19, 2007, the Company held an annual and special meeting of shareholders whereby the shareholders approved a resolution extending the expiry dates of these outstanding stock options from December 13, 2007 to December 13, 2010.

On January 17, 2006 the board of directors granted options to a consultant to acquire 88,000 shares, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $1.19 per share based on the closing price on December 13, 2005. . On January 19, 2007, the Company held an annual and special meeting of shareholders whereby the shareholders approved a resolution extending the expiry dates of these outstanding stock options from December 13, 2007 to December 13, 2010.

On January 20, 2006 the board of directors granted options to an officer and director to acquire 150,000 shares, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $0.85 per share based on closing price on January 20 2006. On January 19, 2007, the Company held an annual and special meeting of shareholders whereby the shareholders approved a resolution extending the expiry dates of these outstanding stock options from January 20, 2008 to January 20, 2011.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

12. STOCK BASED COMPENSATION-CONT'D

Year 2006-2007.

On January 19, 2007, the shareholders of the Company approved, subject to regulatory approval, the extension of 2,064,000 options held by all current officers, directors, consultants and employees in the 2003 Stock Option Plan and the adding of an additional 2,000,000 common shares of stock to the 2006 Stock Option Plan. The TSX approved the 2006 Stock Option plan on March 9, 2007.

On March 20, 2007 the board of directors granted options to an officer and director to acquire 250,000 shares, to vest at the rate of 1/24 per month and can be exercised over a period of five (5) years. The exercise price was set at $0.43 (CDN $ 0.50) per share. These options were granted under the Company's 2006 stock option plan.

On March 28, 2007 the board of directors granted options to a consultant to acquire 150,000 shares, to vest at the rate of 1/12 per month and can be exercised over a period of five (5) years. The exercise price was set at $0.41 (CDN $ 0.47) per share. These options were granted under the Company's 2006 stock option plan.

The Company has adopted SFAS123 (Revised) commencing May 1, 2005.

For this year ended April 30, 2007, the Company has recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

	13-Dec	17-Jan	20-Jan	19-Jan	20-Mar	28-Mar
	2005	2006	2006	2007	2007	2007	Total
Risk free rate	3.25%	3.25%	3.25%	4.50%	4.50%	4.50%
Volatility factor	87.72%	93.47%	90.83%	45.19%	57.48%	98.67%
Expected dividends	nil	nil	nil	nil	nil	nil
Stock-based compensation cost expensed during the year ended April 30, 2007	$210,663	$11,294	$22,585	$199,211	$3,060	$4,460	$451,273
Unexpended Stock -based compensation cost deferred over the vesting period	nil	nil	nil	$171,830	$50,122	$43,423	$265,375

As of April 30, 2007 there was $265,375 of unrecognized expenses related to non-vested stock-based compensation arrangements granted. The stock-based compensation expense for the years ended April 30, 2007 and April 30, 2006 was $451,273 and $225,246 respectively.

The following table summarizes the options outstanding as at April 30:

	Option Price	Number of shares
Expiry Date	Per Share	2007	2006
December 15, 2009	0.75	250,000	1,100,000
January 5, 2010	0.75	60,000	84,000
June 28, 2010	0.55	490,000	490,000
April 15, 2008	0.58	20,000	20,000
December 13, 2010	1.19	1,026,000	1,026,000
December 13, 2010	1.19	88,000	88,000
January 20, 2011	0.85	150,000	150,000
March 20, 2012	0.43	*250,000
March 28, 2012	0.41	**150,000
		2,484,000	2,958,000
Weighted average exercise price at end of year		0.86	0.89

* These options were granted at CDN $0.50 (US $0.43 on date of grant)
** These options were granted at CDN $0.47 (US $0.41 on date of grant)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

12. STOCK BASED COMPENSATION-CONT'D

	Number of Shares
	2006-2007	2005-2006
Outstanding, beginning of year	2,958,000	1,834,000
Granted	400,000	1,784,000
Expired	(800,000)	-
Exercised	(74,000)	(10,000)
Forfeited		-
Cancelled		(650,000)
Outstanding, end of year	2,484,000	2,958,000
Exerciseable, end of year	1,625,786	1,269,450

13. RESTRICTED CASH

Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds. The flow-through funds which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents. As of April 30, 2007, unexpended flow-through funds were $2,266,602 (CDN $2,516,155).

14. RESTRICTED DEPOSITS

The Company has a term deposit of $17,889 (CDN$20,000) with a Canadian financial institution which earns interest at 2.5% per annum with maturity on April 26, 2007. This deposit has been assigned to the financial institution to enable the financial institution to issue an Irrevocable Letter of Credit to The First Nation of NaCho Nyak Dun (“NND”) which exercises certain powers over land use and environment protection within the Yukon Territory of Canada. The Company required access to move heavy equipment over the land controlled by NND and therefore posted this security bond so that if the Company fails to comply with reclamation requirements, then the security bond will be available to NND to complete the work or may form part of the compensation package. The term deposit was returned to the Company in May 2007 since the letter of credit expired.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

15. OTHER LIABILITY

Year ended April 30, 2006

On March 28, 2006 the Company completed a brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $18,750. The proceeds raised were allocated between the offering of shares and the sale of tax benefits. The amount of $3,750 attributable to the sale of taxable benefits was credited to Other Liabilities. On renunciation of eligible exploration expenses in January of 2007, this Liability was reversed and included in income under Income tax recovery.

Year ended April 30, 2007

On December 28, 2006, the Company completed a brokered private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) Proceeds received from such warrants were allocated by the Company between the offering for shares and the sale of tax benefits. The amount of $366,996 attributable to the sale of taxable benefits was credited to Other Liabilities. On renunciation of eligible exploration expenses in January of 2007, this Liability was reversed and included in income under Income tax recovery.

16. COMMITMENTS AND CONTINGENCIES

(a) Mount Hinton Property Mining Claims

On July 7, 2002 Yukon Gold Corp. (“YGC”) entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the “Hinton Option Agreement”) dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.
The schedule of Property Payments and Work Programs are as follows:

PROPERTY PAYMENTS

On execution of the July 7, 2002 Agreement	$ 19,693 (CDN$ 25,000) Paid
On July 7, 2003	$ 59,078 (CDN$ 75,000) Paid
On July 7, 2004	$118,157 (CDN$ 150,000) Paid
On January 2, 2006	$125,313 (CDN$ 150,000) Paid
On July 7, 2006	$134,512 (CDN$ 150,000) Paid
On July 7, 2007	$135,123 (CDN$ 150,000) Paid Subsequently
On July 7, 2008	$135,123 (CDN$ 150,000)
TOTAL	$726,999 (CDN $850,000)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

16. COMMITMENTS AND CONTINGENCIES (CONT'D)

WORK PROGRAM-expenditures to be incurred in the following periods;

July 7/02 to July 6/03	$ 118,157 (CDN$ 150,000) Incurred
July 7/03 to July 6/04	$ 196,928 (CDN$ 250,000) Incurred
July 7/04 to July 6/05	$ 256,006 (CDN$ 325,000) Incurred
July 7/05 to Dec. 31/06	$ 667,795 (CDN$ 750,000) Amended
Jan. 1/07 to Dec. 31/07	$ 900,820 (CDN$ 1,000,000)
Jan. 1/08 to Dec. 31/08	$1,126,025 (CDN$ 1,250,000)
Jan. 1/09 to Dec. 31/09	$1,351,230 (CDN$ 1,500,000)

TOTAL	$4,616,961(CDN $5,225,000)

By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site. As a result, the Company is now allowed to defer the expenditure of approximately $212,074 (CDN$235,423) until December 31, 2007. All other Property Payments and Work Program expenditures due have been made and incurred.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

25% interest upon Work Program expenditures of $1,351,230 (CDN$1,500,000)

50% interest upon Work Program expenditures of $2,252,049 (CDN$2,500,000)

75% interest upon Work Program expenditures of $4,616,961 (CDN$5,225,000)

YGC has subsequent to the year end attained a 25% interest. In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, “incurred” as follows: “Costs shall be deemed to have been “incurred” when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur.” Consequently, the term, “incurred” includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006. This provision was met on May 15, 2006.

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,616,961 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,504,099 (CDN$5,000,000).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

16. COMMITMENTS AND CONTINGENCIES (CONT'D)

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% “net smelter return royalty.” In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The “net smelter return royalty” is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

The Hinton Option Agreement provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market, once the Company has obtained a listing on a Canadian stock exchange. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. The payment due on July 7, 2006 was made in accordance with this provision.

The Hinton Syndicate Agreement pertains to an “area of interest” which includes the area within ten kilometers of the outermost boundaries of the 273 mineral claims, which constitute our mineral properties. Either party to the Hinton Syndicate Agreement may stake claims outside the 273 mineral claims, but each must notify the other party if such new claims are within the “area of interest.” The non-staking party may then elect to have the new claims included within the Hinton Syndicate Agreement. As of December 11, 2006, there were an additional 24 claims staked, known as the “Gram Claims” which became subject to the Hinton Syndicate Agreement.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project totaling $1,279,164 (CDN$1,420,000) for the 2007 Work Program. The Company has approximately $67,561(CDN$75,000) on deposit left over from the 2006 cash call schedule.

b) The Marg Property

In March 2005, the Company acquired rights to purchase 100% of the Marg Property, which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement (“Agreement”) with Atna Resources Ltd. (“Atna”). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005; $86,805 (CDN$100,000) cash and an additional 133,334 common shares of the Company on December 12, 2006.

The Company has agreed to make subsequent payments under the Agreement of: (i) $90,082 (CDN$100,000) cash on or before December 12, 2007; and (ii) $180,164 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $900,820 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Marg project totaling $2,864,607 (CDN$3,180,000) for the 2007 Work Program. The Company had approximately $495,451(CDN$550,000) on deposit left over from the 2006 cash call schedule.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

16. COMMITMENTS AND CONTINGENCIES (CONT'D)

c)
The Company entered into flow-through share subscription agreements during the year ended April 30, 2007 whereby it is committed to incur on or before December 31, 2007, a total of $2,543,505 (CDN$2,964,200) of qualifying Canadian Exploration expenses as described in the Income Tax Act of Canada. As of April 30, 2007 an expenditure of $133,363 (CDN$148,046) has been incurred and $2,536,842 (CDN$2,816,154) has not yet been spent. Commencing March 1, 2007 the Company is liable to pay a tax of approximately 5% per annum, calculated monthly on the unspent portion of the commitment.

d)
The Company relocated its corporate office and entered into a five year lease which was executed on March 27, 2006. The lease commenced July 1, 2006. Minimum lease commitments under the lease are as follows:

Years ending April 30,	Minimum lease commitment
2008	$43,010 (CDN $47,756)
2009	$43,131 (CDN $47,880)
2010	$44,807 (CDN $49,740)
2011	$45,142 (CDN $50,112)
2012	$ 7,525 (CDN $ 8,353)

e)
The Company entered into a one year consulting agreement with a consultant on December 28, 2006 commencing January 1, 2007. As per terms of the agreement, the consultant was to provide consulting services which included market awareness, financial and strategic advice. The Company is to compensate the consultant a fee which equals to a total of 500,000 restrictive shares over a period of twelve months with shares to be delivered on a monthly basis. The Company has accrued the cost in the statements, although in the opinion of the Company, it is not obligated to issue stock as the consultant is in breach of the contract due to non performance of the agreed services. The Company is discussing the contractual terms with the consultant.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

17. OBLIGATION UNDER CAPITAL LEASE

The following is a summary of future minimum lease payments under the capital lease, together with the balance of the obligation under the lease:

Years ending April 30,	2007
2008	$3,222	(CDN$ 3,576)
2009	$3,222	(CDN$ 3,576)
2010	$3,222	(CDN$ 3,576)
2011	$3,222	(CDN$ 3,576)
2012	$806	(CDN$ 894)
Total minimum lease payments	$13,694	(CDN$15,198)
Less: Deferred Interest	$1,745	(CDN$ 1,937)
	$11,949	(CDN$13,261)
Current Portion	$2,812	(CDN$ 3,121)
Long-Term Portion	$9,137	(CDN$10,140)

18. RELATED PARTY TRANSACTIONS

2005-2006

The Company and its subsidiary expensed a total of $14,755 (CDN $17,500) in consulting fees to a Company Director, and $49,547 (CDN $57,170) to two of it's officers. The Company issued 24,336 common share units @ $0.55 per unit in settlement of prior year accounts payable of $13,385 to a Director and also issued 12,168 common share units @ $0.55 per unit in settlement of a prior year accounts payable for the services rendered by an individual as president.

The directors participated in private placements during the year as follows:
One director subscribed for 490,909 common share units @ $0.55 per unit
One director subscribed for 149,867 common share units @ $0.55 per unit.

2006-2007

The Company and its subsidiary expensed a total of $208,855 in consulting fees to three Company Directors, and $94,504 to two of its officers.

The Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).

The directors & officers exercised stock options during the year as follows:
One former director exercised 50,000 stock options at $0.75 per common share.
One officer exercised 24,000 stock options at $0.75 per common share.

19.  INCOME TAXES

The Company has certain non-capital losses of approximately $6,085,000 available, which can be applied against future taxable income and which expires between 2010 and 2027. The Company did not record any deferred tax asset as the losses are fully offset by a valuation allowance.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2007 and April 30, 2006
(Amounts expressed in US Dollars)

20. SUBSEQUENT EVENTS

a) Subsequent issue of common shares:

On July 7, 2007 the Company issued 136,364 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $54,049 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.40 (CDN$0.44) each.

b) Commitment to the proposed work program for Mount Hinton Property:

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project totaling $1,279,164 (CDN$1,420,000) for the 2007 Work Program. The Company had approximately $67,561(CDN $75,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $180,164 (CDN$200,000), on June 15, 2007 the Company paid $202,684 (CDN$225,000), being two of the four cash call payments. The third payment of $540,492 (CDN$600,000) is due on July 31, 2007 and the fourth payment of $288,262 (CDN$320,000) is due on August 15, 2007.

c) Commitment to the proposed work program for the Marg Property:

On April 2, 2007 the Company accepted a proposed work program, budget and cash call schedule for the Marg project totaling $2,864,607 (CDN$3,180,000) for the 2007 Work Program. The Company had approximately $495,451(CDN $550,000) on deposit left over from the 2006 cash call schedule. On May 15, 2007 the Company paid $675,615 (CDN$750,000), on June 15, 2007 the Company paid $675,615 (CDN$750,000), and on July 15, 2007 the Company paid $675,615 (CDN$750,000) being three of the four cash call payments. The fourth payment of $342,311 (CDN$380,000) is due on August 15, 2007.

d) Subscription for shares

The Company entered into a subscription agreement dated as of April 3, 2007 (the “Agreement”) with Industrial Minerals, Inc. (“Industrial Minerals”) to acquire (i) 5,000,000 common shares of Industrial Minerals at a price of $0.05 per share and (ii) a Warrant entitling the holder: (a) to purchase 5,000,000 common shares of Industrial Minerals at a purchase price of $0.05 per share (the “option price”) or, at the option of the holder, (b) to surrender the Warrant for a number of common shares to be determined by application of a formula which would result in a larger number of shares issued to the holder if the market price of the common stock is less than the option price at the time of exercise. The Warrant expires on April 3, 2008. The total subscription price paid by the Company was $250,000. The Company entered into the Agreement as of May 14, 2007. The shares of Industrial Minerals are “restricted” shares and may not be readily re-sold by the Company. The common stock of Industrial Minerals is quoted on the Over-the-Counter Bulletin Board under the symbol, “IDSM.”

e) Agreement for private placement (8-K filed with the SEC on June 27, 2007)

On June 15, 2007 the Company entered into an agreement (the “Northern Agreement”) with Northern Securities Inc. (“Northern”), in connection with the private placement (the “Private Placement”) of CDN$500,000 of units (“Units”) and CDN$1,500,000 of flow-through common shares. Each Unit will consist of one common share and one half common share purchase warrant. The closing of the Private Placement is expected to occur in July of 2007. The offering has received the approval of the Toronto Stock Exchange. The Company will not offer any of the securities described herein to U.S. persons. This 8-K does not constitute an offer for sale of securities in the United States.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Yukon Gold to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative.  The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  Yukon Gold may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Yukon Gold would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Yukon Gold in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Yukon Gold and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Yukon Gold nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Yukon Gold pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The Company currently has directors and officers insurance in the amount of $5 million.

EXHIBITS INDEX

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

3.1	Certificate of Incorporation (previously filed)
3.2	By Laws (previously filed)
3.3	Certificate of Incorporation (previously filed)
3.4

Certificate of Amendment of the Certificate of Incorporation of the Company dated August 3, 2000, filed on August 4, 2000 with the Delaware Secretary of State, which changed the name of the Company to "Optima 2000, Inc." (previously filed)

3.5

Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28, 2000, filed on August 29, 2000, which changed the name of the Company to "Optima International, Inc." (previously filed)

3.6

Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28,2000, filed with the Delaware Secretary of State on September 27, 2000, which changed the name of the Company to "Optima Global Corporation" (previously filed)

3.7	Certificate of Merger dated February 2, 2001 and filed with the Delaware Secretary of State on February 5, 2001, in which the Company is the surviving corporation (previously filed)

-I-

3.8	Certificate of Amendment of the Certificate of Incorporation of the Company dated November
20, 2002, filed with the Delaware Secretary of State on November 27, 2002, changing the name of the Company to "Take-4, Inc." (previously filed)
3.9	Certificate of Amendment of the Certificate of Incorporation of the Company dated October 27,
2003, filed with the Delaware Secretary of State on October 29, 2003, changing the name of the
Company to "Yukon Gold Corporation, Inc." (previously filed)
3.10	Certificate of Amendment of the Certificate of Incorporation of the Company dated March 18,
2008, changing the name of the capitalization of the Company
4.1	Instrument Defining Rights of Holders [pages from the By-Laws of Yukon Gold] (previously filed)
5.1	Legal Opinion dated March 11, 2004 of Kavinoky & Cook, LLP (previously filed)
5.2	Legal Opinion dated May 20, 2004 of Kavinoky & Cook, LLP (previously filed)
5.3	Legal Opinion dated July 7, 2004 of Kavinoky & Cook, LLP (previously filed)
5.4	Legal Opinion dated August 30, 2006 of Kavinoky Cook LLP (previously filed)
5.5	Legal Opinion dated October 30, 2006 of Kavinoky Cook LLP (previously filed)
5.6	Legal Opinion dated February 2, 2007 of Kavinoky Cook LLP (previously filed)
5.7	Legal Opinion dated February 26, 2008 of Kavinoky Cook LLP (previously filed)
5.8	Legal Opinion dated May 22, 2008 of Kavinoky Cook LLP
10.1	Share Purchase Agreement re: 3,000,000 Shares of Yukon Gold Corp. (previously filed)
10.2	Assignment of Subscription Agreements (previously filed)
10.3	Consulting Services Agreement (previously filed)
10.4	Stock Option Plan (previously filed)
10.5	Hinton Option Agreement (previously filed)
10.6	Hinton Option Agreement with conformed signatures (previously filed)
10.7	Form of Warrant issued to David J. Rittmueller (previously filed)
10.8	Loan and Subscription Agreement with David J. Rittmueller (previously filed)
10.9	Loan Agreement and Promissory Note issued to Stafford Kelley (previously filed)
10.10	Loan Agreement and Promissory Note issued to J.L. Guerra, Jr. (previously filed)
10.11	List of Subsidiaries (previously filed)
10.12	Letter Agreement with Hinton Syndicate dated August 17, 2006 (previously filed)
10.13	Agency Agreement dated December 28, 2006 between the Company and Northern Securities Inc.(previously filed)
10.14	Form of Subscription Agreement for subscriptions closed on December 28, 2006(previously filed)
10.15	Form of Flow-through Special Warrant issued on December 28, 2006(previously filed)
10.16	Form of Unit Special warrant issued on December 28, 2006(previously filed)
10.17	Form of Compensation Flow-through Option issued on December 28, 2006(previously filed)
10.18	Form of Compensation Unit Option issued on December 28, 2006(previously filed)
10.19	2006 Stock Option Plan approved by shareholders on January 19, 2007(previously filed)
23.1	Consent of Rotenberg & Co. LLP dated February 24, 2004 (previously filed)
23.2	Consent of Rotenberg & Co. LLP dated May 13, 2004 (previously filed)
23.3	Consent of Schwartz Levitsky Feldman llp dated March 10, 2004 (previously filed)
23.4	Consent of Schwartz Levitsky Feldman llp dated May 18, 2004 (previously filed)
23.5	Consent of Archer, Cathro & Associates (1981) Ltd. dated February 27, 2004 (previously filed)
23.6	Consent of Archer, Cathro & Associates (1981) Ltd. to the reference of their firm as "experts"
dated May 14, 2004 (previously filed)
23.7	Consent of Junior Mine Services Ltd. to the reference of their firm as "experts" dated May 14, 2004 (previously filed)
23.8	Letter Re: Change of Auditors from Rotenberg & Co. LLP (previously filed)
23.9	Consent of Schwartz Levitsky Feldman llp dated June 29, 2004 (previously filed)
23.10	Revised Consulting Services Agreement (previously filed)
23.11	Consent of Schwartz Levitsky Feldman llp dated July 23, 2004 (previously filed)
23.12	Consent of Schwartz Levitsky Feldman llp dated September 7, 2004 (previously filed)
23.13	Consent of Schwartz Levitsky Feldman llp dated October 6, 2004 (previously filed)

-II-

23.14	Letter of Hinton Syndicate dated September 24, 2004 regarding satisfaction of exploration expenses and option payments (previously filed)
23.15	Consent of Schwartz Levitsky Feldman llp dated November 11, 2004 (previously filed)
23.16	Consent of Schwartz Levitsky Feldman llp dated August 30, 2006 (previously filed)
23.17	Consent of Schwartz Levitsky Feldman llp dated November 1, 2006 (previously filed)
23.18	Consent of Schwartz Levitsky Feldman llp dated February 9, 2007 (previously filed)
23.19	Consent of Kavinoky Cook LLP dated February 26, 2008 (previously filed)
23.20	Consent of Schwartz Levitsky Feldman llp dated February 28, 2008 (previously filed)
23.21	Consent of Kavinoky Cook LLP (included in Exhibit 5.8)
23.22	Consent of Schwartz Levitsky Feldman llp dated May 20, 2008
99.2	Map of the Location of the Mount Hinton Property (previously filed)

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by Yukon Gold in connect with the registration of the securities being offered by the selling shareholders.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this registration.  Selling security holders will not pay any part of these expenses.

SEC Registration Fee	$ 426.08
Legal Fees and Expenses*	$ 10,000
Accounting Fees and Expenses*	$ 3,000
Printing	$ 5,000
Miscellaneous*	$ 1,000
TOTAL*	$ 19,179

RECENT SALE OF UNREGISTERED SECURITIES

On August 16, 2007, the Company completed the first tranche of a private placement (the “Financing”) with Northern Securities Inc. (“Northern”), acting as agent. The Financing was comprised of the sale of 1,916,666 units (the “Units”) at $0.42 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of  $802,101  (CDN$862,499.70) and the sale of 543,615 flow-through units (the “Flow-Through Units”) at $0.49 (CDN$0.52) per Flow-Through Unit (the “Flow-Through Unit Issue Price”) for gross proceeds of  $262,884 (CDN$282,679.80), raising aggregate gross proceeds of approximately $ 1,064,985(CDN$1,145,180).  Each Unit consisted of one non-flow through common share ("Common Share") and one half of one Common Share purchase warrant (each whole warrant, a "Warrant").  Each Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.60 (CDN$0.60) per share.  Each Flow-Through Unit consisted of one flow-through common share and one half of one Common Share purchase warrant (each whole warrant, an "FT Warrant").  Each FT Warrant is exercisable into one Common Share until August 16, 2009 at an exercise price of $0.70 (CDN$0.70) per share.  Yukon Gold paid Northern a commission equal to 8% of the aggregate gross proceeds of the first tranche of the Financing and issued 153,333 “Unit Compensation Options” and 43,489 “FT Unit Compensation Options”.  Each Unit Compensation Option is exercisable into one Unit at the Unit Issue Price until August 16, 2009.  Each FT Unit Compensation Option is exercisable into one Common Share and one half of one FT Warrant at the Flow-Through Unit Issue Price until August 16, 2009.  Yukon Gold also granted Northern an option (the "Over-Allotment Option") exercisable until October 15, 2007 to offer for sale up to an additional $468,691 (CDN$500,000) of Units and/or Flow-Through Units on the same terms and conditions.  The Company paid a $70,304 (CDN$75,000) due diligence fee to Northern at closing and reimbursed Northern for its expenses of $18,600 (CDN$20,000).

-III-

On November 16, 2007 the Company completed the second part of a private placement (the “Second Financing”) with Northern acting as agent.  The Second Financing was comprised of the sale of 2,438,888 units (the “Units”) at $0.46 (CDN$0.45) per Unit (the “Unit Issue Price”) for gross proceeds of $1,127,028 (CDN$1,097,500) and the sale of 1,071,770 flow through units (the “Flow-Through Units”) at $0.53 (CDN$0.52) per Flow-Through Unit for gross proceeds of $572,315 (CDN$557,320). The proceeds raised were allocated between the offering of shares and the sale of tax benefits.  A liability of $77,043 was recognized for the sale of taxable benefits, which was reversed and credited to income when the Company renounced resource expenditure deduction to the investors.

The foregoing placements were undertaken pursuant to an exemption offered by Regulation S promulgated under the Securities Act of 1933, as amended.

On July 7, 2007 the Company issued 136,364 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $57,252 (CDN$60,000) which is 40% of the contracted payment and were valued at $0.42 (CDN$0.44) each. The foregoing placements were undertaken pursuant to an exemption offered by Regulation S promulgated under the Securities Act of 1933, as amended.

On April 25, 2007 the Company issued 2,823,049 common shares and an additional 282,309 shares as a penalty, relating to the private placement of 2,823,049 flow-through special warrants on December 28, 2006 (refer to note below). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $163,739 to registration rights penalty expense under the heading General and Administration and credited this to Additional Paid in Capital. The foregoing placements were undertaken pursuant to an exemption offered by Regulation S promulgated under the Securities Act of 1933, as amended.

On April 25, 2007 the Company issued 334,218 common shares and an additional 33,423 shares as a penalty, relating to the private placement of 334,218 unit special warrants on December 28, 2006 (refer to note above). The penalty shares were issued as the Company failed to obtain receipts for the final prospectus or effectiveness of the registration statement by February 26, 2007 (60 days from the closing date). The Company expensed an amount of $19,386 to registration rights penalty expense under the heading General Administration and credited this to Additional Paid in Capital. The foregoing placements were undertaken pursuant to an exemption offered by Regulation S promulgated under the Securities Act of 1933, as amended.

On January 11, 2007, the Company issued its obligated 400,000 common shares and an additional 4,000 common shares as penalty, in lieu of sale of 400,000 Special Warrants to a Canadian accredited investor for $404,000 paid on December 15, 2005. Each Special Warrant entitled its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. The Company was obligated to have a registration statement become effective within 181 days of the closing. In the absence of a registration statement being declared effective within 181 days of the closing, the Company issued an additional 4,000 common shares to the Canadian accredited investor at no extra cost as a penalty.  The Company expensed an amount of $5,000 to registration rights penalty expense under the heading General and Administration and credited this to Additional Paid in Capital. The foregoing placements were undertaken pursuant to an exemption offered by Regulation S promulgated under the Securities Act of 1933, as amended.

-IV-

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,814,652 (CDN$3,264,996).  Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company.  Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company.  Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date.  In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders.  In the event the Company fails to obtain effectiveness for the final prospectus and the registration statement by February 26, 2007 (60 days from the closing date), each flow-through special warrant will entitle the holder to acquire 1.1 common shares on exercise thereof and each unit special warrant will entitle the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof.  The flow-through and unit special warrants will be automatically exercised on the earlier of (i) the third business day after the issuance of a receipt for the final prospectus and the effectiveness of the registration statement, or (ii) the four month anniversary of the closing date of the private placement. The Company subsequently declined to file a prospectus in Canada but did file the registration statement in the United States, As result of the Company's decision not to file a prospectus in Canada, primarily because of the costs involved, the Company was obligated to pay the penalty as described herein to the holders of the securities issued in the private placement. On closing, Northern Securities Inc., the lead agent received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options.  In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission granted to Northern Securities, Inc. as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN$32,900) as well as 32,900 unit compensation options.  Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at US$0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of US$0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006.  As a result of the penalty each flow-through compensation option will entitle the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and each unit compensation option granted to Northern Securities, Inc. will entitle the holder to acquire 1.1 unit compensation warrants on exercise thereof.  The Company will use the gross proceeds from the sale of flow-through special warrants for the exploration and development of its properties, located in the Mayo Mining District of the Province of Yukon, Canada. The Company will use the net proceeds from the sale of unit special warrants for general working capital purposes.  The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

On December 12, 2006, a former officer of the Company exercised 50,000 stock options at a price of $0.75 per share for a total of $37,000. The issuance was exempt from registration under the Securities Act pursuant to Regulation S.

On December 6, 2006, the Company issued to Atna Resources Ltd 133,334 common shares in the amount of $100,000 as part of a property payment for the Marg Property as provided in the Marg Acquisition Agreement.  The property payment also included a cash payment in the amount of $ 86,805(CDN$100,000). The entire payment of $186,805 was expensed in the consolidated statements of operations.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

In October of 2006 the Company completed another brokered private placement of 550,000 units for consideration of $550,000.  The units each consisted of (a) one common share of the Company and (b) one 2-year warrant to purchase a common share at a price of $1.50 per share for the first twelve (12) months from the date of closing and thereafter $2.00 per share for the remainder of the two-year term of the warrant.  The purchasers of the units were non-U.S persons and the offering was conducted entirely in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.  Each of the purchasers executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.  A finder's fee of 6% and reimbursement of all expenses (subject to a cap) was paid to Novadan Capital Ltd., a Toronto, Ontario limited market dealer (“Novadan”) in connection with this private placement. On November 27, 2007 the Board of Directors approved the extension of the expiry date of the warrants to October 4, 2009. The issuance was exempt from registration under the Securities Act pursuant to Regulation S.

On September 7, 2006, an officer of the Company exercised 24,000 stock options at a price of $0.75 per share. The issuance was exempt from registration under the Securities Act pursuant to Regulation S.

-V-

In October of 2006, the Company completed another brokered private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant.   The units were priced at $1.00 per unit for a total of $400,000.  The Company paid a finders fee equal to 6% of the gross proceeds and reimbursed expenses for 3% of the total consideration.  The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.  Closing of this placement required Toronto Stock Exchange approval.  Conditional approval was given by the Toronto Stock Exchange on August 29, 2006.  The purchaser of the units was a single accredited investor.  The private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.  On November 27, 2007 the Board of Directors approved the extension of the expiry date of the share warrants to October 4, 2009.

On August 11, 2006 the Company issued 817,980 restricted shares in total to three consultants for services relating to business promotion and development. These consultants assisted management in the preparation of financial offerings and in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States and Canada. Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares were held in escrow to be released to each consultant in 8 monthly installments of 19,800 common shares commencing November 1, 2006. Out of 475,200 common shares held in escrow, the Company received back 356,400 common shares for cancellation.

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment for the Mount Hinton Property.  The shares represented payment of $53,845 (CDN $60,000) and were valued at $1.25 (CDN$1.39) each.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with the Hinton Syndicate and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).  The securities were issued to a Canadian investor pursuant to an exemption under Regulation S.

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (and former officer of the Company) in consideration of $14,253 (CDN$16,000).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Regulation S.

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

-VI-

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director.  The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).  The former officer is an accredited investor and a Canadian citizen.  The issuance was undertaken pursuant to an exemption from registration under Regulation D.  The former officer was an accredited investor pursuant to Rule 501 of Regulation D (both in terms of net worth and as an executive of the Company).

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (a former Canadian director of the Company) in consideration of $14,280 (CDN$16,000).  The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation D.  The holder of the warrant was an accredited investor pursuant to Rule 501 Regulation D (both in terms of net worth and as an executive of the Company).

On April 11, 2006, a Canadian director of the Company exercised his option to purchase 10,000 common shares at the option price of $0.55 per share.  The Company received payment and issued 10,000 common shares.  The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed a private placement through the issuance of 25,000 so-called “flow-through” shares at a price of $0.75 per share for gross proceeds of $ 18,750.  “Flow-through” shares carry certain tax benefits to shareholders who are Canadian tax payers.  The Company must use the proceeds from the placement of “flow-through” securities for exploration and development programs in order to enable the holders of “flow-through” shares to derive the tax benefits in Canada.  Each Common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008.  Novadan (or its permitted assignees) received a commission in connection with this private placement consisting of cash equal to 9% of the proceeds of the private placement in Canada ($289,579.00) and 533,133 broker's warrants equaling 10% of the number of common share units sold.  Each broker warrant entitles Novadan or its permitted assigns to purchase common shares and one-half share purchase warrant for $0.60 until March 28, 2008.  Each full warrant is then exercisable for $0.90.  In addition, Yukon Gold paid all of Novadan's expenses related to the private placement, subject to a cap of $20,000.  The purchasers of 3,873,993 of these units were non-U.S persons pursuant to a private placement in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  Each purchaser in the Canadian private placement executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.  The Purchasers of 1,482,334 of these units were United States citizens, all of whom were accredited investors as that term is used in Regulation D.  The U.S. private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act (“Regulation D”).   As part of the agreement with Novadan in connection with this offering, the Company granted to Novadan a right-of-first refusal to act as underwriter or best-efforts placement agent in connection with any subsequent public or private offering by the Company within eighteen months of the closing.  In addition, Yukon Gold entered into a Consulting Agreement with Novadan for ongoing financial and strategic advice.  As compensation under the Consulting Agreement, Yukon Gold will issue to Novadan 240,000 shares of its common stock, such shares to be issued in equal installments over the twelve-month period of the Consulting Agreement.  This Consulting Agreement was terminated as of October 23, 2006.  On December 19, 2006 the Company issued 160,000 shares to Novadan.  On November 27, 2007 the Board of Directors approved the extension of the expiry dates of the warrants issued in connection with this financing from March 28, 2008 to March 28, 2009.

-VII-

On January 11, 2006 a holder converted promissory notes of the Company on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes.  The expiry date of the warrants was extended to 15 months after the conversion date.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 30, 2005, Yukon Gold completed a private placement of 200,000 flow-through special warrants to a single investor in Canada for consideration of $180,000 (CDN$205,000).  Each such flow-through special warrant entitles the holder to acquire one “flow-through” common share of the Company for no additional consideration.  So-called “flow-through” shares carry certain tax benefit to Canadian holders.  On December 19, 2006, the Company issued 200,000 common shares.  The purchaser of the flow-through special warrants was a non-U.S person pursuant to a private placement in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 15, 2005, the Company completed the sale of 400,000 special warrants to a single investor in Canada at a purchase price of $1.01 per special warrant for total consideration of $404,000.  Each special warrant entitles the holder to purchase one common share of the Company and one additional common share purchase warrant at no additional cost.  On January 12, 2007 the warrants were exercised and the Company issued 404,000 common shares (which included penalty shares).  The purchaser of the special warrants was a non-U.S person pursuant to a private placement in Canada.  The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 7, 2005 an accredited investor converted promissory notes of the Company on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes.  The expiry date of the warrants was extended to 15 months after the conversion date.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder upon the exercise of 10,000 warrants in consideration of $8,772 (CDN$10,000).  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares valued at $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the Marg Acquisition Agreement.  The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

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On December 5, 2005, the Company completed a private placement of 150,000 common shares and 150,000 warrants to a single accredited investor for consideration of $151,500.  Each common share was priced at $1.00 and each warrant at $0.01.  Each warrant entitles the holder to purchase one common share of the Company at an exercise price of $1.00 for a period of one year from the date of issuance.  This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On November 9, 2005, an accredited investor converted a promissory note on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes.  The expiry date of the warrants was extended to 15 months after the conversion date.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750, plus interest of $910, on conversion of a convertible promissory note issued on October 6, 2004.  The holder of the promissory note was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000.  The holder of the warrants was an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 units priced at $0.55 per unit for a total of $110,000.  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007.  This private placement was undertaken pursuant to an exemption from registration under Regulation S.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On August 29, 2005, the Company completed the sale of 149,867 units at $0.55 per unit to a Canadian director of the Company for $82,427 (CDN$100,000).  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007.  This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.

On August 26, 2005 the board of directors approved the issuance of 490,909 units at $0.55 per unit to J.L. Guerra, Jr., then an arms length accredited shareholder for a total of $270,000.  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following such date.  The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000, due on or before October 1, 2005, for the balance of the subscription price.  The promissory note was paid in full by the due date.  Mr. Guerra subsequently became a director of the Company on November 2, 2005 and then became chairman of the board on July 11, 2006.  Mr. Guerra is an accredited investor.  This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

-IX-

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (“Endeavor”), based in New York, New York to assist the Company in raising capital.  Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month.   Either party could cancel the agreement upon 30 days notice.  The Company issued 150,000 common shares valued at $130,500 to Endeavor.  Endeavor is an accredited investor.  The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 23, 2005 the board of directors approved the issuance of 24,336 units to an arms length investor and 12,168 units to an officer of the Company at $0.55 per unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398).  Each unit consists of one common share and one-half share purchase warrant.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007.  The issuance of these securities was undertaken pursuant to negotiated agreements and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25.  Each common share was priced at $0.545 and each full warrant at $0.01.  Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007.   This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.  The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On March 2, 2005 the Company issued 76,204 common shares on conversion of a convertible promissory note.  The holder of the promissory note was an accredited investor.  The issuance of shares was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On March 1, 2005 the Company issued 133,333 common shares to Atna as a property payment in the amount of $100,000 for the Marg Property.  The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)  Include any additional or changed material information on the plan of distribution; and

(iv)  Remove from registration any of the securities that remain unsold at the end of the offering.

-X-

That, for determining liability under the Securities Act, the Registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification  by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

-XI-

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Canada on May 16, 2008.

YUKON GOLD CORPORATION, INC.

By:        /s/ Ronald K. Mann

Name:  Ronald K. Mann

Title:  Director, President, CEO and Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ Ronald K. Mann	Director, President, Chief Executive	May 16, 2008
Ronald K. Mann	Officer, Principal Executive Officer

/s/ Kenneth Hill
Kenneth Hill	Director	May 16, 2008

/s/ Howard Barth
Howard Barth	Director	May 16, 2008

/s/Jose L. Guerra, Jr.
Jose L. Guerra, Jr.	Director, Chairman of Board	May 16, 2008

/s/Robert E. Van Tassell
Robert E. Van Tassell	Director	May 16, 2008

/s/ G.E. Creber	Director	May 16, 2008
G.E. (Ted) Creber Q.C

/s/ Rakesh Malhotra
Rakesh Malhotra	Chief Financial Officer, Principal	May 16, 2008
Accounting Officer

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